As filed with the Securities and Exchange Commission on December 9, 2019

Registration No. 333-234155

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERIFYME, INC.

(Exact name of registrant as specified in its charter)

Nevada	6794	23-3023677
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Patrick White

Chief Executive Officer

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alexander R. McClean, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 (585) 232-6500	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, NY 10074 (212) 907-6457

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share (2)	$9,200,000		$1,194 (8)
Common Stock included as part of the Units	—		—
Warrants to purchase shares of Common Stock included as part of the Units (3)	—		—
Shares of Common Stock issuable upon exercise of the Warrants (4)(5)	$—	$
Representative’s Warrants (5)	—		—
Shares of Common Stock issuable upon exercise of Representative’s Warrants (6)(7)	$704,000		$92 (8)
Total	$9,904,000		$1,286 (8)

(1)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

(2)	Includes stock and/or warrants that may be issued upon exercise of a 45-day option granted to the representative of the underwriters to cover over-allotments, if any.

(3)	In accordance with Rule 457(i) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants and Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	There will be issued warrants to purchase shares of common stock for every shares of common stock offered. The warrants are exercisable at a per share price of % of the common stock public offering price.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)	Includes shares of common stock which may be issued upon exercise of additional warrants which may be issued upon exercise of 45-day option granted to the representative of the underwriters to cover over-allotments, if any.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is $704,000, which is equal to 110% of $640,000 (8% of $8,000,000).

(8)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 9, 2019

$8,000,000 of Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

______________________________________________

This is a firm commitment underwritten public offering of $8,000,000 of units (the “Units”) of VerifyMe, Inc., a Nevada corporation. Each Unit consists of one share of common stock, $0.001 par value per share, and one warrant to purchase one share of common stock at an exercise price of $     per share (     % of the price of each Unit sold in this offering). Each warrant offered hereby is immediately exercisable on the date of issuance and will expire on      , 2024, the date that is five years from the date of issuance.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our common stock and the warrants comprising our Units are immediately separable and will be issued separately in this offering.

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “VRME.” We expect to apply to list our common stock and warrants on the Nasdaq Capital Market under the symbols “VRME” and “VRMEW”, respectively. No assurance can be given that our application will be approved.

The offering price of the Units will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock and the warrants. Our common stock is currently quoted on the OTCQB under the ticker symbol “VRME.” On December 5, 2019, the last reported sale price of our common stock was $0.07 per share. Trading prices of our common stock as reported on the OTCQB market may not be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market.

Certain of our directors or entities affiliated with such persons have indicated an interest in purchasing up to an aggregate of approximately $     of our Units (or     Units based on the assumed public offering price of $     per Unit) in this offering on the same terms as those offered to the public.

The share and per share information in this prospectus does not reflect a potential reverse stock split of the outstanding common stock in a range of 1-for-25 to 1-for-120 anticipated to occur before the offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Offering price	$	$
Underwriting discount and commissions (1)	$	$
Proceeds to us before offering expenses (2)	$	$

(1)	We have also agreed to issue warrants to purchase shares of our common stock to the representative of the underwriters and to reimburse the representative of the underwriters for certain expenses and to issue to the representative of the underwriters warrants to purchase shares of common stock as additional compensation. See “Underwriting” for additional information regarding total underwriter compensation.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the representative of the underwriters as described below and (ii) warrants being issued in this offering.

We have granted a 45-day option to the representative of the underwriters to purchase up to     additional shares of common stock at a price of $     per share and/or     additional warrants at a price of $     per warrant less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

The underwriters expect to deliver the securities against payment to the investors in this offering on or about          , 2019.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is                              , 2019.

i

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

For investors outside the United States and Canada: Neither we nor any of the underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States and Canada. Persons outside the United States and Canada who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside of the United States and Canada.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the “safe harbor” created by those sections.  The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	our ability to continue as a going concern and our history of losses;

•	our ability to obtain additional financing;

•	our use of the net proceeds from this offering;

•	our relatively new business model and lack of significant revenues;

•	our ability to prosecute, maintain or enforce our intellectual property rights;

•	disputes or other developments relating to proprietary rights and claims of infringement;

•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;

•	the implementation of our business model and strategic plans for our business and technology;

•	the successful development of our sales and marketing capabilities;

•	the potential markets for our products and our ability to serve those markets;

•	the rate and degree of market acceptance of our products and any future products;

•	our ability to retain key management personnel;

•	regulatory developments and our compliance with applicable laws; and

•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus are made only as of the date hereof or as indicated and represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

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Industry and Market Data

This prospectus contains estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry.  We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties.  This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information.  We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Business Overview

VerifyMe, Inc. (“VerifyMe,” the “Company,” “we” or “us”) is a developmental stage technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. Leveraging our covert luminescent pigment, RainbowSecure®, which we began commercializing in 2018, we also developed the patent pending VeriPAS™ software system in 2018 which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products “life cycle.” We have not yet derived any revenue from our VeriPAS™ software system and have derived minimal revenue from the sale of our RainbowSecure® technology.

Our brand protection technologies involve the utilization of invisible and color changing inks, which are compatible with today’s printing presses. In 2017, we signed a five-year contract with the Indigo Division of HP Inc. (“HP Indigo”) to print this technology on packages and labels on their 6000 series digital presses. In 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. In addition, the inks may be used with certain printing systems such as offset, flexographic, silkscreen, gravure, and toner based laser printers. Based upon our experience, we believe that the ink technologies may be incorporated into existing manufacturing processes. Further, we believe that some of our patents may have non-security applications that we may attempt to commercialize in the future.

We believe that our brand protection will play a role in the supply chain management process. Our invisible ink can be used as a unique identifier in a digital serialization application.

Serialization or unique identification helps brand owners identify who manufactured the product, which wholesaler has sold the product to retailers or hospitals and other pertinent information concerning the product’s supply chain.  The implementation of serialization and track and trace provides the ability to track and trace the lifecycle of products in the system end-to-end.  Our invisible ink is applied during the printing process of product labels and packaging and can be used as a unique invisible serialization identifying number or code on labels and packaging.   The invisibleness of our ink acts as an additional layer of security since the ink needs to be revealed with special equipment.

A track and trace system improves security by:

•	Knowing the life cycle of a product or prescription drug, from where it is manufactured, who is repackaging it, who is distributing it, when it is prescribed and when it is sold.

•	Meeting accurate regulatory and compliance requirement questions such as “What, Where, When and Who.”

•	Locating product or batches and precisely where they are distributed.

•	Enabling the option to recall a particular product or entire batches which are reported as having a product/batch failure or having not met standards.

•	Identifying if the product or drug is counterfeit, stolen, contaminated, etc.

•	Knowing about the multi-container packaging item level details.

•	Identifying same code scan clusters by GPS location to identify possible counterfeiting.

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Track and trace works in the following ways:

•	Generate and print unique codes, serialization number or barcodes, on product labels and/or packaging during the printing process.

•	Codes are purchased and then a digital file is generated for a digital printing press or digital ink jet device to print the variable numbers or codes contained in the file on labels and packaging.

•	The unique codes are applied at the point of product fulfillment and scanned throughout the supply chain, including at the point of dispensing to the consumer, and ultimately by the consumer to ensure it is authentic or engage the consumer for additional data and or marketing.

•	Capture unique serialization number and store in centralized database (distributed or non-distributed).

•	Update serialization data in electronic product code information services (“EPCIS”) centralized database.

•	Distributors, wholesalers, repackagers and retail stores have the ability to validate the visible serialization when they use a smart phone application to perform authentication reviews, monitor product life cycle and/or transactions.

Each time a transaction for serialized drugs is carried out, the transaction drug history is updated in the e-pedigree system.

Our technologies include the following products:

RainbowSecure® technology was our first technology to be patented. It combines an invisible ink with a proprietary tuned laser to enable counterfeit products to be exposed. In 2017, we signed a five-year contract with HP Indigo to print this technology on packages and labels on their 6000 series digital presses. In December 2017, we signed a contract with Micro Focus International PLC (“Micro Focus”) to use RainbowSecure® in their Global Product Authentication, Track and Trace system (software). In May 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The technology also features a unique double layer of security which remains entirely covert at all times and provides licensees with additional protection. RainbowSecure® is particularly well-suited to closed and controlled environments, such as casinos that want to verify transactions within a specific area, labels, packaging, textiles, plastics and metal products which need authentication. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. We have not yet derived any revenue from our VeriPAS™ software system and have derived minimal revenue from the sale of our RainbowSecure® technology.

VeriPASTM  technology combines the covert identifier of RainbowSecure® with the Micro Focus Track and Trace software which provides brand owners geographical business intelligence on counterfeiting as well as the ability to authenticate labels, packaging and products. Based on our discussions with other serialization, track and trace software providers, we expect to add alternatives to clients beyond the Micro Focus Global Protected Authentication System (“GPAS”). This technology is currently being co-marketed with RainbowSecure® and our Smart Phone Authenticator™ product. Several clients are in the testing stage with this product. To date, we have not derived revenue from this technology.

SecureLight® technology was developed as a result of our investment in new proprietary color changing inks that could penetrate broader markets. During the past decade, we have refined our technology and its applications, and now have what we believe to be the easiest, most cost effective and efficient authentication technology available in the world today. Our technology, known as SecureLight®, takes advantage of the new ubiquitous energy efficient fluorescent lighting to change the color of ink, resulting in hundreds of new applications ranging from credit cards to driver’s licenses, passports, stock certificates, clothing labels, currency, ID cards, and tax stamps. The technology can also be used to protect apparel, pharmaceuticals, and virtually any other physical product, such as fabrics, plastics, ceramics and metal. In 2018, we received notice that patents involving this technology were approved in various European nations. We are attempting to commercialize this product.

SecureLight+® technology combines the covert characteristics of RainbowSecure® and the overt characteristics of SecureLight®. This provides a solution which can be authenticated in two different ways - by proprietary tuned laser devices, and also by anyone with fluorescent lighting, including end consumers. In 2018, we received notice that patents involving this technology were approved in various European nations. SecureLight+® has been successfully deployed in one country’s drivers’ licenses and another country’s voter registration card program. We have begun to commercialize this product.

Smart Phone Authenticator™ technology is a piece of hardware with a built in lighting system and software that scans invisible RainbowSecure® codes. Product investigators attach their smart phone to this device which then reveals the hidden RainbowSecure® images on the smart phone screen which are then sent to the VeriPASTM software in the cloud for authentication and data submission. These devices have been commercialized and are being leased to customers. Leases are typically one year in length.

VerifyMe Beeper technology is an authentication tool which we are marketing to customers in conjunction with our RainbowSecure® ink pigment. Authentication is provided in the form of an LED indicator, a camera device which reveals the hidden serialization numbers and codes on a viewing screen and an audible beeping device when placed on a label, product or package containing the RainbowSecure® technology. The hand held beeping device is tuned to authenticate the unique frequency of our RainbowSecure® invisible ink and will broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink technology. The VerifyMe Beeper is designed for use by customers who desire instant authentication on items, such as event tickets at an entry gate. Our customized beeper will only positively identify a product bearing our unique anti-counterfeit solution. This technology is being commercialized and leased to customers.

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Our digital technologies involve the utilization of multiple authentication mechanisms, some of which we own and some of which we license. These mechanisms include biometric factors, knowledge factors, possession factors and location factors. Biometric factors include facial recognition with liveness detection, finger print and voice recognition. Knowledge factors include a personal gesture swipe and a safe and panic color choice. Possession factors include devices that the user has in their possession such as a smartphone, smart watch, and other wearable computing devices. The location factors geo-locate the user during a secure login. We surround these authentication mechanisms with proprietary systems that improve the usability and the security of the solutions. Our solutions allow the assessment and quantification of risk using a sophisticated heuristic scoring mechanism. We have specialized systems that perform ‘liveness’ detection to insure the subject of authentication is in fact a live human being. We also have systems that introduce learning capabilities into our solutions to improve the ease of use and flexibility. We are continuing to develop and market this technology but it has not yet been commercialized.

Recent Developments

Beginning on October 15, 2019, we entered into a consulting agreement with G Prime LLC for services involving the development of relationships with brand owners and others in the food, pharmaceutical, medical device, household good and industrial products packaging industry.

On October 1, 2019, we entered into a representative agreement with J.A.G. Associates, Ltd. to represent us in the sale of our products in the U.S. and globally.

Effective as of May 30, 2019, we entered into a contract with a Forbes Top 50 Private Company that sells nutrition, personal care, beauty and home care products around the globe. The brand owner prints its own packaging and labels using HP Indigo printing presses. They lease our equipment and software including VeriPAS™ technology products in conjunction with HP Indigo printing presses, our strategic partner.

On May 28, 2019, pursuant to a memorandum of understanding, we began a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology.

On May 3, 2019, we entered into a one year leasing contract with Identity Management Systems Co., Ltd., for the lease of one of our new smartphone readers which includes the VeriPAS™ technology. This lease is expected to allow us to introduce and sell our products and services to the markets in East Asia.

On April 24, 2019, we entered into a license agreement with Niagara Label Co. Inc. (“Niagara”), a western New York label manufacturer with 33 years’ experience. The license allows Niagara to offer our brand protection technology solutions to brand owners throughout the United States through the leasing of our smart phone authentication devices. These authentication devices read the invisible RainbowSecure® codes into the cloud and are recorded in our serialization, track and trace software platform, VeriPAS™.

On April 11, 2019, we entered into a one year reseller agreement with Arca Etichette (“Arca”), a leading label and packaging company based in Milan, Italy. Pursuant to the agreement, we offer our brand protection technology solutions to brand owners throughout Europe through the leasing of our patented smart phone authentication devices which read the invisible codes into the cloud and are recorded in the Company’s VeriPAS™ platform. Our devices are expected to be leased to brand owners by Arca in exchange for recurring revenue.

Intellectual Property

Our current patent and trademark portfolios consist of 10 granted U.S. patents and one granted European patent validated in four countries, four pending U.S. and foreign patent applications, four registered U.S. trademarks, one registered EU foreign registration, and eight pending U.S. and foreign trademark applications.

 In addition, six patent applications were abandoned.  We plan on considering the filing for reinstatement on some of the abandoned patent applications.

Our registered patents expire between the years of 2019 and 2033.

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Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB Market. In connection with this offering, we intend to apply to list our common stock and warrants offered in the offering on the Nasdaq Capital Market (“Nasdaq”) under the symbols “VRME” and “VRMEW”, respectively. If our listing application is approved, we expect to list our common stock and the warrants offered in the offering on Nasdaq upon consummation of the offering, at which point our common stock will cease to be traded on the OTCQB Market. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our common stock and warrants. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, including but not limited to a reverse split of our outstanding common stock. If Nasdaq does not approve the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on the Nasdaq.

Reverse Stock Split

On November 19, 2019, our stockholders approved a reverse stock split within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of common stock and authorized the Board, in its discretion, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 675,000,000 shares. All option, share and per share information in this prospectus does not give effect to the reverse stock split.

Bridge Financing

On September 19, 2019, we completed the closing of $600,000 of secured convertible debentures (the “Debentures”) for gross proceeds of $540,000 after original issue discounts. Effective as of September 18, 2019 (the “Effective Date”), we entered into two substantially identical securities purchase agreements (the “Securities Purchase Agreements”) with two institutional investors (the “Purchasers”), which provided for the issuance of up to an aggregate of $1.2 million in principal amount of Debentures (the “Bridge Financing”) of which the first tranche of $600,000 have been issued. The Securities Purchase Agreements provided for the issuance of the Debentures due one year from the dates of issuance in two $600,000 tranches: the first tranche as described above, and the second tranche, at the discretion of the Purchasers and us, to occur any time after November 17, 2019. If, at any time after November 17, 2019, the Purchasers elect not to consummate the closing of the second tranche, then we may raise up to $600,000 from additional investors (including our affiliates) who will have a security interest on a pari passu basis with the Purchasers in the first tranche, so long as such investors agree not to convert the securities received until the Purchasers in the first tranche have completely converted the Debentures or been fully repaid. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Bridge Financing” for the definition of Purchaser’s Securities and other information regarding the Bridge Financing.

Principal Risks

We are subject to various risks discussed in detail under “Risk Factors,” which include risks related to the following:

•	our ability to continue as a going concern;
•	our history of losses and our ability to raise capital;
•	our ownership structure;
•	our ability to compete;
•	the ability of our products and services to function as expected;
•	the ability of our products to gain market acceptance;
•	our ability to retain key management personnel;
•	our lack of business development resources;
•	our ability to hire and retain an experienced sales team;
•	our ability to manage growth effectively;
•	the fact that a small number of customers account for our revenue;
•	the success of our partners who integrate our solutions into their product offerings;
•	our reliance on one printing press that has limited market share;
•	our ability to commercialize our products;
•	our ability to successfully protect our intellectual property rights, and claims of infringement by others;
•	our compliance with data privacy requirements;
•	our dependence on third-party vendors for key services;
•	our ability to maintain an effective system of disclosure controls;
•	the dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;
•	the volatility of our stock price;
•	the limited trading volume and price fluctuations of our stock;
•	our ability to issue preferred stock without shareholder approval and other anti-takeover provisions;

•	the immediate and substantial dilution of the net tangible book value of our common stock;
•	the speculative nature of warrants;
•	our ability to meet the listing requirements of the Nasdaq Capital Market;

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•	the trading liquidity of our common stock and warrants; and

•	we intend to effect a reverse stock split of our outstanding common stock prior to this offering; however, the reverse stock split may not increase our stock price sufficiently and we may not be able to list our common stock on the Nasdaq Capital Market in which case this offering may not be completed.

Corporate Information

We were incorporated in Nevada on November 10, 1999 under the name LaserLock Technologies, Inc.  We changed our name to VerifyMe, Inc., effective July 23, 2015.  Our principal offices are located at 75 South Clinton Avenue, Suite 510, Rochester, New York 14604 and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

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Summary of the Offering

Issuer:	VerifyMe, Inc.

Securities offered by us:	$8,000,000 of Units, each Unit consisting of one share of our common stock and one warrant to purchase one share of our common stock. Each warrant will have an exercise price of $ per share ( % of the public offering price of the common stock), is exercisable immediately and will expire five (5) years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our common stock and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this Offering.

Number of shares of common stock offered by us:	shares

Number of warrants offered by us:	warrants to purchase shares of common stock

Public offering price:	$ per Unit.

Shares of common stock outstanding prior to the offering (1):	111,488,499 shares.

Shares of common stock outstanding after the offering (1):	shares (assuming none of the warrants issued in this offering are exercised).

Over-allotment option:	We have granted a 45-day option to the representative of the underwriters to purchase up to additional shares of common stock at a price of $ per share and/or additional warrants at a price of $ per warrant less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable by us will be and the total proceeds to us, before expenses, will be $ .

Use of proceeds:

We estimate that we will receive net proceeds of approximately $7,196,000 from our sale of Units in this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to provide funding for the following purposes: sales force expansion, marketing and business development; repayment of outstanding Debentures issued in the Bridge Financing; potential acquisitions; research and development; and working capital purposes.  See “Use of Proceeds.”

Description of the warrants:	The exercise price of the warrants is $ per share, based on the public offering price of $ per Unit. Each warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each warrant will be exercisable immediately upon issuance and will expire on , 2024 (five years after the initial issuance date). The terms of the warrants will be governed by a Warrant Agreement, dated as of the effective date of this offering, between us and West Coast Stock Transfer, Inc., as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants. For more information regarding the warrants, you should carefully read the section titled “Description of the Securities we are Offering—Warrants” in this prospectus.

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Representative’s Warrants:	The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase shares of our common stock to Maxim Group LLC (the “Representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Representative’s Warrants will be exercisable for a four and one-half year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $ (110% of the public offering price of the Units). Please see “Underwriting — Representative’s Warrants” for a description of these warrants.

Potential sales to insiders:	It is possible that one or more of our directors or their affiliates or related parties could purchase common stock and warrants in this offering; however, these person or entities may determine not to purchase any shares or warrants in this offering, or the underwriters may elect not to sell any common stock or warrants in this offering to such persons or entities. The underwriters will receive a 5% underwriting discount and commissions on any shares and warrants purchased by these parties (and an 8% underwriting discount and commissions on any securities sold to all other parties).

Trading symbol:

Our common stock is presently quoted on the OTCQB under the symbol “VRME.” We intend to apply to have our common stock and the warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “VRME” and “VRMEW”, respectively.

Reverse stock split:	On November 19, 2019, our stockholders approved a reverse stock split within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of common stock and authorized the Board, in its discretion, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. We intend to effectuate the reverse split of our common stock in a ratio to be determined by the Board prior to consummation of this offering. All option, share and per share information in this prospectus does not give effect to the proposed reverse stock split.

Risk factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

Lock-up Agreements:

We and our directors, officers and certain principal shareholders have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. See “Underwriting” section on page 64.

(1)	Unless we indicate otherwise, the number of shares of our common stock outstanding after this offering is based on 111,488,499 shares of common stock outstanding on December 2, 2019, does not give effect to the potential reverse stock split, and excludes the following:

•	21,962,608 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.32 per share;
•	20,113,529 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.14 per share;
•	16,562,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans;
•	7,222,222 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock; and

•	4,000,000 shares of common stock issuable upon exercise of Debentures assuming an exercise price of $0.15 per share.

Except as otherwise indicated, all information in this prospectus assumes:

•	that the public offering price of our Units is $ per Unit (the assumed public offering price is $ per share of common stock and $0.01 per accompanying warrant);

•	no exercise of the outstanding warrants described above;
•	no exercise of the warrants included in the Units;
•	no exercise of the Representative’s Warrants; and

•	no exercise of the Representative’s option to purchase additional shares and/or warrants from us in this offering.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Relating to our Business

Our ability to continue as a going concern is in doubt absent obtaining adequate new debt or equity financing and achieving sufficient sales levels. We anticipate that we will continue to lose money for the foreseeable future. Our continued existence is dependent upon generating sufficient working capital and obtaining adequate new debt or equity financing. Because of our continuing losses, we may have to continue to reduce our expenditures, without improvements in our cash flow from operations or new financing. Working capital limitations continue to impinge on our day-to-day operations thus contributing to continued operating losses. If we are unable to achieve or sustain profitability or to secure additional financing on acceptable terms, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing on acceptable terms.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations. The report of our independent auditors dated April 1, 2019 on our financial statements for the year ended December 31, 2018 includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. Our financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and implement our business plan. The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our securities.

We are a developmental stage company with a history of losses and we may never achieve or maintain profitability. As a developmental stage enterprise, we do not currently have revenues to generate cash flows to cover operating expenses. Since our inception, we have incurred operating losses in each year due to costs incurred in connection with research and development activities and general and administrative expenses associated with our operations. We incurred a net loss of $1,885,510 and $2,932,462 for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively. We expect to continue to incur substantial expenditures to develop and market our services and could continue to incur losses and negative operating cash flow. We may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect our business. Our ability to generate profits will depend, in part, on our expenses and our ability to generate revenue. If we fail to generate revenue and eventually become and remain profitable, or if we are unable to fund our continuing losses, our shareholders could lose all or part of their investments.

 Our name and brand could be confused with brands that have similar names, and as a result, our brand value may be adversely affected by any confusion or negative publicity related to others that use a name similar to VerifyMe in their brand names. We have trademarked the VerifyMeTM brand in the United States and have pending applications with respect to our brand internationally. However, our name and brand could be confused with brands that have similar names, including but not limited to Verified.Me, a service offered to Canadians by SecureKey Technologies Inc. We have a pending application for the VerifyMe name in Canada but can make no assurances regarding its approval. Further, we have registered certain trademarks and service marks in the United States and foreign jurisdictions. We are aware of names and marks similar to our service marks being used from time to time by other persons. Although we oppose any such infringement, further or unknown unauthorized uses or other misappropriation of our trademarks or service marks may diminish the value of our brands and adversely affect our business.

We may be unable to meet our obligations pursuant to the Debentures and any default by us may adversely affect our financial condition and our ability to remain in business. The Debentures are senior secured obligations of ours secured by all of our assets. The first tranche of the Debentures will mature on September 18, 2020. Any principal or interest that is due under each of the Debentures, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full. In the event of a default, the Purchaser can pursue certain actions that increase the principal amount outstanding under the applicable Debenture and accelerate the amounts outstanding. The exercise by the Purchasers of remedies provided under the Debentures in the event of a default may have a material adverse effect on our financial condition and results of operations, including the possibility we may cease to conduct operations.

Conversion of our Debentures into our common stock will result in dilution to our stockholders. The Debentures are convertible into shares of our common stock at a 30% discount to the price per share offered investors in this offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Bridge Financing.” Assuming the Purchasers convert the Debentures at the discounted price, the result would be immediate dilution to our stockholders.

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Our competitors in the anti-counterfeiting industry have much greater financial resources than we do and more functional technology offerings than we currently have. Therefore, we may not be able to successfully compete with them. The market for protection from counterfeiting, diversion, theft and forgery is a mature industry dominated by a number of large, well-established companies. To compete effectively, we will need to expend significant resources in technology and marketing. Each of our competitors has substantially greater financial, human and other resources than we do and may develop superior technology or more cost-effective alternatives to our products and services. We may not have sufficient resources to develop and market our services effectively, if at all, and our primary digital technology is not currently fully functional. If we cannot bring this product to functionality or continue to develop competitive, cost-effective products and services, we may not be able to compete effectively, which will harm our operating results.

If our technologies do not work as anticipated once we achieve meaningful sales, we will not be successful. We believe that we have world class technologies and major businesses have tested our ink technology in trials. However, while we believe our ink business is just on the verge of market acceptance, without material sales and feedback from customers, we will not be successful. Further, we made a significant investment in our new authenticators. If customers do not find them useful or decline to lease them, our business may suffer. We can provide no assurances that the market will accept our products or that we will achieve any meaningful sales.

If our technology cannot be used successfully to prevent counterfeiting, we may not be able to generate material revenue. Our market is characterized by new and evolving technologies. Counterfeiting is constantly evolving in order to create items which appear to be legitimate and evade regulations which would seize counterfeit items and penalize counterfeiters. In order to stay competitive, our technologies will need to be sufficiently complex so that they cannot be reproduced or copied by counterfeiters. If we are unable to develop and integrate effective anti-counterfeiting technologies to address the increasingly sophisticated technological needs of our customers in a timely and cost-effective manner, we may not be successful in preventing counterfeiting and we may not be able to generate material revenue.

If the market does not accept or embrace our technologies or product offering, our business may fail. Our technologies and the products we are offering have not been tested in the market on a large-scale basis. As a result, we can only speculate as to the market acceptance of these products and services. No assurance can be given that the market will accept our technologies, products and services, or any of them. If the public fails to accept our technologies, products and services to a satisfactory degree, our business may fail.

Our technologies may not be successfully commercialized and generate revenues. Our eventual success and generation of positive cash flow will be dependent upon the extent of commercialization of products using our technology. Commercialization of new technology products often has a very long lead time. If we do not successfully commercialize our technologies, our business may not succeed. Additionally, even if we are able to commercialize our technologies or any products or services related to our technologies, it is not certain that they will result in profitability.

Our reliance on HP Indigo to qualify additional HP Indigo digital printing presses impacts our ability to sell our products and generate revenue. In 2017, we signed a five-year contract with HP Indigo to print our RainbowSecure® technology on packages and labels on their 6000 series digital presses. HP Indigo’s pace to qualify more HP Indigo digital printing presses that include our technology hinders our ability to sell our products. We believe that without further qualified HP Indigo presses, our ability to sell to a large part of the label and packaging print manufacturing market is impeded and as a result our business and revenues are adversely affected.

If we are unable to successfully develop and market an ink jet solution to address a large segment of the label and print manufacturing market used by major brands, our revenues and business will be negatively affected. We believe it is important to our business to successfully develop and market an ink jet solution to address the large segment of the label and print manufacturing market which is used by most major brands. In 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. There can be no assurances that we will successfully develop and market this technology. Without the successful development of the ink jet head utilizing our technology, we will be unable to provide our technology to most of the addressable market impacting our business, revenues and financial condition.

Our success depends on the efforts, abilities and continued service of Patrick White, our President and Chief Executive Officer, and if we are unable to continue to retain the services of Mr. White, we may not be able to continue our operations. Our success depends to a significant extent upon the continued service of Patrick White, our President and Chief Executive Officer.  Effective August 15, 2019, Mr. White’s employment agreement with us automatically renewed for one year. Loss of the services of Mr. White and any negative market or industry perception arising from such loss could significantly harm our business, future prospects and the price of our common stock.

Because we are relying on our small management team, we lack business development resources which may hurt our ability to increase revenue. We have a small management team that is focused on sales. In addition, our Chairman, who is not involved in sales, handles operational matters, legal compliance, board relationships and shareholder relations. Because we have only a few people dedicated to business development, we lack the resources to grow beyond certain levels. We cannot assure you that we will generate cash flow from operations or from financings which will enable us to grow our revenues.

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If we are unable to hire an experienced sales team, or our partners are not successful, we may not be able to generate material revenue. Presently our personnel consist of five employees. We have several outside partners and a licensed global label manufacturer who are working on sales of our products. Our agreement with a global label manufacturer (the “GLM”) allows the GLM to market our technologies to current and new clients. Our strategic partner agreements are individualized. We have a cross selling agreement that provides that the partner is able to sell and mark-up our technologies and we can sell and mark-up the strategic partner’s products. Another strategic partner is selling our products globally as well as providing marketing support, warehousing, shipping services, help desk services and billing for a fixed percentage of our sales. Our potential customers are large companies which do not impulsively enter into large contracts.  Accordingly, we may be required to hire sales persons.  If the efforts of our management team, the GLM, strategic partners, and any sales persons we hire are unsuccessful, we may be unable to generate material revenue and those outside sales channels may end their relationship with us thus ending their sales and services.

Severe price competition from similar ink technologies may hinder our ability to sell. Currently an ultra violet ink is being sold and supported by Hewlett-Packard for their line of digital presses known as Indigo. This ink has been in the security ink industry for many years and is therefore a wide-spread uncontrolled security product that sells for an extremely low cost. The same ultra violet ink has some similar properties as our RainbowSecure® ink technology but the cost is so low it is being selected by some clients based on price which limits our ability to sell RainbowSecure®. Ultra violet ink is also available in many forms and locations, including Amazon.com. This wide-spread availability also limits our ability to market and sell RainbowSecure®.

If we cannot manage our growth effectively, we may not become profitable. Businesses which grow rapidly often have difficulty managing their growth. If we continue to grow as rapidly as we anticipate, we will need to expand our management by recruiting and employing experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money, and your investment could be lost.

Because a small number of customers account for all of our revenue, the loss of any of these customers would have a material adverse impact on our operating results and cash flows. We derive our revenue from a limited number of customers. Our revenue in each of the first nine months of 2019 and the full year 2018 was nominal. Certain of our agreements with customers have short terms or can be terminated on short notice. Any termination of a business relationship with, or a significant sustained reduction in business received from, one of these customers could have a material adverse effect on our operating results and cash flows.

Our future growth will depend upon the success of our strategic partners who integrate our solutions into their product offerings. We rely on strategic partnerships with larger companies which integrate our technologies into their product offerings. This distribution strategy leaves us largely dependent upon the success of our partners. If any of our strategic partners who include our technology in their products cease to do so, or we fail to obtain other partners who will incorporate, embed, integrate or bundle our technology, or these partners are unsuccessful in their efforts, expanding deployment of our technology our business and future growth would be materially and adversely affected.

If we fail to protect or enforce our intellectual property rights, or if the costs involved in protecting and defending these rights are prohibitively high, our business and operating results may suffer. Our patent rights, trade secrets, copyrights, trademarks, domain names and other product rights are critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We may enter into confidentiality and invention assignment agreements with our employees and confidentiality agreements with parties with whom we conduct business to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

As management deems appropriate, we will pursue the registration of our domain names, trademarks, and service marks in the U.S. and in certain locations outside the U.S. We will seek to protect our trademarks, patents and domain names in an increasing number of jurisdictions, a process that is expensive and time-consuming and may not be successful or which we may not pursue in every location. We may, over time, increase our investment in protecting our innovations through increased patent filings that are expensive and time-consuming and may not result in issued patents that can be effectively enforced.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.  As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (“SOX”). We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources.

SOX requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the Securities and Exchange Commission (the “SEC”) is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

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Our management concluded that our disclosure controls and procedures were not effective as of December 31, 2018 as the result of the material weaknesses in our internal control over financial reporting identified in our Annual Report on Form 10-K for the year ended December 31, 2018. Other weaknesses in our disclosure controls and internal control over financial reporting may be identified in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. We have not yet been able to remediate the material weakness related to our internal control over financial reporting.

Additional material weaknesses in our internal control over financial reporting may be identified in the future.  Any failure to maintain existing or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in additional material weaknesses, cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements. If we are unable to effectively remediate material weaknesses in a timely manner, investors could lose confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business. We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in jurisdictions which may experience corruption. These activities create the risk of unauthorized payments or offers of payments by one of the employees, consultants or agents of our company, because these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition.

Cybersecurity incidents could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and/or damage to our business relationships, all of which could negatively impact our business, results of operations or financial condition. We rely on information technology networks and systems, including the internet, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities. Additionally, we collect and store certain data, including proprietary business information, and may have access to confidential or personal information in certain of our businesses that is subject to privacy and security laws and regulations. These technology networks and systems may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components; power outages; telecommunications or system failures; terrorist attacks; natural disasters; employee error or malfeasance; server or cloud provider breaches; and computer viruses or cyberattacks. Cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to information technology networks and systems to more sophisticated and targeted measures, known as advanced persistent threats, directed at us, our products, customers and/or our third-party service providers. Despite the implementation of cybersecurity measures, our information technology systems may still be vulnerable to cybersecurity threats and other electronic security breaches. It is possible for such vulnerabilities to remain undetected for an extended period, up to and including several years. In addition, it is possible a security breach could result in theft of trade secrets or other intellectual property or disclosure of confidential customer, supplier or employee information. Should we be unable to prevent security breaches or other damage to our information technology systems, disruptions could have an adverse effect on our operations, as well as expose us to litigation, liability or penalties under privacy laws, increased cybersecurity protection costs, reputational damage and product failure.

If we are required to sue third parties who we allege are violating our intellectual property rights, or if we are sued for violating a third party’s patents or other intellectual property rights, we may incur substantial expenses, and we could incur substantial damages, including amounts we cannot afford to pay. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Patent and intellectual property litigation is extremely expensive and beyond our ability to pay. While third parties do, under certain circumstances, finance litigation for companies that file suit, we cannot assure you that we could find a third party to finance any claim we choose to pursue. Moreover, third parties do not finance companies that are sued. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity or diversion of management and technical resources, any of which could adversely affect our business and operating results. If we fail to maintain, protect and enforce our intellectual property rights, our business and operating results may be harmed.

From time-to-time, we may face allegations that we have infringed the trademarks, copyrights, patents and other intellectual property rights of third parties, including from our competitors and inactive entities. Patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict. As the result of any court judgment or settlement, we may be obligated to cancel the launch of a new feature or product, stop offering certain features or products, pay royalties or significant settlement costs, purchase licenses or modify our products and features while we develop substitutes.

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Evolving regulations concerning data privacy may result in increased regulation and different industry standards, which could prevent us from providing our current products to our users, or require us to modify our products, thereby harming our business. The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet and mobile platforms have recently come under increased public scrutiny, and civil claims alleging liability for the breach of data privacy have been asserted against companies. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. In addition, the European Union recently made sweeping reforms to its existing data protection legal framework, which resulted in a greater compliance burden for many companies with users who are European citizens. Various government and consumer agencies have also called for new regulation and changes in industry practices. In addition, our business could be adversely affected if laws or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our website, products, features or our privacy policy. Such changes may require us to modify our products and features, possibly in a material manner, and may limit our ability to develop new products and features that make use of the data that our users voluntarily share with us. We are, and will continue to be, dependent on certain third party vendors for the supply of raw materials and key services, and any disruptions in the supply of these materials or services could adversely affect our results of operations.

Because we are, and will continue to be, dependent on certain third-party vendors for key services, we are vulnerable to disruptions in the supply of these services which are beyond our control, and which could harm our operations. We are relying upon our business partners to assist us including the GLM, S-One and Micro Focus. These partners are larger companies and may not necessarily have the same goals as employees although they have key relationships, management, and staff support and greater financial resources than we do. We currently depend on a single vendor of pigment for the inks we sell, and we may continue to be dependent on a small number of third party suppliers in the future including services relating to our electronic technology. We cannot be certain that any of these providers will be willing or able to meet our evolving needs. Additionally, they could end our relationship in accordance with applicable contractual arrangements, some of which can be terminated on short notice. If our partners, vendors, or service providers fail to meet their obligations, provide poor, inaccurate or untimely service, or we are unable to make alternative arraignments for the supply of these services, we may fail, in turn, to provide our services or to meet our obligations to our users and our business, financial condition and operating results could be materially and adversely affected.

Risks Relating to our Common Stock

Upon conversion of our outstanding warrants and Series B Convertible Preferred Stock we will be obligated to issue a substantial number of additional shares of common stock which will dilute our present shareholders. We are obligated to issue additional shares of our common stock in connection with our outstanding warrants and shares of our Series B Convertible Preferred Stock. Currently there are warrants and shares of Series B Convertible Stock outstanding, convertible into 21,962,608 and 7,222,222 shares of common stock, respectively. The exercise, conversion or exchange of warrants or convertible securities, including for other securities, will cause us to issue additional shares of our common stock and will dilute the percentage ownership of our shareholders. In addition, we have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other shareholders not participating in such exchange.

Due to factors beyond our control, our stock price may be volatile. Any of the following factors could affect the market price of our common stock:

•	The loss of one or more members of our management team;

•	Our failure to generate material revenues;

•	Regulatory changes including new laws and rules which adversely affect companies in our line of business;

•	Our public disclosure of the terms of any financing which we consummate in the future;

•	Our failure to become profitable;

•	Our failure to raise working capital;

•	Any acquisitions we may consummate;

•	Announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;

•	Cancellation of key contracts;

•	A proxy contest a former director may launch;

•	Our failure to meet financial forecasts we publicly disclose;

•	The sale of large numbers of shares of common stock by former directors and their associates;

•	Short selling activities; or

•	Changes in market valuations of similar companies.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

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Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock. Until recently, there has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline. If our shareholders sell substantial amounts of our outstanding common stock, preferred stock, convertible notes issuable upon the exercise of outstanding warrants or other convertible securities, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. We have one large stockholder and former board member who has expressed an interest in selling his common stock, which may cause an overhang on our stock. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. The shares of our restricted common stock will be freely tradable upon the earlier of: (i) effectiveness of any registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act. If our existing stockholders seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

Because we may issue preferred stock without the approval of our shareholders and have other anti-takeover defenses, it may be more difficult for a third party to acquire us and could depress our stock price. In general, our Board may issue, without a vote of our shareholders, one or more additional series of preferred stock that have more than one vote per share, although the Company’s ability to designate and issue preferred stock is currently restricted by covenants under our agreements with prior investors. Without these restrictions, our Board could issue preferred stock to investors who support us and our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in our stock price and a decline in interest of our common stock. This could make it more difficult for shareholders to sell their common stock. This could also cause the market price of our common stock shares to drop significantly, even if our business is performing well.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

Risks Relating to this Offering and our Reverse Stock-Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value.  The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $          per share, based on the assumed public offering price of $          per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Participation in this offering by certain of our directors and their affiliates would reduce the available public float for our shares. It is possible that one or more of our directors or their affiliates or related parties could purchase common stock and warrants in this offering at the public offering price and on the same terms as the other purchasers in this offering. However, these persons or entities may determine not to purchase any shares or warrants in this offering, or the underwriters may elect not to sell any shares or warrants in this offering to such persons or entities. Any purchases by our directors or their affiliates or related parties would reduce the available public float for our shares because such shareholders would be restricted from selling the common stock and warrants by a lock-up agreement they have entered into with the Representative and by restrictions under applicable securities laws. As a result, any purchase of common stock and warrants by such shareholders in this offering may reduce the liquidity of our common stock relative to what it would have been had these common stock and warrants been purchased by investors that were not affiliated with us.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively. Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering to provide funding for the following purposes: sales force expansion, marketing and business development; repayment of outstanding Debentures issued in the Bridge Financing; research and development; potential acquisitions; and working capital purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

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The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Warrants are speculative in nature.  The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of          per share (          %) of the public offering price of our common stock in this offering), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. In addition, there is no established trading market for the warrants and we do not expect a market to develop.

Holders of the warrants will have no rights as a common stockholder until they acquire our common stock. Until holders of the warrants acquire shares of our common stock upon exercise of the warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the warrants. Upon exercise of the warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no established market for the warrants to purchase shares of our common stock being offered in this offering. There is no established trading market for the warrants and we do not expect a market to develop. Although we have applied to list the warrants on the Nasdaq Capital Market there can be no assurance that there will be an active trading market for the warrants. Without an active trading market, the liquidity of the warrants will be limited.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party. In addition to the discussion of the provisions of our amended and restated articles of incorporation, our amended and restated by-laws, certain provisions of the warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. These and other provisions of the warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

If our planned reverse stock split does not result in a proportionate increase in the price of our common stock, we may not be able to list our common stock and the warrants on the Nasdaq Capital Market. We expect that the reverse stock split of our outstanding common stock will increase the market price of our common stock so that we will be able to meet the minimum bid price requirement of the listing rules of the Nasdaq Capital Market. However, the effect of a reverse stock split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to be in compliance with the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our shares on the Nasdaq Capital Market, in which case this offering will not be completed.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of the Nasdaq Capital Market. Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq Capital Market’s minimum bid price requirement.

Even if the reverse stock split increases the market price of our common stock, our stock price could fall and we could be delisted from the Nasdaq Capital Market.  The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

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If at any time in the future our shares of common stock are not listed for trading by Nasdaq and we trade again on an over-the-counter market, such as the OTCQB, trading in our securities will be subject to the SEC’s “penny stock” rules and, if we are not listing for trading by NASDAQ, it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

The reverse stock split may decrease the liquidity of the shares of our common stock. The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve. Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Even if we meet the initial listing requirements of the Nasdaq Capital Market, there can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements of the Nasdaq Capital Market could result in a de-listing of our common stock. Even if we meet the initial listing requirements of the Nasdaq Capital Market, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on the Nasdaq Capital Market. If after listing we fail to satisfy the continued listing requirements of the Nasdaq Capital Market, such as the corporate governance requirements or the minimum stockholder's equity requirement, the Nasdaq Capital Market may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our shareholders' ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with the Nasdaq Capital Market's listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price. The OTCQB Venture Market, where our common stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB Venture Market thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our shareholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

Market prices for our common stock will be influenced by a number of factors, including:

•	the issuance of new equity securities pursuant to a future offering,
•	including issuances of preferred stock;
•	the introduction of new products or services by us or our competitors;
•	the acquisition of new direct selling businesses;
•	changes in interest rates;
•	significant dilution caused by the anti-dilutive clauses in our financial agreements;
•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	variations in quarterly operating results;

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•	change in financial estimates by securities analysts;
•	a limited amount of news and analyst coverage for our company;
•	the depth and liquidity of the market for our shares of common stock;
•	sales of large blocks of our common stock, including sales by our major stockholder, any executive officers or directors appointed in the future, or by other significant shareholders;
•	investor perceptions of our company and the direct selling segment generally; and
•	general economic and other national and international conditions.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $7,196,000 after deducting estimated underwriting discounts and estimated offering expenses payable by us. If the Representative’s over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $8,300,000. We intend to use the net proceeds from this offering, and any proceeds from the exercise of warrants, for the following purposes:

Proceeds:
Gross Proceeds	$8,000,000
Fees and Expenses	(804,000)
Net Proceeds	$7,196,000

Uses:
Research and Development	$1,800,000
Sales Force Expansion, Marketing, Business Development and Potential Acquisitions	2,700,000
Repayment of outstanding Debentures issued in the Bridge Financing (1)	660,000
Working Capital	2,036,000
Total Uses	$7,196,000

(1) We will be required to repay amounts outstanding under the Debentures issued in the Bridge Financing, including any applicable redemption premium, if the Purchasers do not elect to convert the Debentures within three days of consummation of this offering into common stock at a 30% discount to the price offered investors in this offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Bridge Financing.”

The actual allocation of proceeds realized from this offering will depend upon our operating revenues and cash position and our working capital requirements and may change.

Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to become cash flow from operations positive.

A $0.50 increase (decrease) in the assumed public offering price of $          per unit would increase (decrease) the expected net proceeds of the offering to us by approximately $          million, assuming that the number of shares of common stock sold by us remains the same. We may also increase or decrease the number of units we are offering. An increase (decrease) of 500,000 in the number of units sold in this offering would increase (decrease) the expected net proceeds of the offering to us by approximately $          million, assuming that the assumed combined public offering price per unit remains the same.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2019:

•	on an actual basis;

•	on an as adjusted basis to reflect the repayment of the Debentures and the issuance and sale by us of Units in this offering at the assumed public offering price of $ per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements incorporated by reference in this prospectus.

	As of September 30, 2019
	Unaudited, Actual	Unaudited, As Adjusted
Cash and cash equivalents	$671,011	$
Convertible Debt, net of unamortized debt discount	228,478
Derivative Liability	207,534
Stockholders’ Equity:
Series B Convertible Preferred Stock, $0.001 par value, 85 shares authorized; 0.85 shares issued and outstanding	--
Common Stock, $0.001 par value; 675,000,000 authorized; 111,252,373 issued and 110,901,833 shares outstanding as of September 30, 2019, and as adjusted	110,902
Additional paid-in capital	61,578,151
Accumulated deficit	(61,149,060)
Treasury stock as cost (350,540 shares at September 30, 2019)	(113,389)
Total Stockholders’ Equity	$426,604	$

(1) The as adjusted information discussed above is illustrative only and will be further adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Each $0.50 increase (decrease) in the assumed public offering price of $           per unit would increase (decrease) cash and cash equivalents, working capital, total assets, total liabilities, additional paid-in capital and total stockholders’ (deficit) equity by $           , assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions. Similarly, each increase (decrease) of 500,000 units offered by us would increase (decrease) each of cash and cash equivalents, working capital, total assets, additional paid-in capital and total stockholders’ (deficit) equity by $           , assuming the assumed public offering price of $           per unit remains the same, and after deducting the estimated underwriting discounts and commissions.

The above discussion and table are based on 110,901,833 shares of common stock outstanding as of September 30, 2019, and does not give effect to the potential reverse stock split or include, as of that date:

•	21,962,608 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.32 per share as of September 30, 2019;
•	20,113,529 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.14 per share;
•	16,562,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans;
•	7,222,222 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock;
•	4,000,000 shares of common stock issuable upon exercise of Debentures assuming an exercise price of $0.15 per share; and
•	586,666 shares issued after September 30, 2019.

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DETERMINATION OF OFFERING PRICE

The offering price of the Units has been negotiated between the underwriters and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Our common stock is currently quoted on the OTCQB under the ticker symbol “VRME.”  On December 5, 2019, the last reported sale price of our common stock was $0.07 per share.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.  We intend to retain all available funds and any future earnings to fund the development and expansion of our business.  Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

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DILUTION

If you invest in our units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the unit and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of September 30, 2019 was $        , or $        per share of common stock.

As adjusted net tangible book value is our net tangible book value after taking into account the effect of the sale of units in this offering at the assumed public offering price of $        per unit and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us and the use of proceeds for the repayment of the Debentures. Our as adjusted net tangible book value as of September 30, 2019 would have been approximately $        , or $        per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $        per share to our existing stockholders, and an immediate dilution of $        per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$
Net tangible book value per share as of September 30, 2019	$
Increase in as adjusted net tangible book value per share after this offering	$
As adjusted net tangible book value per share after giving effect to this offering	$
Dilution in as adjusted net tangible book value per share to new investors	$

Each $0.50 increase (decrease) in the assumed public offering price of $          per unit would increase (decrease) the as adjusted net tangible book value per share by $          , and the dilution per share to new investors in this offering by $          , assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Each increase of 500,000 in the number of units sold in this offering would increase (decrease) our as adjusted net tangible book value by approximately $          and the dilution per share to new investors in this offering by $          , assuming that the assumed public offering price per unit remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the Representative does not exercise its over-allotment option. If the Representative exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $           per share, representing an immediate increase to existing stockholders of $           per share and an immediate dilution of $           per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 110,901,833 shares of common stock outstanding as of September 30, 2019, and does not give effect to the potential reverse stock split or include, as of that date:

•         21,962,608 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $0.32 per share as of September 30, 2019;

•         20,113,529 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.14 per share;

•         16,562,500 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans;

•         7,222,222 shares of common stock issuable upon conversion of our outstanding Series B Convertible Preferred Stock;

•         4,000,000 shares of common stock issuable upon exercise of Debentures assuming an exercise price of $0.15 per share; and

•         586,666 shares issued after September 30, 2019.

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OUR BUSINESS

 Overview

 We are a developmental stage technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. The Company was formed as LaserLock Technologies, Inc., in Nevada on November 10, 1999. Leveraging our covert luminescent pigment, RainbowSecure®, which we began commercializing in 2018, we also developed the patent pending VeriPAS™ software system in 2018 which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products “life cycle.” We have not yet derived any revenue from our VeriPAS™ software system and have derived minimal revenue from the sale of our RainbowSecure® technology.

We believe the brand protection technologies we own, once fully developed, can be used to enable businesses to reconstruct their overall approaches to security—from brand protection, product diversion and counterfeit identification to employee or customer monitoring. Potential applications of our technologies are available in different types of products and industries—e.g., banking, gaming, apparel, tobacco, cosmetics, food, beverages, plastics, metal, event and transportation tickets, manufactured goods, fabrics, parts, driver’s licenses, insurance cards, passports, computer software, and credit cards. We have commercial generating sales through re-seller agreements of our technology and through direct sales of our technology to global brand owners, label and packaging printers.

Our brand protection technologies involve the utilization of invisible and/or color changing inks, which are compatible and printed with today’s digital and standard printing presses. The inks may be used with certain printing systems such as digital, offset, flexographic, silkscreen, gravure, inkjet and toner based laser printers. The inks can be printed in both a static image and variable image utilizing digital printing presses and third party digital inkjet systems which are attached to traditional printing presses. Our invisible ink can be a fixed image, variable image or a serialized code, bar code or QR code. We have developed a product which attaches to a smart-phone that reads our invisible ink codes into sophisticated cloud based track and trace software. We also have a product that informs users that our invisible ink is present for authentication. Based upon our experience, we believe that the ink technologies may be incorporated into most existing manufacturing processes.

2018 was a year of continued product development and early stage revenue generation. Prior to such time, we were primarily engaged in the research and development of our technologies. In order to penetrate the security printing market, we modernized our invisible ink technology, called RainbowSecure®. We created the ability to utilize RainbowSecure® as an invisible code that contained data that could be read into sophisticated software that resides in the cloud. To accomplish this task, we created a device that attaches to a smart phone, our Smart Phone Authenticator™. After several prototypes, this device was successfully tested in 2018 and is now being manufactured. The first units have been leased to one customer in Taiwan and one customer in the United States and are ready for leasing to brand owners, inspectors and print service providers around the world.

In conjunction with the new smart phone reading device, we finalized our VeriPASTM software which is based in the cloud and gives brand owners the ability to monitor, control and protect their products life cycle. This software resides in the cloud and brand owners access it over the internet. The software generates serialization codes which the brand owner purchases from us. These codes are then printed on labels and packaging in both visible codes for consumers to engage and invisible codes known as RainbowSecure® which trained brand inspectors review with our reading device.

We signed three contracts with print service providers in 2018. In February 2018, we entered into a reseller agreement with the GLM. This particular label printer began printing our technology in July 2018 and has major brand owners as clients which can utilize our technologies to protect their product labels and packaging from counterfeiting and product diversion. This label printer owns and operates printers and manufacturing equipment which can implement our technology. This reseller also has manufacturing facilities around the globe.

In 2018, we entered into two other reseller agreements with print service providers (“PSP”). One of these PSPs is testing for a global consumer products company.

Additionally, in March 2018, we entered into a strategic partnership with S-One Labels and Packaging LLC, a division of S-One LP (“S-One”). S-One provides companies with product and sales channels, technical and marketing support, digital development support, and distribution channels through the other companies which have partnered with S-One. S-One has agreed to provide us with global sales, distribution, and promotion support for our products and will employ a representative that will be solely dedicated to promoting our products. Under the terms of our agreement with S-One, S-One will act as a sales and marketing contractor for our printed products and services on a global basis and will assist us in fulfilling our obligations under our signed current and future reseller agreements with global and domestic print providers and brand owners.

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We believe revenue will continue to grow in 2019 due to the development and leasing of our new smart phone reading devices, the addition of our new VP of Business Development who was hired in late 2018, the completed training of our marketing and sales partner, S-One, and the installation of our products into the HP Experience Centers located in Tel Aviv, Israel, Singapore, Barcelona, Spain and Alpharetta, Georgia, where customers can perform tests and get hands on experience with our technologies.

Recent Developments

Beginning on October 15, 2019, we entered into a consulting agreement with G Prime LLC for services involving the development of relationships with brand owners and others in the food, pharmaceutical, medical device, household good and industrial products packaging industry. This agreement continues until either party terminates at any time upon 30 days prior written notice to the other or as otherwise mutually agreed.

On October 1, 2019, we entered into a representative agreement with J.A.G. Associates, Ltd. to represent us in the sale of our products in the U.S. and globally. This two year agreement can be terminated by either party upon 60 days prior written notice.

Effective as of May 30, 2019, we entered into a leasing agreement and purchase agreement with a Forbes Top 50 Private Company that sells nutrition, personal care, beauty and home care products around the globe. This is our first direct contract with a brand owner who prints its own packaging and labels using HP Indigo printing presses. They lease our equipment and software including VeriPAS™ technology products in conjunction with HP Indigo printing presses, our strategic partner. This one year leasing agreement can be terminated by either party upon 90 days’ prior notice.

On May 28, 2019, pursuant to a memorandum of understanding, we began a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. Pursuant to the memorandum of understanding, either party may termination the strategic partnership at any time after September 1, 2019.

On May 3, 2019, we entered into a one year leasing contract with Identity Management Systems Co., Ltd., for the lease of one of our new smartphone readers which includes the VeriPAS™ technology. This lease is expected to allow us to introduce and sell our products and services to the East Asia markets. The contract can be terminated by either party with 90 days’ prior notice.

On April 24, 2019, we entered into a license agreement with Niagara, a western New York label manufacturer with 33 years’ experience. The license allows Niagara to offer our brand protection technology solutions to brand owners throughout the United States through the leasing of our smart phone authentication devices. These authentication devices read the invisible RainbowSecure® codes into the cloud and are recorded in our serialization, track and trace software platform, VeriPAS™. This license has a one year term that automatically renews for successive one year terms unless 90 days’ prior notice of non-renewal is given by either party. The agreement can also be terminated by either party with 90 days’ prior notice.

On April 11, 2019, we entered into a one year reseller agreement with Arca, a leading label and packaging company based in Milan, Italy. Pursuant to the agreement, we offer our brand protection technology solutions to brand owners throughout Europe through the leasing of our patented smart phone authentication devices which read the invisible codes into the cloud and are recorded in the Company’s VeriPAS™ platform. Our devices are expected to be leased to brand owners by Arca in exchange for recurring revenue. The agreement can be terminated by either party with 90 days’ prior notice.

Brand Protection Printing Technology

In September 2017, we announced a five-year contract with HP Indigo, a leader in manufacturing digital printing presses.  These presses print both static and variable high-quality images such as personalized labels and packaging for major brand owners.  Our technology was tested and approved by HP Indigo for use on the HP Indigo 6000 series press models. It is currently being qualified for the larger HP Indigo 30,000 series.

This press is mainly used to print labels and packaging for major world-wide brand owners.  HP Indigo and VerifyMe incorporate VerifyMe's pigment products with HP Indigo's ElectroInk to be used for packaging, label authentication, anti-counterfeiting, anti-diversion and covert item level serialization for supply chain and distribution security.

This solution is marketed as RainbowSecure® powered by HP Indigo and sold globally by us to HP Indigo customers. The solution includes a HP Indigo security ElectroInk as well as our readers and authentication tools that can be used in conjunction with the security ElectroInk. Both companies provide support to HP Indigo customers that use the RainbowSecure® solution on HP Indigo's digital printing presses.

The HP Security ElectroInk containing RainbowSecure® is in an ink canister that is mounted into the digital Indigo printing press along with the other traditional ink stations.  Since the HP Indigo is a digital press, the RainbowSecure® technology prints covert serialization numbers, codes or images either fixed or variable mainly on labels and packaging which are revealed when using our hand-held authentication devices.

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As an add-on track and trace feature of our RainbowSecure® covert imaging, we have contracted with Micro Focus International PLC, a global software developer to utilize their visible QR code system, GPAS, which is printed on labels and packaging along with our covert RainbowSecure® to store our hidden covert serial number in the cloud for product diversion investigators to authenticate with a proprietary app on a mobile device.  The Micro Focus GPAS allows customers to use their smartphone to scan a product’s QR code or send the code via a text message. Immediate results help verify whether the product is real or counterfeit. This helps save customers from potential physical harm and businesses from facing lawsuits, loss of revenue and brand erosion.  In addition to the anti-counterfeiting image, the Micro Focus Track and Trace software has a “big data” gathering system with real-time analytics which geographically locate and identify counterfeiting activity by using an easily configured rules engine. Our covert or invisible RainbowSecure® system works as an extra layer of protection for the GPAS system.  When a professional product investigator scans the Micro Focus visible QR code with a special app on a smart phone it brings him or her to our secure cloud application to see what the hidden serialization number printed by the HP Indigo is for that particular label or package.  The product investigator then uses the RainbowSecure® reading device to compare the hidden serialization number against the cloud number to prove authenticity.

Under the contract with Micro Focus, VerifyMe has a re-seller agreement where we sell the combined Micro Focus GPAS system with our RainbowSecure® identifier under our own trademarked name, VeriPASTM.

Under the terms of our agreement with GLM, GLM will be able to create and print labeling containing the RainbowSecure® ink technology.

HP has their own QR code track and trace system called, “HP Link Technology.”  HP Link competes with the Micro Focus GPAS system.  We are in continuing discussions to build a similar covert serialization number layer utilized in the Micro Focus GPAS system into HP Indigo’s Link system. Additional software development efforts will be required and we expect to continue the integration discussion with HP Link.

We also have a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology.

In addition, effective as of May 30, 2019, we entered into a contract with a Forbes Top 50 Private Company that sells nutrition, personal care, beauty and home care products around the globe. The brand owner prints its own packaging and labels using HP Indigo printing presses. They lease our equipment and software including VeriPAS™ technology products in conjunction with HP Indigo printing presses, our strategic partner. This one year leasing agreement can be terminated by either party upon 90 days’ prior notice.

 We believe that the brand protection security technologies we own, once fully developed and coupled with our contract with HP Indigo, can be used to enable brand owners to securely prevent counterfeiting, prevent product diversion and authenticate labels, packaging and products and alleviate the brand owner’s liability from counterfeit products which physically harm consumers. Our covert technologies give the brand owner the ability to control, monitor and protect their products life cycle. Also, our technologies allow the brand owner to prove whether the product causing an issue is authentic or made by a counterfeiter. Our goal is to generate revenue through licenses and royalties of our technology and through direct sales of our technology.

In addition to packaging and labels, our brand protection security printing technologies can be applied to authenticate important credentials such as driver’s licenses, plastics, metal, apparel, birth certificates, immigration documents, gaming, apparel, currency, event and transportation tickets, passports, computer software, and credit cards.

Anti-Counterfeiting Technologies and Products

Recent developments in copying and printing technologies have made it easier to counterfeit a wide variety of documents and products.  We have organized the current state of counterfeiting into two types.  The first type is what we call “Traditional Counterfeiting” that includes mainly paper type documents and instruments such as bank checks, birth certificates, credentials, identification documents, stock certificates, currency, lottery tickets, credit cards, driver’s licenses, event and transportation tickets, coupons, and travelers’ checks.  Most of the Traditional Counterfeiting targets are mainly paper type instruments which can be traditionally copied, scanned, color copied, hand drawn, etc., by both professionals and consumers alike.  The other type of counterfeiting we call “Modern Counterfeiting.”  Although Traditional Counterfeiting targets are extremely important and cause mainly financial harm, “Modern Counterfeiting” targets on the other hand are much more sophisticated.  Organized crime, consumers, small and large businesses, and even governments partake in Modern Counterfeiting.  Modern Counterfeiting consists of the actual counterfeiting of major brand owner’s products such as expensive luxury items like jewelry, purses, military items (sabotage), drug manufacturing, consumables like tobacco, alcohol, golf clubs and even food and beverages.  Not only is the packaging and labeling counterfeited, the actual products are counterfeited.  There are even reports of whole companies being counterfeited.

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Not only are consumers at risk, brand owners are also at risk.  Normally brand owners are financially impacted when someone is selling or diverting their products.  The financial impact seems to be the lesser of the risk factors.  We believe the additional, more impactful risk, facing brand owners and drug manufacturers is the liability issue.  A brand owner may be called to a court room to prove that a product is authentic or counterfeit to avoid major liability exposure in the form of judgements and fines, as well as the extremely severe negative marketing exposure for such issues.

Brand owners do not want their products published under the name of a product that injured or harmed a consumer.  Our covert RainbowSecure® technology can be utilized by brand owners to authenticate products, labels and packaging in those circumstances.  We believe that losses and liability from such counterfeiting is increasing substantially with improvements in counterfeiting technology as well as the proliferation of highly skilled and well-funded counterfeiters.  It is therefore imperative that all brand owners, beverages, food and drug manufacturers utilize the best counterfeit prevention technologies available for their products.

We believe that our brand protection security anti-counterfeit technologies may be useful to businesses desiring to authenticate a wide variety of materials and products. The best solution for brand owners and manufacturers is to layer as many technologies as they can to protect their products.  Our technologies include (i) a technology utilizing invisible ink taggant that can be revealed by use of a special calibrated laser light for authentication purposes, (ii) an ink technology, which allows invisible codes to be printed, and (iii) a color changing technology that is activated by certain types of lights. All of those technologies cannot be copied or scanned by the counterfeiter. We believe the useful life of our technologies on a label or package is at least 20 years.  Our technologies can be printed on labels and packaging and can also be applied to metals, plastics and textiles. Other possible variations of our laser-based technology involve multiple color responses from a common laser, visible marks of one color that turn another color with a second laser, or visible and invisible marks that turn into a multicolored image. These technologies provide users with the ability to authenticate products and detect counterfeit documents. Applications include the authentication of documents having intrinsic value, such as currency, checks, travelers’ checks, gift certificates and event tickets, and the authentication of product labeling and packaging. When applied to product labeling and packaging, our technologies can be used to detect counterfeit products with labels and/or in packaging that do not contain the authenticating marks invisibly printed on the packaging or labels of legitimate products, as well as to combat product diversion (i.e., the sale of legitimate products through unauthorized distribution channels or in unauthorized markets). We believe that our technologies also could be used in a manner that permits manufacturers and distributors to track the movement or pinpoint geographically where counterfeiting of products is occurring.  We can track and trace from production to ultimate consumption when coupled with our VeriPAS™ proprietary software.

Brand Protection and Material Goods Anti-Counterfeit Industry — Overview

We believe one of the most important areas for our technology is authentication, which is the act of confirming that objects such as currency, passports, casino chips, credit cards, stock certificates, pharmaceuticals, stamps, identification cards, lottery tickets, and so forth, are real and not forgeries. With the advent of new technologies, including the color copier and other printing technologies and templates and the availability of the Internet, counterfeiters have had access to technologies which make it easier to produce counterfeit items. Counterfeiters are often located in foreign nations where counterfeiting is subject to little or no viable threat of prosecution.

While some currency and credit cards have introduced holograms, seals, and embedded strips in order to add a level of protection, most such methodologies are expensive and, in some cases involve a time-consuming production process. In other instances, such as when printing cigarette tax stamps or hundreds of millions of pieces used in a popular restaurant chain’s contest game pieces, the authentication process must be extremely inexpensive and easy to use or it will not be cost effective. Currently many national currencies lack a sufficient layer of protection to deter counterfeiting and can easily be counterfeited.

Two Major Trends

We believe major shifts are occurring in how counterfeit products enter the hands of consumers. Many consumers are purchasing counterfeit products online. In addition, biometric technology is becoming increasingly popular which can tie individuals to their documents and transactions. We have multi-factor technology using biometrics in our digital verification technology. Our entry into the biometrics technology business is further described below under “Digital Authentication Technologies and Products.”

Counterfeiting is a continuously evolving economic crime. It presents companies, governments and individuals with a unique set of problems and has become a sophisticated network of counterfeiting.  Counterfeiting devalues corporate reputations, hinders investment, and imposes costs upon many people every year.

The Size of the Market Opportunity

Based on technology, the label and packaging market, including the anticounterfeit packaging industry, has been segmented as follows:

•	Coding & printing technology (Track and Trace)

•	Radio Frequency Identification (“RFID”)

•	Hologram

•	Security labels

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•	Packaging design

•	Others (digital mass sterilization, digital mass encryption, and surveillance technologies)

The anti-counterfeiting industry is segmented into four general categories: (i) Optical technologies - use of light, i.e. holograms; (ii) Electronic - magnetic strips and smart cards; (iii) Biotechnologies - uses characteristics of biological proteins such as antibodies, enzymes and DNA; and (iv) Chemical technologies - includes photochromic (or light-reactive) and thermochromic (or heat-reactive) inks.

We operate in the chemical technologies and security ink sectors of the industry. Products in this industry change color when exposed to either heat or light and revert to their original color when exposed again. Generally, the effect is reversible as often as required. Inks have also been developed that are invisible to the human eye, but which can be read by bar-code scanners. Other reactive inks change color when brought into contact with specific substances, such as ink from a felt-tipped pen.

We operate in the coding and printing technology, security labels segments in the anti-counterfeit packaging industry.

Recent developments in printing technologies have made it easier to counterfeit a wide variety of documents. Lottery tickets, gift certificates, event and transportation tickets and travelers’ checks are all susceptible to counterfeiting, and we believe that losses from such counterfeiting have increased substantially due to improvements in technology. Counterfeiting has long caused losses to manufacturers of brand name products, and we believe that these losses have increased as the counterfeiting of labeling and packaging has become easier.

The Organization for Economic Cooperation and Development, in its published study in 2019, estimated that global trade related counterfeiting accounts for 3.3% of world trade or approximately $509 billion. They also conclude that millions of consumers are risking their lives by using unsafe and ineffective counterfeit products unknowingly.

Printing and Packaging

Counterfeiting in packaging has greatly intensified in recent years, causing concerns for consumers and financial concern for businesses worldwide.  Billions of dollars per year are at stake for companies as they seek ways to ensure that the products sold with their logos and brands are authorized and authentic. The proliferation of counterfeiting requires brand owners and their converter/printer partners to work together to create a multi-layered protection plan so that their packaging and labels protect their brands and deter those trying to profit at their (and their reputation’s) expense.

Counterfeiters have become so good at their unlawful activity that spotting the difference between legitimate and counterfeit products can be daunting. Counterfeiters have many ways to subvert legitimate brands. These may include taking an out-of-date product and selling it in packaging and labels that have been forged; sometimes, the packaging, labels and product itself are all counterfeited. Counterfeiters might also use legitimate packaging coupled with fake products. We believe our pigment security systems are a cost-effective solution for printer and packagers and are easily integrated into their existing manufacturing process.

The Opportunity

As counterfeiting continues to increase and losses to manufacturers and others continue to escalate, we believe that those entities will seek better technologies to minimize their exposure. These technologies, however, must also be cost-effective, easy to integrate, and highly resistant to counterfeiting themselves. We offer products in two related market segments. We offer security ink taggants in the anti-counterfeiting/authentication industry and we offer a software product called VeriPASTM in the identifier/track and trace industry.

Our Solutions

In the areas of authentication and serialization of physical goods, we offer clients the following products as anti-counterfeit systems:

•	RainbowSecure®

•	VeriPASTM Global Product Identifier, Track and Trace System

•	SecureLight®

•	SecureLight+®

•	Smart Phone Authenticator™

•	VerifyMe Beeper

RainbowSecure® technology was our first technology to be patented. It combines an invisible ink with a proprietary tuned laser to enable counterfeit products to be exposed. In 2017, we signed a five-year contract with HP Indigo to print this technology on packages and labels on their 6000 series digital Presses.  In December 2017, we signed a contract with Micro Focus to use RainbowSecure® in their Global Product Authentication, Track and Trace system (software). The technology also features a unique double layer of security which remains entirely covert at all times and provides licensees with additional protection. RainbowSecure® is particularly well-suited to closed and controlled environments, such as casinos that want to verify transactions within a specific area, as well as labels, packaging, textiles, plastics and metal products which need authentication. In May 2019, we entered into a strategic partnership with INX International Ink Company, the third largest producer of inks in North America, to co-develop inkjet inks to be used for inkjet printing in combination with high speed, high volume label and packaging printing presses. The specially formulated inks will enable these printing presses to print our RainbowSecure® invisible ink technology, which includes our variable VeriPAS™ serialization, track and trace technology. We have not yet derived any revenue from our VeriPAS™ software system and have derived minimal revenue from the sale of our RainbowSecure® technology.

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VeriPAS™ technology combines the covert identifier of RainbowSecure® with the Micro Focus Track and Trace software which provides brand owners geographical business intelligence on counterfeiting as well as the ability to authenticate labels, packaging and products. We are speaking with other serialization, track and trace software providers and expects to add alternatives to clients beyond the Micro Focus GPAS system. This technology is currently being co-marketed with RainbowSecure® and our Smart Phone Authenticator™ product. Several clients are in the testing stage with this product. To date, we have not derived revenue from this technology.

SecureLight® technology was developed as a result of our investment in new proprietary color changing inks that could penetrate broader markets. During the past decade, we have refined our technology and its applications, and now have what we believe to be the easiest, most cost effective and efficient authentication technology available in the world today. Our technology, known as SecureLight®, takes advantage of the new ubiquitous energy efficient fluorescent lighting to change the color of ink, resulting in hundreds of new applications ranging from credit cards to driver’s licenses, passports, stock certificates, clothing labels, currency, ID cards, and tax stamps. The technology can also be used to protect apparel, pharmaceuticals, and virtually any other physical product, such as fabrics, plastics, ceramics and metal. In 2018, we received notice that patents involving this technology were approved in various European nations. We are attempting to commercialize this product.

SecureLight+® technology combines the covert characteristics of RainbowSecure® and the overt characteristics of SecureLight®. This provides a solution which can be authenticated in two different ways - by proprietary tuned laser devices, and also by anyone with fluorescent lighting, including end consumers. In 2018, we received notice that patents involving this technology were approved in various European nations. SecureLight+® has been successfully deployed in one country’s drivers’ licenses and another country’s voter registration card program. We have begun to commercialize this product.

Smart Phone Authenticator™ technology is a piece of hardware with a built in lighting system and software that scans invisible RainbowSecure® codes. Product investigators attach their smart phone to this device which then reveals the hidden RainbowSecure® images on the smart phone screen which are then sent to the VeriPASTM software in the cloud for authentication and data submission. These devices have been commercialized and are being leased to customers. Leases are typically one year in length.

VerifyMe Beeper technology is an authentication tool which we are marketing to customers in conjunction with our RainbowSecure® ink pigment. Authentication is provided in the form of an LED indicator, a camera device which reveals the hidden serialization numbers and codes on a viewing screen and an audible beeping device when placed on a label, product or package containing the RainbowSecure® technology. The hand held beeping device is tuned to authenticate the unique frequency of our RainbowSecure® invisible ink and will broadcast a beeping sound to confirm the authenticity when placed on products, labels and packaging containing our RainbowSecure® ink technology. The VerifyMe Beeper is designed for use by customers who desire instant authentication on items, such as event tickets at an entry gate. Our customized beeper will only positively identify a product bearing our unique anti-counterfeit solution. This technology is being commercialized and leased to customers.

Identification Cards and Secure Documents

Governments are increasingly vulnerable to counterfeiting, terrorism and other security threats at least in part because currencies, identity and security cards and other official documents can be counterfeited with relative ease. Governments must also enforce the various anti-counterfeiting and anti-piracy regimes of their respective jurisdictions which becomes increasingly difficult with the continued expansion of global trade. Our overt and covert ink pigment platform can provide secure, forensic, and cost-effective anti-counterfeiting, anti-piracy and identification solutions to local, state, and federal governments as well as the defense contractors and the other companies that do business with them. Our pigment solution can be used for many types of identification and official documents, such as:

•	Passports;

•	Permanent resident, or “green” cards and visas;

•	Drivers’ Licenses;

•	Social Security cards;

•	Military identification cards;

•	National transportation cards;

•	Security cards for access to sensitive physical locations; and

•	other important identity cards, official documents and security-related cards.

In connection with the development of our Smart Phone Authenticator™, we are currently seeking to expand our business in this market but have not yet generated sales in this area.

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Pharmaceuticals

The pharmaceutical industry faces major problems relative to counterfeit, diluted, or falsely labeled drugs that make their way through healthcare systems worldwide, posing a health threat to patients and a financial threat to producers and distributors. We believe counterfeit prescription pharmaceuticals are a growing trend, widely recognized as a public health risk and a serious concern to public health officials, private companies, and consumers. Counterfeiting can apply to both branded and generic products and counterfeit pharmaceuticals may include products with the correct ingredients but fake packaging, with the wrong ingredients, without active ingredients or with insufficient active ingredients.

Based on this threat, many countries have started to address vulnerabilities in the supply chain by enacting legislation which, among other things, requires the implementation of a comprehensive system designed to combat counterfeit, diluted or falsely labelled pharmaceuticals.  These systems are often referred to as serialization, or in the United States as e-Pedigree (electronic pedigree).

e-Pedigree and the Federal Drug Administration (“FDA”) mandated serialization requirements were implemented in November 2018 and are now required in all aspects of the pharmaceutical supply chain, from the manufacturer to the packager, wholesaler, distributor and final dispensing entity. The e-Pedigree provides an “audit trail,” or documented evidence, to help identify and catch counterfeiting and diversion. Serialization requires manufacturers, or third-party packagers in some virtual supply chains, to establish and apply to the smallest saleable unit package or immediate container a “unique identification number.” Our unique pigments embedded in the ink of a unique serialized barcode can provide a layered security foundation for a customer solution in this market.

The FDA implemented Title II of the Drug Quality and Security Act, entitled the “Drug Supply Chain Security Act.” This regulation requires drug manufactures to add product identifiers to certain prescription drug packages beginning in November 2018. We expect all pharmaceutical companies will eventually comply with the legislation at some point in the future. Our RainbowSecure® technology as well as our VeriPAS™ track and trace system can address the need for product identifiers. We plan on selling directly to the pharmaceutical industry and their printers. We also expect to engage third party marketing and sales companies to present our solutions to the drug and pharmaceutical industry.

We have entered into a strategic partnership to assist us with marketing our products to the pharmaceutical industry.

Consumer Products

        Counterfeit items are a significant and growing problem with all kinds of consumer-packaged goods, especially in the luxury retail and apparel industries.  Our unique ink pigments can be incorporated in dyes and used by manufacturers in these industries to combat counterfeiting and piracy of actual physical goods. Our pigments expressed as inks can also be used on packaging, as well as to track products that have been lost in transit, whether misplaced or stolen. We currently have a contract to assist with securing certain cosmetic products.

Food and Beverage

Counterfeit food threats are becoming more common as supply chains become more global and as imaging and manufacturing technology become more accessible. There have been numerous reports of counterfeit foods, including long-grain rice labelled and sold as basmati rice, Spanish olive oil bottled and sold as Italian olive oil, and mixtures of industrial solvents and alcohol sold as vodka. Although many of these stories have emerged from the U.K. and Europe, the fake-food problem is also relevant in the United States.

We believe the fake-food problem is often due to product laundering, dilution and intentionally false labeling. We believe our pigments and authentication tools can help in the battle against counterfeit foods and beverages. We are currently marketing our products in this market.

Our Raw Material Suppliers

Our security pigments are manufactured from naturally occurring inorganic rare earth materials. The manufacturing process includes both chemical and mechanical elements. In many cases, we produce pigments that are unique to a customer or product line. This uniqueness can be achieved through a variety of techniques, including custom formulation or combination of our proprietary pigments and/or incorporation of other specialized taggants.

There are many manufacturers of these types of specialized pigments and we intend to maintain multiple simultaneous relationships to ensure ample sources of supply.

Distribution

We provide pigment mixing instructions for the specific uses of each client based on their existing equipment and processes. We maintain policies and procedures to monitor, track and log access to and disposition of all pigment. Our customers are also required to agree to and implement these policies and procedures.

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Digital Authentication Technologies and Products

We believe accurate identification of human beings in electronic transactions, also known as Digital Identity Management, will continue to be a large and rapidly growing market. In today’s world the need for verification of the unique identity of human beings participating in those transactions has become more important. In general, every electronic transaction has a least two actors – a subject and a relying party. The relying party has a business need to eliminate or reduce risk associated with the identification of the subject.

Electronic financial theft and electronic theft of private information often make headlines. We believe the majority of this harm can be traced to weak authentication systems, such as username/password, yet these weak systems continue to be used in most of the world’s transactional systems. Cybersecurity is a growing threat requiring continuously evolving forms of electronic security.

Historically, stronger authentication solutions, such as biometric, two-factor and multi-factor solutions have been difficult to use and expensive to deploy and operate. The proliferation of smart phones and tablets provide an infrastructure for disruptive solutions that leverage the mobile nature of these devices and the multi-sensor computing capabilities.

VerifyMe Authenticator is a digital identity management software platform that provides extensible authentication mechanisms that can be dynamically invoked to achieve a specified degree of identity assurance. The Authenticator platform incorporates a risk engine that associates individual risk parameters and scores with every unique authentication mechanism. The risk engine then generates aggregate risk scores based on the specific combination of individual authentication mechanisms used to confirm the identity of the human being.

We are now enhancing this product and getting it ready for deployment into the financial services industry.  We cannot assure you we will generate any revenues from these efforts.

Digital Authentication Technology

We believe that the digital technologies we own will enable businesses and consumers to reconstruct their overall approaches to security—from identity and authentication to the management of legacy passwords and PINs. We empower our customers to take advantage of the full capabilities of smart mobile devices and provide solutions that are both simple to use and deliver the highest level of security. These solutions can be applied to corporate networks, financial services, e-gov services, digital wallets, mobile payments, entertainment, subscription services, and social media.

The challenges associated with digital access control and identity theft are problems that are highly relevant in the world today. Consumers, citizens, employees, governments and employers demand comprehensive solutions that are timely, reliable but not intrusive. The current widespread use of passwords and personal identification numbers, or PINs for authentication has proven to be unsecure and inadequate. Individuals increasingly expect anywhere-anytime experiences—whether they are making purchases, crossing borders, accessing services or logging into online accounts or corporate resources. They expect those experiences to ensure the protection of their privacy and to provide uncompromising confidentiality.

Verification is the front door of all access and transactions. The most fundamental action is to identify “who the person is and how you identify yourself.” We believe our VerifyMe digital authentication is the building block that answers that question. Our verification technology ensures that users are who they say they are.  Our technology becomes their virtual credentials which are protected from fraud and theft.  There are hundreds of millions of identities stolen annually. It is absolutely crucial to know which users have the right to access particular information or transactions, and whether or not unauthorized users have been prevented from accessing those same critically important items.

In today’s world we have global workforces, customers, systems and data.  Unfortunately, we have the same global sophisticated cybercrime.   Therefore, vetting users and access also means asking important questions about authentication, such as which authentication method is most appropriate given a resource, channel or specific risk factor.

We believe that our digital verification technology meets user expectations for ease of use, privacy and overall experiences especially in financial and healthcare enterprises. For connected organizations, the authentication process is like the front door. To users, it’s important not only to smoothly reach the systems or data they need, but to know that their own account access and data is secured. Authentication is crucial, but it needs to be frictionless to avoid frustrating users whether they are customers, partners, or employees.

Passwords are no longer enough. It has been proven time and time again that even strong credentials can be stolen, cracked or coaxed from end users. Given today’s threat landscape, good security requires strong authentication practices, one of which is multi-factor authentication (“MFA”). Our MFA system requires no passwords at all.

By using multiple independent factors VerifyMe’s verification system significantly increases the effort that cybercriminals must exert to break in and access the protected transaction or data.  Also attempts that fail for lack of additional factors raises immediate red flags to end users and their financial or data system administrators.

Additionally, our MFA does not use tokens or complicated, tiered passwords. Passwords are replaced by our MFA technology. Passwords are lost, stolen, forgotten, constantly changed, etc. Our MFA removes the need for passwords. The person’s biometrics combined with other non-password factors become their password.

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Our digital technologies involve the utilization of multiple authentication mechanisms, some of which we own. These mechanisms include biometric factors, knowledge factors, possession factors and location factors. Biometric factors include facial recognition with liveness detection, finger print and voice recognition. Knowledge factors include a personal gesture swipe and a safe and panic color choice. Possession factor includes devices that the user has in their possession such as a smartphone, smart watch, and other wearable computing devices. The location factor geo-locates the user during a secure login. We surround these authentication mechanisms with proprietary systems that improve the usability and the security of the solutions. Our solutions allow the assessment and quantification of risk using a sophisticated patented heuristic scoring mechanism. We have specialized systems that perform ‘liveness’ detection to insure the subject of authentication is in fact a live human being. We have software systems that introduce learning capabilities into our solutions to improve the ease of use and flexibility.

We believe that by using a host of factors, our proprietary scoring system gives a 99% assurance that the person behind the transaction is the person they say they are.

The digital technologies we own will enable businesses and consumers to reconstruct their overall approaches to security—from identity and authentication to the management of legacy passwords and PINs. We empower our customers to take advantage of the full capabilities of smart mobile devices and provide solutions that are both simple to use and deliver the highest level of security.

Our digital multi-factor verification software solutions can be applied to:

•	Cryptocurrencies

•	Blockchain Authentication

•	Corporate Networks

•	Digital Drop Box Access

•	Physical Access

•	Banking

•	Financial Transaction Services

•	Medical Insurance

•	Gaming

•	Retail

•	Digital Wallets

•	Legal

•	Government (e-gov services)

•	Military

•	Pharmaceutical

•	Immigration

•	Entertainment

•	Social Media

•	Mobile Payments

•	Purchaser Authentication

•	Notary Authentication

•	Electronic Forms

•	Voting Systems

•	Subscription services

•	Employee Time Systems

 Digital Authentication Industry Background

The growth in internet banking and internet commerce and the increasing use and reliance upon proprietary or confidential information that is remotely accessible by many users by businesses, government and educational institutions, has made information security a paramount concern. We believe that enterprises are seeking solutions that will continue to allow them to expand access to data and financial assets while maintaining network security.

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A vendor in the user authentication market delivers on-premises software/hardware or a cloud-based service that makes real-time authentication decisions for users who utilize an arbitrary endpoint device (that is, not just Windows PCs or Macs) to access one or more applications, systems or services in a variety of use cases. Where appropriate to the authentication methods supported, a vendor in this market also delivers client-side software or hardware that end users utilize to make those real-time authentication decisions.

The market is mature, with several vendors offering products that have been continuously offered during the past three decades (although ownership has changed over that time). However, new methods and vendors continue to emerge, with the most rapid growth occurring within the past decade in response to the changing market needs for different trade-offs among trust, user experience and total cost of ownership. The greater adoption of user authentication over a wider variety of use cases, the impact of mobile, cloud and big data analytics, and the emergence of innovative methods continue to be disruptive.

While over 100 authentication vendors currently operate in the market, the vast majority deliver two-factor authentication solutions. Even the few vendors that market biometric solutions simply combine them with a password for two-factor security.

Internet and Enterprise Security.  With the advent of personal computers and distributed information systems in the form of wide area networks, intranets, local area networks and the Internet, as well as other direct electronic links, many organizations have implemented applications to enable their workforce and third parties, including vendors, suppliers and customers, to access and exchange data and perform electronic transactions. As a result of the increased number of users having direct and remote access to such enterprise applications, data and financial assets have become increasingly vulnerable to unauthorized access and misuse.

Individual User Security.  In addition to the need for enterprise-wide security, the proliferation of personal computers, personal digital assistants and mobile telephones in both the home and office settings, combined with widespread access to the Internet, have created significant opportunities for electronic commerce by individual users such as electronic bill payment, home banking and home shopping.

The continued reliance by most enterprises on passwords and PINs has resulted in daily identity theft and data breaches, with massive attacks being announced almost every week. The companies that have been attacked and compromised private data include top brands in finance, retail, entertainment, technology and governments.

Strong Authentication Market

A strong authentication market has emerged, initially led by two-factor authentication solutions. Two-factor authentication solutions combine a password with a second factor, which typically involves proving possession of some object through a one-time password token that generates rotating secret codes, a telephone call via a callback or a SMS message, or an email address via emailing a secret code. We believe three-, four- and five-step methods are expensive and typically used by banks and high-level government operations. We believe biometric technology will play a larger role.

Password Manager/Digital Wallet Market

Until companies figure out a better way to protect their data in the cloud, we believe that the best solution is to enforce higher security with password managers.  Password managers provide tools to encrypt text files that can store passwords that are not Web based, such as Windows and Outlook passwords, Lotus Notes passwords, administration passwords including local and domain accounts, BIOS passwords, encrypted hard drive passwords, cell phone and voicemail passwords and iPad and iPhone passwords.  Password managers promise greater security while improving the user experience.

The best password managers sync to the cloud across all dominant platforms and require multi-factor authentication. There are currently no password managers that utilize more than two-factor authentication and none that incorporate additional biometric mechanisms.

The Opportunity

As identity theft and data breaches continue to increase and losses to service providers and individuals continue to escalate, we believe both enterprises and consumers will seek better solutions to protect their interests. These solutions must be cost effective, easy to integrate, and simple to use.

Any transaction or action which requires authentication of an individual is a potential opportunity for a strong multi-factor solution such as VerifyMe Authenticator. We believe this is a large market opportunity, within which we are focused on five specific segments:

•	Subscription services market, where revenue is commonly lost due to multiple individuals sharing user credentials to access information and services;

•	Online gaming market, where financial transactions are performed and geo-location is very important to maintaining compliance with state/country regulations;

•	Financial services market, where there is a large financial risk to identity theft and fraud, including banking, purchases, mobile payments, and digital wallets

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•	Access control market, where the identity of individuals is key to allow access to buildings as well as digital access to data

•	Social Media Market to identify people versus robots or imposters

Our Solution

VerifyMe Authenticator delivers an electronic authentication solution for identifying individual human beings. When subject attempts to access an internet resource and asserts an identity, VerifyMe Authenticator attempts to authenticate the asserted identity. It does this utilizing multiple strong authentication mechanisms, involving at least three independent factors.

VerifyMe Authenticator is based around mobile apps that incorporate a password manager and single sign on capability. In addition to facilitating strong authentication during the logon process to the enterprise resource or service, VerifyMe Authenticator also lets the user conveniently integrate and protect all of their legacy username and passwords.

Fast and Easy to Use

VerifyMe Authenticator replaces passwords and PINs with a quick, intuitive and user-friendly interface. Our customers can authenticate end users in multiple ways (multi-factor) in the same timeframe as a conventional password login. The service is platform agnostic (available for IOS, Android, Mac and PC), and scalable for use on wearable personal devices.

Support for Any Authentication Method

VerifyMe Authenticator has the ability to authenticate individuals using facial recognition, fingerprint, voice scanning, retina scanning, swipe pattern recognition, location detection and approved IP detection. We believe that Authenticator can provide the highest levels of confidence, security and account protection to a businesses’ customers, all within seconds. VerifyMe Authenticator is not limited to specific authentication factors. Our platform can support any available authentication mechanism, including those that require policy-driven mechanisms.  We are continuing to add new authentication mechanisms, including mechanisms suitable for wearable devices and new biometrics.

Multi-Factor Confidence Scores

Depending on the desired level of confidence, different online and mobile application accounts can require varying quality scores. As the desired level of security increases, so does the required quality score to complete a sign-in transaction. As the quality score increases, additional authentication factors are added to the sign-in process.

Secure Platform, Easy to Integrate

VerifyMe Authenticator can be delivered either as managed service from our secure cloud or as licensed software which can be operated with existing infrastructure.  VerifyMe Authenticator also features the following benefits:

•	Available to be white-labeled and integrated into existing digital platforms;

•	Non-Stop, audited, monitored, private cloud service;

•	Three independent, fault tolerant, redundant data centers;

•	Global load balancing and traffic management;

•	High level commercial API’s can be integrated in hours; and

•	Complete audit information, including fresh biometrics.

The three factors VerifyMe Authenticator utilize include, but are not limited to, the following:

Factor 1 – Something you have – a possession device – typically this is a registered mobile device, which we can authenticate either via SMS or email round robin protocol.

Factor 2 – Something you know – a knowledge factor – we currently utilize a color gesture swipe. This requires the subject to confirm their secret color and appropriately connect dots on a matrix consistent with their registered gesture pattern.

Factor 3 – Something you are – we utilize facial recognition to authenticate images captured in real-time using the registered devices built in camera, with images that were stored in the subject’s profile during registration.

Our platform can be distinguished from competitors in that it is not limited to any of the above authentication mechanisms; VerifyMe Authenticator currently supports many more authentication mechanisms and we intend to continue expanding this list.  For example, our platform is not limited to facial recognition as a biometric mechanism. It currently supports voice, fingerprint and other mechanisms.

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In addition, VerifyMe Authenticator includes a risk-scoring engine that is able to enforce complex, customer specific authentication policies and shield them from the underlying complexity of evaluating multiple, independent authentication mechanisms. This risk engine allows us to constantly add new authentication mechanisms as they emerge. We see the emerging market of wearable devices as providing new authentication mechanisms that will be very simple and reliable for the end-user. Because our risk engine insulates the enterprise from the complexity of having to interface with all these different platforms, they are available to benefit from and insure their customers can utilize these devices to their full potential.

VerifyMe Authenticator is platform agnostic (available for IOS, Android, Mac, Linux and Windows) and scalable for use on wearable personal devices. The digital platform is an enterprise solution, which combines multiple independent authentication factors and can also determine geo-location utilizing a number of mechanisms including GPS, cell tower triangulation and IP/WIFI address. Because the service utilizes biometrics and liveness detection, it eliminates the possibility that users might share their authentication credentials, or that user accounts can be accessed by other individuals. The combination of biometrics and geo-location provides extremely strong transactional evidence, making it nearly impossible for an end-user to refute having been part of a transaction.

The VerifyMe Smart Phone Authenticator™ technology is being commercialized and leased to customers. We spent approximately $24,000 on hosting of our MFA software and $0.3 million on software and hardware development. We had no sales in 2018 in relation to our MFA technologies due to further refinement to address new smart phone capabilities. Our MFA can now work of both Apple IOS and Android phone systems. In 2018, we developed applications (“APPs”) which are used in conjunction with the MFA technology. These APPS are now fully functional except we expect to enhance and upgrade the visual appearance and functionality of the APP to enhance a customer’s experience.

VerifyMe Authenticator Marketing and Sales

We are seeking business partners with revenue and proven business models. To date we have had no sales however, in 2019, we are investing in sales channels and pursuing opportunities.

Our Technology and Intellectual Property

Intellectual property is important to our business. The current patent and trademark portfolios consist of 10 granted US patents and one granted European patent validated in four countries, four pending US and foreign patent applications, four registered US trademarks, one registered EU foreign registration, and eight pending US and foreign trademark applications.

 In addition, six patent applications were abandoned.  We plan on considering the filing for reinstatement on some of the abandoned patent applications.

Our registered patents expire between the years of 2019 and 2033.

We have attempted to achieve sufficient flexibility in our products and technologies so as to provide cost-effective solutions to a wide variety of counterfeiting problems. We intend to generate revenues primarily by selling pigment to manufacturers who incorporate our technologies into their manufacturing processes and their products as well as through licensing fees where we are providing unique or custom solutions.

While some of our granted patents are commercially ready, we believe that others may have commercial application in the future but will require additional capital and/or a strategic partner in order to reach the potential markets. All of our patents are related to the inventions described above. Our registered patents expire between the years of 2019 and 2033. The expiration date of a pending application that matures into a registration depends upon the issuance date and any adjustment under 35 U.S.C. 154(b).

It is cost prohibitive to register patents in every country.  We continue to develop new anti-counterfeiting technologies and we apply for patent protection for these technologies in countries with the most market potential and strong patent enforcement tools.  When a new product or process is developed, we may seek to preserve the economic benefit of the product or process by applying for a patent in each jurisdiction in which the product or process is likely to be exploited.

The issuance of a patent is considered prima facie evidence of validity.  The granting of a patent does not prevent a third party from seeking a judicial determination that the patent is invalid. Such challenges to the validity of a patent are not uncommon and can be successful. There can be no assurance that a challenge will not be filed to one or more of our patents, if granted, and that if filed, such a challenge will not be successful.

We have trademarked the VerifyMeTM brand in the United States and have pending applications with respect to our brand internationally. However, our name and brand could be confused with brands that have similar names, including but not limited to Verified.Me, a service offered to Canadians by SecureKey Technologies Inc. We have a pending application for the VerifyMe name in Canada but can make no assurances regarding its approval. We are aware of names and marks similar to our service marks being used from time to time by other persons that could result in confusion and may diminish the value of our brands and adversely affect our business.

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The following tables provide information with respect to our current patent and trademark portfolio:

Patents:

Jurisdiction	Patent No.	Issue Date	Title	Expiration Date
US	6,483,576	11/19/2002	Counterfeit detection system	12/10/2019
US	6,861,012	03/01/2005	Latent inkjet formulation and method	03/10/2021
US	6,672,718	01/06/2004	Aqueous latent image printing method and aqueous latent image printing ink for use therewith	07/23/2022
US	7,939,239	05/10/2011	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	03/03/2028 (subject to payment of all maintenance fees)
US	8,551,683	10/08/2013	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	11/02/2024 (subject to payment of all maintenance fees)
US	9,250,660	02/02/2016	"Home" button with integrated user biometric sensing and verification system for mobile device	11/14/2032 (subject to payment of all maintenance fees)
US	8,841,063	09/23/2014	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	5/20/2024 (subject to payment of all maintenance fees)
Europe	EP1756649	11/28/2018	Illumination sources and subjects having distinctly matched and mismatched narrow spectral bands	2/11/2025 (subject to payment of all annuity fees in each of France, Germany, Great Britain, and Italy)
US	9,485,236	11/01/2016	System and method for verified social network profile	11/14/2032 (subject to payment of all maintenance fees)
US	9,183,688	11/10/2015	Characteristic Verification System	02/19/2033 (subject to payment of all maintenance fees)
US	9,159,016	10/13/2015	System and method for providing tangible medium with electromagnetic security marker	03/14/2033 (subject to payment of all maintenance fees)
US	US20190138868A1	Published 05/09/2019	Dual code authentication process	Pending application
PCT	WO2019/094274	Published 05/16/2019	Dual code authentication process	Pending application
US	--	--	Device and method for authentication	Pending application
PCT	--	--	Device and method for authentication	Pending application

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Trademarks:

Jurisdiction	Trademark No.	Issue Date	Title	Expiration Date/Status
US	4,302,455	03/12/2013	VERIFYME	Registered; Renewal due 03/12/2023
Australia	--	--	VERIFYME	Pending application
Canada	--	--	VERIFYME	Pending application
Colombia	--	--	VERIFYME	Pending application
Europe	--	--	VERIFYME	Pending application
Japan	--	--	VERIFYME	Pending application
Mexico	--	--	VERIFYME	Pending application
Singapore	--	--	VERIFYME	Pending application
South Korea	--	--	VERIFYME	Pending application
US	5,725,795	04/16/2019	SECURELIGHT	Registered; Section 8 Affidavit due 04/16/2024 to 04/16/2025
US	5,725,794	04/16/2019	RAINBOWSECURE	Registered; Section 8 Affidavit due 04/16/2024 to 04/16/2025
US	5,725,796	04/16/2019	SECURELIGHT+	Registered; Section 8 Affidavit due 04/16/2024 to 04/16/2025
US	--	--	VERIPAS	Pending application

Research and Development

We have been involved in research and development since our inception and intend to continue our research and development activities, funds permitting. Until January 1, 2013, our research and development focused on pigment technologies. Since January 1, 2013, we have allocated research and development efforts between digital and pigment technologies. We hope to expand our technology into new areas of implementation and to develop unique customer applications. We spent approximately $7,055 and $102,272 in the nine months ended September 30, 2019 and 2018, respectively, and $0.2 million and $0.1 million during the years ended December 31, 2018 and 2017, respectively, on research and development.

Our Revenue Model

To date, we have not generated material revenue. We believe that our recent contract with HP Indigo will create demand for our RainbowSecure® and VeriPASTM products.  Working with HP Indigo and S-One, we are creating co-marketing programs to effectively reach all 6000 series HP Indigo owners.   We also will reach out to brand owners and make them aware of our brand protection security solutions which can provide brand owners counterfeit prevention protection. We intend to generate revenues primarily by collecting license fees based on usage fees generated from HP Indigo 6000 series users as well as non-digital press technology usage.  Our revenue is derived utilizing a royalty rate based on the volume of a particular label or package printed with our RainbowSecure® technology (e.g. a royalty on each impression). We believe we will also have revenue that will be generated with the leasing of authentication devices to manufacturers who incorporate our technologies into their manufacturing processes and user authentication protocols, as well as through the sale of pigments to be incorporated in inks and dyes and the sale of authentication tools.

Our VeriPASTM technology product is an identifier, track and trace system which generates revenue from a contracted usage fee per impression rate based on the number of codes which are purchased for application on labels and packages printed with the technology.

Our VerifyMe Digital Authentication technology is a software system.  The revenue to be generated from this product will be in the form of a contracted per transaction fee and or a monthly service fee.

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Sales and Marketing Strategy:

Brand Protection Security Technology Marketing Strategy

We plan on marketing directly with HP Indigo 6000 series owners, as well as the label and packaging printing industry, including both traditional and digital printers and users to address their clients’ needs for our covert serialization. Those printers will market and resell our technologies to both current and future brand owner clients.

In addition to the printing industry we will be marketing directly to all brand owners who utilize labels and packaging for their products. Brand owners can be licensed directly by VerifyMe and direct their personal printer to print their labels and packaging with the VerifyMe printing technologies.  The brand owner will therefore pay their royalties directly to VerifyMe based on the number of labels and packages units that their printer applied the technology to.

In addition, we will engage third parties to market, sell and support our brand protection security technologies on a global basis for a contracted fee based on their sales.  Our targeted third parties will already have a successful track record in supporting HP Indigo owners as well as traditional printing clients.

As discussed above, in March 2018, we entered into a strategic partnership with S-One. S-One provides VerifyMe with global sales, distribution, and promotion support for the Company’s products and will employ a representative that will be solely dedicated to promoting the Company’s products. Under the terms of the Company’s agreement with S-One, S-One acts as a sales and marketing contractor for the Company’s printed products and services on a global basis and assists the Company in fulfilling the Company’s obligations under the Company’s signed current and future reseller agreements with various global and domestic print providers and brand owners.

The FDA implemented the identifier track and trace portion of the Title II of the Drug Quality and Security Act in November 2018, entitled the “Drug Supply Chain Security Act.” This regulation requires drug manufactures to add product identifiers, such as our RainbowSecure® technology as well as our VeriPASTM track and trace system, to certain prescription drug packages beginning in November 2018. Re-packagers must begin adding product identifiers in November 2018. We expect to engage third party marketing and sales companies to present our solutions to the drug and pharmaceutical industry. The FDA intends to continue implementing the Drug Supply Chain Security Act to ensure that a full electronic identification system for prescription drugs is implemented by 2023.

In addition, our track and trace partner, Micro Focus is contracted to cross sell our technologies as part of their Global Product Authentication System called “GPAS”.  We are also contracted with Micro Focus to re-sell their GPAS product with our RainbowSecure® technology under our own trademarked name, VeriPASTM which stands for VerifyMe Global Product Authentication System.

An additional marketing strategy is to incorporate our technology into the high-speed inkjet hardware that traditional Flexo and Commercial Printers use to add a variable data feature for their clients.

Some of the major brand segments that need our type of label, packaging and serialization identifier products are:

Consumer Product Security

•	Pharmaceuticals

•	Food

•	Beverages

•	Luxury goods

•	Cosmetics

•	Alcohol

•	Auto parts

•	Aviation parts

•	Any other label/ packaging requirements

Documents of Value

•	Currency

•	Stock certificates and bonds

•	Event tickets

•	Lottery tickets

Homeland Security

•	Passports

•	ID cards

•	Driver’s licenses

•	Visas
•	Container seals

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•	Pallet security

Military

•	Uniforms

•	Weapons

•	Ammunition

Product Diversion Tracking

•	Pharmaceuticals

•	Apparel/licensed merchandise

•	Cosmetics and fragrances

•	Watches and jewelry

Financial Services and Products

•	Consumer login credentials

•	Online transaction approval

•	Credit cards

•	Bank checks

•	Financial documents/promissory notes

We plan for our sales and marketing strategy to include an outreach program and sales programs that tailor the product to the governmental body or merchant, as well as key partnerships with authorities and merchants whose products or audiences can be complementary to our own. In particular, we will focus on building relationships with key partners who can deliver our products to their existing and prospective customers in target markets - i.e., printer/packagers, plastic card manufacturers and financial services intermediaries.

Digital VerifyMe Authenticator Technology Marketing Strategy

Our VerifyMe authenticator digital software technology is expected to be marketed directly to potential clients through the use of demonstrations and trade shows.

Our initial targeted market segment is the financial services industry.  This includes both the traditional banking and crypto financial transaction industries.  Our second targeted market segment is expected to be the healthcare industry.  The third targeted market is expected to the gaming industry.   The fourth target market segment we expect to market to will be governments.  Governments can be both foreign and domestic as well as federal, state and local levels.

We anticipate that all of these market outreaches will be made directly by us and we also plan to use third party marketing vendors who specialize in software sales.

Competition

The market for protection from counterfeiting, diversion, theft and forgery is a mature more than 25-year old industry dominated by a number of large, well-established companies, particularly in the area of traditional overt security technologies where repeating static produced images are commonly used. This is due to the fact that security printing for currency production began in Europe over a century ago and has resulted in the establishment of old-line security printers which have branched out into brand and product protection as well. In North America, brand protection products, such as tamper-resistant packaging, security labels, and anti-theft devices are readily available and utilized on a widespread basis. In recent years, however, demand has increased for more sophisticated overt and covert security technologies with a strong desire for technologies that can provide variable images and data. Competitors can be segregated into the following groups: (i) Security Ink Manufacturers: These are generally well-established companies such as SICPA and Sun Chemical, whose core business is manufacturing and selling printing inks; (ii) System Integrators: These companies have often evolved from other sectors in the printing industry, mainly security printing manufacturers, technology providers, or packaging and label manufacturers. These companies offer a range of security solutions, enabling them to provide a complete suite of solutions tailored to the customer’s specific needs and requirements. The companies in this space include 3M, DuPont, Opsec, Honeywell, and Avery Dennison; (iii) System Consultancy Groups: These companies offer a range of technologies from several different providers and tailor specific solutions to end-users; (iv) Traditional Authentication Technology Providers: These purveyors include companies like American Banknote Holographics, Crown Roll Leaf and Digimarc, which provide holograms and digital watermarking, respectively; (v) Product Diversion Tracking Providers. Applied DNA Sciences Next-Generation Technology Providers LLC falls into this group, along with several companies such as Applied DNA Sciences, Authentix, DNA Technologies, and Identif, Kodak Traceless, which provide on-product and in-product tagging technologies; (vi) Traditional Security Printers: This group includes traditional security printers such as Thomas de la Rue, Canadian Banknote, and Banknote Corporation of America, and Portals, whose core products are printing the world’s currencies; and (vii) Biometric Solution Providers: These companies offer biometric authentication capabilities to be integrated with existing mobile device authentication, such as OT-Morpho and ImageWare Systems.

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Amazon is now an official competitor with their new “Project Zero” Brand protection system utilizing their “Transparency” serialization product. Amazon’s product serialization service provides a unique code for every unit that is manufactured, and the brand puts these codes on its products as part of its manufacturing process, which Amazon scans and verifies. This differs from our covert luminescent pigment which is incorporated in the labeling process and our invisible covert serialization and authentication solution.

Also HP Indigo, is now selling a yellow ultra violet ink as a security product for an inexpensive price that directly competes with our products. There are a number of providers of inexpensive ultra violet inks in the marketplace, however, we believe these inexpensive ultra violet inks do not provide the level of security and safety that our products provide.

New types of security competition is also increasing, such as retail website monitoring, brand investigations, RFID and near field communications (“NFC”) products using low powered radio signals.

To compete effectively, we are seeking to establish key relationships with major digital solution equipment and distribution providers as we have done with HP Indigo.  While leveraging these relationships, we still expect that we will need to expend significant resources in technology and marketing. Many of our competitors have substantially greater financial, human and other resources than we have. As a result, we may not have sufficient resources to develop and market our services to the market effectively.

We expect competition with our products and services to continue and intensify in the future. We believe competition in our principal markets is primarily driven by:

•	product performance, features and liability;

•	price; new laws and regulations;

•	product innovation and timing of new product introductions;

•	ability to develop, maintain and protect proprietary products and technologies;

•	sales and distribution capabilities;

•	technical support and service;

•	brand loyalty;

•	applications support; and

•	breadth of product line.

If a competitor develops superior technology or cost-effective alternatives to our products, our business, financial condition and results of operations could be significantly harmed.

Major Customers/Vendors

During the year ended December 31, 2018, four customers accounted for 100% of total sales. There were no sales during the year ended December 31, 2017. Generally, a substantial percentage of our sales has been made to a small number of customers and is typically on an open account basis.

In 2018, we announced two re-seller contracts for our RainbowSecure® technology.  One of these contracts was with a global billion dollar label printer.  We also signed a similar contract for our RainbowSecure® technology with a leading RFID technology label group.  Both of these customers have clients in the consumer products industry.

On September 6, 2017, we announced a five-year contract with HP to supply HP Indigo Digital press ink canisters containing our technology pigment for use by HP Indigo digital press owners who print our security feature on labels and packages for their brand owners. In 2018, our customers began using our technology to print product labels using HP RainbowSecure® technology.

In December 2017, we entered into an agreement with Micro Focus, a public global software developer.  Micro Focus will be offering our technology to their track and trace clients requiring an identifier to accompany Micro Focus Track and Trace system.  VerifyMe also can sell GPAS which is printed on labels and packaging along with our covert to store our hidden covert serial number in the cloud for product diversion investigators to authenticate with a proprietary app on a mobile device.

In March 2018, we entered into a strategic partnership with S-One. S-One provides companies with product and sales channels, technical and marketing support, digital development support, and distribution channels through the other companies which have partnered with S-One. S-One will provide the VerifyMe with global sales, distribution, and promotion support for the Company’s products and will employ a representative that will be solely dedicated to promoting the Company’s products. Under the terms of the Company’s agreement with S-One, S-One will act as a sales and marketing contractor for the Company’s printed products and services on a global basis and will assist the Company in fulfilling the Company’s obligations under the Company’s signed current and future reseller agreements with various global and domestic print providers and brand owners.

During the years ended December 31, 2018 and 2017, we purchased 100% of our pigment from one vendor.

VerifyMe utilizes multiple vendors including the pigment vendor for engineered RainbowSecure® authentication devices.

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Facilities

Our principal offices are located at 75 S. Clinton Avenue, Suite 1525, Rochester, New York 14604, where we lease office space for $1,179 per month under a lease that expires on January 31, 2020. We believe that our office is suitable and adequate for our current needs. We do not own or operate, and have no plans to establish, any manufacturing facilities.

Employees

As of December 5, 2019, we had two full time employees and two part time employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus.  In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. See the “Cautionary Statement Regarding Forward-Looking Statements” above.  Our actual results may differ materially from those discussed below.  Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Overview

We are a developmental stage technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. We were formed as LaserLock Technologies, Inc., in Nevada on November 10, 1999. With the addition of our current chief executive officer in 2017 and new management, we transitioned from a research and development company to focus more on the commercialization efforts of our security solutions for identification and authentication of packaging, labels and products in a variety of applications. Leveraging our covert luminescent pigment, RainbowSecure®, which we began commercializing in 2018, we also developed the patent pending VeriPAS™ software system in 2018 which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. We believe VeriPAS™ is the only invisible covert serialization and authentication solution deployed through variable digital printing on HP Indigo printing systems with a smartphone tracking and authentication system. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the Internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products “life cycle.” We have not yet derived any revenue from our VeriPAS™ software system and have derived minimal revenue from the sale of our RainbowSecure® technology.

Results of Operations

 Comparison of the Three Months Ended September 30, 2019 and 2018

The following discussion analyzes our results of operations for the three months ended September 30, 2019 and 2018.

Revenue

Revenue for the three months ended September 30, 2019 was $56,225, a 99% increase as compared to $28,273 for the three months ended September 30, 2018. The revenue primarily related to security printing with our authentication serialization technology for a large global brand owner. For the three months ended September 30, 2019, three customers represented 99% of revenues.

Gross Profit

Gross profit for the three months ended September 30, 2019 was $47,754, compared to $15,992 for the three months ended September 30, 2018. The resulting gross margin was 84.9% for the three months ended September 30, 2019, compared to 56.6% for the three months ended September 30, 2018. We believe this was primarily a result of more efficient usage of our RainbowSecure® invisible ink. We believe our high gross profit margins demonstrate our business model’s ability to generate profitable growth.

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General and Administrative Expenses

General and administrative expenses decreased by $6,814 to $350,851 for the three months ended September 30, 2019 from $357,665 for the three months ended September 30, 2018. The decrease primarily related to continued efficiencies within the Company offset by an increase in non-cash stock based compensation.

Legal and Accounting

Legal and accounting fees decreased by $22,920 to $41,977 for the three months ended September 30, 2019 from $64,897 for the three months ended September 30, 2018. The decrease related primarily to a decrease in legal fees.

Payroll Expenses

Payroll expenses were $167,807 for the three months ended September 30, 2019, an increase of $90,143 from $77,664 for the three months ended September 30, 2018. The increase related primarily to non-cash stock-based compensation and the transition of the Chief Financial Officer and Chief Technology Officer from consultants to part-time employees.

Research and Development

Research and development expenses were $804 and $73,843 for the three months ended September 30, 2019 and 2018, respectively. The decline is primarily due to a decrease in investments in developing our VeriPAS™ Smart Phone Authenticator™ technology in 2018 while in the three months ended September 30, 2019, our products were nearly completely developed.

Sales and Marketing

Sales and marketing expenses were $148,416 and $9,150 for the three months ended September 30, 2019 and 2018, respectively. The increase in sales and marketing expenses related to the hiring of our VP of Global Business Development and our increased participation in trade shows.

Operating Loss

Operating loss for the three months ended September 30, 2019 was $662,101, an increase of $94,874 compared to $567,227 for the three months ended September 30, 2018. The increase primarily related to an increase in non-cash stock-based compensation and the addition of our VP of Global Business Development offset by lower research and development costs.

Net Loss

Our net loss increased by $227,072 to $706,548 for the three months ended September 30, 2019 from $479,476 for the three months ended September 30, 2018. The increase primarily related to an increase in non-cash stock-based compensation and the addition of our VP of Global Business Development offset by lower research and development costs. The resulting loss per share for the three months ended September 30, 2019 was $0.01 per diluted share, compared to $0.00 per diluted share for the three months ended September 30, 2018.

Comparison of the Nine Months Ended September 30, 2019 and 2018

The following discussion analyzes our results of operations for the nine months ended September 30, 2019 and 2018.

Revenue

We generated revenue of $143,158 for the nine months ended September 30, 2019 compared to $35,072 for the nine months ended September 30, 2018. The revenue primarily related to security printing with our authentication serialization technology for a large global brand owner. For the nine months ended September 30, 2019, three customers represented 99% of revenues.

Gross Profit

Gross profit for the nine months ended September 30, 2019 was $112,835, compared to $20,791 for the nine months ended September 30, 2018. The resulting gross margin was 78.8% for the nine months ended September 30, 2019, compared to 59.3% for the nine months ended September 30, 2019. We believe this was a result of more efficient usage of our RainbowSecure® invisible ink. We believe our high gross profit margins demonstrate our business model’s ability to generate profitable growth.

General and Administrative Expenses

General and administrative expenses decreased by $377,271 to $1,001,728 for the nine months ended September 30, 2019 from $1,378,999 for the nine months ended September 30, 2018. The decrease resulted primarily from a decrease in non-cash charges related to restricted stock awards and stock options of approximately $50,000 while the remaining variance was primarily due to efficiencies within the Company.

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Legal and Accounting

Legal and accounting fees decreased by $189,695 to $172,676 for the nine months ended September 30, 2019 from $362,371 for the nine months ended September 30, 2018. The decrease related primarily to a decrease in legal fees and a decrease in accounting fees related to the hiring of our Chief Financial Officer.

Payroll Expenses

Payroll expenses were $374,382 for the nine months ended September 30, 2019, an increase of $104,864 from $269,518 for the nine months ended September 30, 2018. The increase related primarily to non-cash stock-based compensation and the transition of the Chief Financial Officer and Chief Technology Officer from consultants to part-time employees.

Research and Development

Research and development expenses were $7,055 and $102,272 for the nine months ended September 30, 2019 and 2018, respectively. The decline is primarily due to a decrease in investments in developing our VeriPAS™ Smart Phone Authenticator™ technology in 2018, while in the nine months ended September 30, 2019, our products were nearly completely developed.

Sales and Marketing

Sales and marketing expenses were $400,717 and $17,217 for the nine months ended September 30, 2019 and 2018, respectively. The increase in sales and marketing relates to the hiring of our VP of Global Business Development and our increased participation in trade shows.

Operating Loss

Operating loss for the nine months ended September 30, 2019 was $1,843,723, a decrease of $265,863, compared to $2,109,586 for the nine months ended September 30, 2018 primarily related to a decrease in general and administrative expenses, decreases in legal and accounting fees, decreases in research and development expenses offset by the increase related to the hiring of our VP of Global business Development and increased participation in trade shows.

Settlement Agreement With Shareholders

In the first half of 2018 we made a strategic decision to end a future revenue sharing program resulting in settlement expenses of $779,000 (the “Settlement Agreement”).

Net Loss

Our net loss decreased by $512,794 to $1,885,510 for the nine months ended September 30, 2019, from $2,398,304 for the nine months ended September 30, 2018. The decrease related primarily to the Settlement Agreement which occurred in the nine months ended March 31, 2018 resulting in a total expense of $779,000. The resulting loss per share for the nine months ended September 30, 2019 was $0.02 per diluted share, compared to $0.03 per diluted share for the nine months ended September 30, 2018.

Comparison of the Years Ended December 31, 2018 and 2017

The following discussion analyzes our results of operations for the years ended December 31, 2018 and 2017. The following information should be considered together with our financial statements for such periods and the accompanying notes thereto.

Revenue/Net Loss

We have not generated material revenue since our inception. For the years ended December 31, 2018 and 2017, we generated revenues of $74,844 and $0, respectively. Our net loss was $2,932,462 for the year ended December 31, 2018, a decrease of $452,878 from a net loss of $3,385,340 for the year ended December 31, 2017.  Net loss included non-cash charges of $1,107,203 for the year ended December 31, 2018, in comparison to non-cash charges of $1,800,181 for the year ended December 31, 2017. The increase in our net loss excluding non-cash charges, was primarily a result of a settlement agreement with two shareholders which resulted in a cash payment of $500,000 and a non-cash charge of $279,000 related to common stock issuance. The remaining increases related to an increase in research and development and sales and marketing expenses related to activities that we expect will expand our operations.

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Cost of Sales

For the years ended December 31, 2018 and 2017, we incurred proprietary technology costs of sales of $28,802 and $0. Cost of sales was lower for the year ended December 31, 2017, since we had no sales during the year.

General and Administrative Expenses

General and administrative expenses were $1,585,329 for the year ended December 31, 2018 compared to $1,689,883 for the year ended December 31, 2017, a decrease of $104,554. The decrease is attributable primarily to a decrease in non-cash stock-based compensation for consultants.

Legal and Accounting

Legal and accounting fees increased $170,252 to $416,772 for the year ended December 31, 2018 from $246,520 for the year ended December 31, 2017. In the beginning of 2017 we had released our then attorneys and hired our current attorneys in the second quarter of 2017. Thus, charges in 2018 for legal feels include a full year, in comparison to half year charges in 2017.

Payroll Expenses

Payroll expenses decreased to $316,837 for the year ended December 31, 2018 from $767,257 for the year ended December 31, 2017, a decrease of $450,420. The majority of the decrease was the result of lower non-cash charges related to stock-based compensation.

Research and Development

Research and development expenses increased $59,611 to $187,655 for the year ended December 31, 2018 from $128,044 for the year ended December 31, 2017.

Sales and Marketing

Sales and marketing expenses for the year ended December 31, 2018 were $135,290 as compared to $3,800 for the year ended December 31, 2017, an increase of $131,490. The increase was related to the hiring of our VP of Sales, and expenses for travel and costs related to various trade shows and other sales and marketing activities.

Interest Expense

During the year ended December 31, 2018, we earned interest income of $6,664, as compared to a net interest expense of $218,316 for the year ended December 31, 2017, a variance of $224,980.  The variance is related to the settlement of notes payable in the second quarter of 2017.

Gain on derecognition of note payable and accrued interest

Gain on derecognition of note payable and accrued interest was $83,667 and $0 for the year ended December 31, 2018 and 2017, respectively. The release related to a note payable that had matured in 2011. We were not able to contact the holder, nor had the holder reached out us.

Gain on Accounts Payable Forgiveness

Gain on Accounts Payable Forgiveness was $352,008 and $0 for the year ended December 31, 2018 and 2017, respectively and consisted of primarily a settlement reached with our previous attorneys.

Settlement agreement with shareholders

In the first half of 2018, we made a strategic decision to end a future revenue sharing program resulting in settlement expenses of $779,000.

Loss on Settlement of Related Party Notes Payable

During the year ended December 31, 2017, we settled related party notes payable outstanding as of June 30, 2017, by issuing common stock and warrants to issue common stock exercisable at $0.15.  The fair value of the warrants resulted in a non-cash loss on settlement of related party notes payable of $0 and $331,912 for the years ended December 31, 2018 and 2017, respectively.

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Liquidity and Capital Resources

Nine Months Ended September 30, 2019 Compared to Nine Months Ended September 30, 2018

Our operations used $1,355,119 of cash during the nine months ended September 30, 2019 compared to $1,987,465 during the comparable period in 2018, primarily due to a $500,000 payment made related to the Settlement Agreement during the nine months ended September 30, 2018.

Cash used in investing activities was $108,378 during the nine months ended September 30, 2019 compared to $46,913 during the nine months ended September 30, 2018, which was attributed primarily to software costs related to our products during the nine months ended September 30, 2019.

Cash provided by financing activities during the nine months ended September 30, 2019, was $461,307 compared to $3,465,649 during the nine months ended September 30, 2018. During the nine months ended September 30, 2019 we issued convertible debt to two investors. During the nine months ended September 30, 2018, we sold common stock for gross proceeds of $1,154,211. Additionally, we raised $2,311,438 from the exercise of warrants during the nine months ended September 30, 2018.

Since our inception, we have focused on developing and implementing our business plan. Our business plans are dependent on our ability to raise capital through private placements of our common stock and/or preferred stock, through the possible exercise of outstanding options and warrants, through debt financing and/or through future public offerings of our securities. However, management cannot provide any assurances that we will be successful in accomplishing any of our plans. On September 19, 2019, we sold $600,000 of Debentures for gross proceeds of $540,000 after original issue discounts. As of September 18, 2019, we entered into the Securities Purchase Agreements with the purchasers, which provided for the issuance of up to an aggregate of $1.2 million in principal amount of Debentures in two $600,000 tranches: the first tranche as described above, and the second tranche, at the discretion of the purchasers and us, to occur any time after November 17, 2019. If, at any time after November 17, 2019, the purchasers elect not to consummate the closing of the second tranche, then we may raise up to $540,000 from additional investors (including our affiliates) who will have a security interest on a pari passu basis with the purchasers in the first tranche, so long as such investors agree not to convert the securities received until the purchasers in the first tranche have completely converted the Debentures or been fully repaid. As of December 5, 2019, we had cash resources of approximately $370,000, which we anticipate will fund our operations through January 2020. Our existing cash resources are not sufficient to sustain our operations during the next 12 months, even if we raise an additional $540,000 in gross proceeds from the sale of the Convertible Debentures. Assuming the successful closing of the offering, we expect to fund our cash flow needs and resolve our ability to operate as a going concern for the next 12 months. However, we cannot assure you that we will be successful in completing this offering or any other private offerings of our securities to raise the additional capital we need. In addition, the purchasers of our Debentures have a security interest that may make it harder to raise the needed capital through a private placement of our securities. If we are unable to raise the necessary capital, we will not be able to operate our business.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Net cash used in operating activities increased by $1,440,796 to $2,376,714 for the year ended December 31, 2018 as compared to $935,918 for the year ended December 31, 2017.  The increase resulted primarily from a settlement payout with shareholders of $500,000 and from operational changes discussed previously.

Net cash used in investing activities was $108,736 for the year ended December 31, 2018, compared to $2,650 for the year ended December 31, 2017.  Increase investing activities relates to the purchase of patents which is vital for our business, and for software costs related to the development of our products.

Net cash provided by financing activities increased by $1,856,724 to $3,465,650 for the year ended December 31, 2018 from $1,608,925 for the year ended December 31, 2017.  Cash provided by financing activities during the year ended December 31, 2018, and 2017 consisted primarily of the private placement and our warrant discount program authorized in the year ended December 31, 2018.

Bridge Financing

On September 19, 2019, we completed the closing of $600,000 of Debentures for gross proceeds of $540,000 after original issue discounts. As of the Effective Date, we entered into two substantially identical Securities Purchase Agreements with two Purchasers, which provided for the issuance of up to an aggregate of $1.2 million in principal amount of Debentures of which the first tranche of $600,000 have been issued. The Securities Purchase Agreements provided for the issuance of the Debentures due one year from the dates of issuance in two $600,000 tranches: the first tranche as described above, and the second tranche, at the discretion of the Purchasers and us, to occur any time after November 17, 2019. If, at any time after November 17, 2019, the Purchasers elect not to consummate the closing of the second tranche, then we may raise up to $600,000 from additional investors (including our affiliates) who will have a security interest on a pari passu basis with the Purchasers in the first tranche, so long as such investors agree not to convert the securities received until the Purchasers in the first tranche have completely converted the Debentures or been fully repaid.

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In connection with the Bridge Financing, each of the Purchasers received a commitment fee of $5,000 and 500,000 restricted shares (the “Commitment Shares”) of our common stock. The Representative served as placement agent for the Bridge Financing and received a cash fee of 8% of the gross proceeds received at each closing and is entitled to receive warrants for 5% of the total number of securities issued in connection with the Bridge Financing. These warrants will be exercisable at a price per share equal to 110% of the price of the securities paid by the Purchasers and will expire in five years. See “Underwriting — Other.”

The first tranche of the Debentures will mature on September 18, 2020, and may be redeemed by us prior to the maturity date as described below. All unpaid principal due and payable on the maturity date will be paid in the form of common stock. Any principal or interest that is due under each of the Debentures, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full.

The Debentures are senior secured obligations of ours secured pursuant to the terms of security agreements dated as of September 18, 2019 (the “Security Agreements”) by all of the assets of us and our subsidiaries.

Each Purchaser is entitled, at any time, to convert all or any portion of the outstanding principal amount of its Debenture(s) plus any accrued interest into restricted shares of common stock. If we consummate a public offering within 180 calendar days of the Effective Date, then the conversion price will be the lesser of (a) $0.15 or (b) 70% multiplied of the price per share of the common stock we issue in the public offering (the “QPI Discounted Price”), subject to further adjustment as provided in the Debenture as well as subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events. Further, if we consummate a public offering of common stock which results in us receiving gross proceeds of at least $5 million within 180 calendar days of the Effective Date then we are obligated to repay the outstanding amounts owed under the Debentures, to the extent they are not converted and including the applicable redemption premium then in effect, within three days of consummation of such an offering.

If any portion of the Debentures are outstanding on the 181st calendar day after the Effective Date, then the conversion price shall equal the lesser of (a) $0.15, (b) the QPI Discounted Price, or (c) 70% of the lowest volume-weighted average price (as reported by Bloomberg LP) of the common stock on any trading day during the 20 trading days immediately preceding the date of conversion of the Debenture (provided, further, that if either we are not DWAC operational at the time of conversion, the common stock is traded on the OTC Pink at the time of conversion, or the Conversion Price is less than $0.01 per share, then 70% will automatically adjust to 60%).

The Debentures are subject to a “conversion blocker” such that the each of the Purchasers cannot convert the Debentures to the extent that the conversion would result in the Purchaser and its affiliates holding more than 4.99% of the outstanding common stock (which the Purchaser can increase to 9.99% upon at least 61 days prior written notice to us).

So long as no event of default has occurred and is continuing under the Debentures, we may at our option call for redemption all or part of the Debentures prior to the maturity date, upon not more than two calendar days written notice, for an amount equal to: (i) if the redemption date is 90 calendar days or less from the date of issuance of the Debentures, 110% of the sum of the principal amount; (ii) if the redemption date is greater than or equal to 91 calendar days from the date of issuance of the Debentures and less than or equal to 150 calendar days from the date of issuance of the Debentures, 120% of the sum of the principal amount; (iii) if the redemption date is greater than or equal to 151 calendar days from the date of issuance of the Debentures and less than or equal to 180 calendar days from the date of issuance of the Debentures, 125% of the sum of the principal amount; and (iv) if either (1) the Debentures are in default but the holder consents to the redemption notwithstanding such default or (2) the redemption date is greater than or equal to 181 calendar days from the date of issuance of the Debentures, 130% of the sum of the principal amount.

The Debentures include an adjustment provision that, subject to certain exceptions, reduces, at the Purchaser’s option, the conversion price if we issue common stock or common stock equivalents (including in variable rate transactions) at a price lower than the then-current conversion price of the Debentures. Any reverse stock split of our outstanding shares will also result in an adjustment of the conversion price of the Debentures.

The Securities Purchase Agreements contain customary representations, warranties and covenants. In addition, pursuant to the Securities Purchase Agreements, the Purchasers were granted piggy-back registration rights such that, from September 18, 2019 until the earlier of March 18, 2021 or the date the Debentures have been converted and/or repaid in the entirety, if we contemplate making an offering of our common stock or securities convertible into our common stock registered for sale under the Securities Act, or propose to file a registration statement covering any of our securities (other than a registration statement filed by us within 45 days of the signing closing date with the Representative acting as the underwriter), then each of the Purchasers will have the right to include all or a pro rata share of its Commitment Shares, the common stock issuable upon conversion of the Debentures (the “Conversion Shares”), and, to the extent applicable, any other shares of capital stock or other securities of ours that are issued upon exchange of Conversion Shares and/or restricted stock held by the Purchaser (collectively, the “Purchaser’s Securities”).

Off-Balance Sheet Arrangements

None.

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Going Concern

The report of our independent auditors dated April 1, 2019 on our financial statements for the year ended December 31, 2018 includes an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. We have suffered recurring losses from operations and negative cash flows from operations raising substantial doubt about our ability to continue as a going concern. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, we will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and by the sale of common shares, including through the offering. On September 19, 2019, we received net proceeds of $540,000 from the Bridge Financing. Our business plans are dependent on the ability to raise capital through this offering, through private placements of our common stock and/or preferred stock, through the possible exercise of outstanding options and warrants, through debt financing and/or through additional future public offerings of our securities. However, we cannot provide any assurances that we will be successful in accomplishing any of our plans. As a result of the Bridge Financing, we believe our existing cash resources will be sufficient to sustain our operations through January 2020, and, assuming the successful closing of the offering, we expect to fund our cash flow needs and resolve our ability to operate as a going concern for the next 12 months.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

Revenue Recognition

We account for revenues according to ASC Topic 606, “Revenue from Contracts with Customers” which establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers.

We apply the following five steps in order to determine the appropriate amount of revenue to be recognized as we fulfill our obligations under each of our agreements:

•	identify the contract with a customer;

•	identify the performance obligations in the contract;

•	determine the transaction price;

•	allocate the transaction price to performance obligations in the contract; and

•	recognize revenue as the performance obligation is satisfied.

Stock-based Compensation

We account for stock-based compensation under the provisions of FASB ASC 718, “Compensation—Stock Compensation,” which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. We estimate the fair value of stock-based awards on the date of grant using the Black-Scholes option pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method.

Effective January 1, 2019, we adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on our financial statements.

Recently Issued Accounting Pronouncements

Recently issued accounting pronouncements are discussed in Note 1 of the notes to financial statements.

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

The following table sets forth certain information about our executive officers and directors as of December 5, 2019:

Name	Age	Position(s)
Executive Officers:
Patrick White	66	President, Chief Executive Officer and Director
Margaret Gezerlis	38	Chief Financial Officer
Keith Goldstein	51	Chief Operating Officer
Non-Employee Directors:
Norman Gardner	77	Chairman and Director
Chris Gardner	65	Director
Marshall Geller	80	Director
Howard Goldberg	74	Director
Scott Greenberg	63	Director
Arthur Laffer	79	Director

Executive Officers

Patrick White - Mr. White has served as a director of the Company since July 12, 2017. Mr. White founded Document Security Systems, Inc. (NYSE:DSS), a technology company, serving as its chief executive officer and director from August 2002 until December 2012 and as its business consultant from 2012 to March 2015. He has been a director of Box Score Brands, Inc. (formerly, U-Vend, Inc.) since 2009. Mr. White was a Financial Adviser for the Monroe County Government from April 2016 until May 2017. Mr. White worked as an independent consultant from March 2015 until March 2016. Mr. White was a consultant to the Company from June 2017 through August 2017, when he was appointed Chief Executive Officer and President. Mr. White was appointed to our Board for his experience with previously serving as the chief executive officer of a public company.

Keith Goldstein - Mr. Goldstein has served as the Chief Operating Officer of the Company since September 2017. Mr. Goldstein was the Chief Executive Officer of Infinacom, a provider of biometric based security solutions, from April 2018 until March 2019. He was previously Chief Executive Officer of ABCorp., North America, a supplier of secure payment, retail and identification cards, vital record and transaction documents, systems and services to governments and financial institutions, from 2011 until April 2017, and has provided professional sales and advisory services to ABCorp. since April 2017.

Margaret Gezerlis - Ms. Gezerlis has been our Chief Financial Officer since May 2018. In November 2018, Ms. Gezerlis became our employee. Ms. Gezerlis was previously an employee of the CFO Squad LLC from February 2018 until November 2018, where she worked as an independent contractor for the Company. Previously, Ms. Gezerlis was a Financial Reporting Manager at Bankrate.com from March 2017 until February 2018. Prior to her position at Bankrate.com, Ms. Gezerlis was a financial reporting manager for Westport Fuel Systems Inc. (Nasdaq:WPRT) from March 2014 to November 2016 and a performance services manager for Workiva Inc. (NYSE:WK) from June 2012 to March 2014. Ms. Gezerlis holds an international accounting qualification from the Association of Chartered Certified Accountants.

Non-Employee Directors

Norman Gardner - Mr. Gardner, the Company’s founder, was appointed as Chairman of the Board in January 2017. Mr. Gardner was previously a director and Vice-Chairman of the Company from the Company’s inception in November 1999 until January 2013. Mr. Gardner served as Chief Executive Officer of the Company from November 1999 until January 2013, and from January 2017 until August 2017. Mr. Gardner has been a consultant to the Company since June 2017 and was previously a consultant to the Company from January 2013 until January 2017. As our Chairman and founder, Mr. Gardner brings to the Board extensive knowledge of the Company’s products, structure, history, major stockholders and culture.

Chris Gardner - Mr. Gardner has served as a director of the Company since May 2019. He has been a Senior Advisor to Wisdom Tree Investments, Inc. (NASDAQ:WETF), an exchange-traded fund, since June 2018. From October 2010 until April 2016, he was the Ambassador of Happyness for AARP, a nonprofit organization dedicated to empowering Americans age 50 and older. Mr. Gardner is an international best-selling author and award-winning film producer. Mr. Gardner established the institutional brokerage firm of Gardner Rich and Company in 1989 that closed in December 2012. Mr. Gardner was selected to serve on the Board for his entrepreneurial experience and network of relationships which the Board believes are valuable assets to the Company and its growth. Chris Gardner is not related to Norman Gardner.

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Marshall Geller - Mr. Geller has served as a director of the Company since July 2017. Mr. Geller has been a director and a member of the audit committee of GP Strategies Corporation (NYSE:GPX) since 2002. Mr. Geller was a director of Wright Investors’ Service Holdings Inc. (OTCMKT:WISH) from January 2015 until October 2018. Mr. Geller was a founder of St. Cloud Capital, a Los Angeles based private equity fund, and Senior Investment Advisor from December 2001 until September 2017. He has spent more than 50 years in corporate finance and investment banking, including 21 years as a Senior Managing Partner of Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller is currently on the Board of Directors of UCLA Health System and on the Board of Governors of Cedars Sinai Medical Center, Los Angeles. Mr. Geller also serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles. Mr. Geller was appointed to the Company’s Board for his financial and business experience as a managing partner of a private equity fund and his many years of experience and expertise as an investor in and adviser to companies in various sectors as well as his experience with serving on the boards of directors of other public and private corporations.

Howard Goldberg - Mr. Goldberg has served as a director of the Company since July 2017. Mr. Goldberg served as a director of Winthrop Realty Trust from 2003 until August 2016 when it was converted to Winthrop Realty Liquidating Trust. Since August 2016, Mr. Goldberg has served as a trustee of the Winthrop Realty Liquidating Trust.  Mr. Goldberg was a director of New York REIT, Inc. from March 2017 until October 2018, when it converted to a limited liability company called New York REIT LLC. Since October 2018, Mr. Goldberg has been a manager of New York REIT LLC. He has been retired since 1994 after a long career as a lawyer. He provided consulting services to the Company through December 2017. Mr. Goldberg was appointed to the Board for his experience with being a director of other public companies and his legal expertise.

Scott Greenberg – Mr. Greenberg was elected to the Board in November 2019. Mr. Greenberg has served as Chief Executive Officer of GP Strategies Corporation (“GP Strategies”) since April 2005. He was President of GP Strategies from 2001 to 2006, Chief Financial Officer from 1989 until 2005, Executive Vice President from 1998 to 2001, Vice President from 1985 to 1998, and held various other positions with GP Strategies since 1981. Mr. Greenberg was also a Director of Wright Investors’ Service Holdings, Inc., formerly National Patent Development Corporation, from 2004 to 2015. The Board believes Mr. Greenberg brings to the Board significant experience and expertise in management, acquisitions and strategic planning, as well as many years of finance and related transactional experience.

Arthur Laffer - Dr. Laffer has served as a director of the Company since March 2019. Dr. Laffer is the founder and chairman of Laffer Associates, an institutional economic research and consulting firm, as well as Laffer Investments, an institutional investment management firm utilizing diverse investment strategies. Dr. Laffer has served as a director of EVO Transportation & Energy Services, Inc. (OTCPINK:EVOA) since August 2018, GEE Group Inc. (NYSE American:JOB) since January 2015, and NexPoint Residential Trust Inc. (NYSE:NXRT) since May 2015. Dr. Laffer’s economic acumen and influence in triggering a world-wide tax-cutting movement in the 1980s have earned him the distinction in many publications as “The Father of Supply-Side Economics.” Dr. Laffer was a member of President Reagan’s Economic Policy Advisory Board for both of his two terms (1981-1989). Dr. Laffer also advised Prime Minister Margaret Thatcher on fiscal policy in the UK during the 1980s. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under George Shultz. Additionally, Dr. Laffer served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. In June 2019, Dr. Laffer received the Presidential Medal of Freedom. The Board believes Dr. Laffer is qualified to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Composition of our Board of Directors

Our board of directors currently consists of seven members. Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers.

Director Independence

With the exception of Norman Gardner and Patrick White, our Board determined that all of our present directors and our former director are independent, in accordance with standards under the Nasdaq Listing Rules. Our Board determined that, under the Nasdaq Listing Rules, Norman Gardner is not an independent director as a result of being a consultant to the Company, and Patrick White is not an independent director because he is an employee of the Company.

Our Board has determined that Marshall Geller, Howard Goldberg and Scott Greenberg are independent under the Nasdaq Listing Rules’ independence standards for Audit Committee members. Our Board has also determined that Marshall Geller, Howard Goldberg and Chris Gardner are independent under the Nasdaq Listing Rules independence standards for Compensation Committee members and for Governance and Nominating committee members.

Committees of the Board of Directors

Audit Committee

The Audit Committee is composed of three independent directors: Marshall Geller, Howard Goldberg and Scott Greenberg (Chair). Each member of the Audit Committee is an independent director as defined by the rules of the SEC and Nasdaq. The Audit Committee has the sole authority and responsibility to select, evaluate and engage independent auditors for the Company. The Audit Committee reviews with the auditors and with the Company’s financial management all matters relating to the annual audit of the Company.

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The Audit Committee monitors the integrity of our financial statements, monitors the independent registered public accounting firm’s qualifications and independence, monitors the performance of our internal audit function and the auditors, and monitors our compliance with legal and regulatory requirements. The Audit Committee also meets with our auditors to review the results of their audit and review of our annual and interim financial statements.

The Audit Committee meets at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements and meets from time to time to discuss general corporate matters.

Audit Committee Financial Expert

Our Board determined that Scott Greenberg is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC, in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee, which currently consists of Marshall Geller (Chair), Howard Goldberg, and Chris Gardner shall consist of at least three members, each of whom shall be independent directors. Among other things, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers, and administers the Company’s equity incentive plans (including reviewing, recommending and approving stock option and other equity incentive grants to executive officers).

The Compensation Committee will meet in executive session to determine the compensation of the Chief Executive Officer of the Company. In determining the amount, form, and terms of such compensation, the Committee considers the annual performance evaluation of the Chief Executive Officer conducted by the Board in light of company goals and objectives relevant to Chief Executive Officer compensation, competitive market data pertaining to Chief Executive Officer compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

In addition, subject to existing agreements, the Compensation Committee determines the salaries, bonuses, and other matters relating to compensation of the executive officers of the Company using similar parameters. It sets performance targets for determining periodic bonuses payable to executive officers. It also reviews and makes recommendations to the Board regarding executive and employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs (except to the extent specifically delegated to a Board appointed committee with authority to administer a particular plan). In addition, the Compensation Committee approves the compensation of non-employee directors and reports it to the full Board.

The Compensation Committee also reviews and makes recommendations with respect to shareholder proposals related to compensation matters. The committee administers the Company’s equity incentive plans, including the review and grant of stock options and other equity incentive grants to executive officers and other employees and consultants.

The Compensation Committee may, in its sole discretion and at the Company’s cost, retain or obtain the advice of a compensation consultant, legal counsel or other adviser. The Compensation Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the committee.

Governance and Nominating Committee

The Governance and Nominating Committee, which consists of Marshall Geller (Chair), Howard Goldberg, and Chris Gardner will have no fewer than three members, each of whom shall meet the independence requirements of all other applicable laws, rules and regulations governing director independence, as determined by the Board.

The Governance and Nominating Committee identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board; recommends to the Board the director nominees for the next annual meeting of stockholders or special meeting of stockholders at which directors are to be elected; recommends to the Board candidates to fill any vacancies on the Board; develops, recommends to the Board, and reviews the corporate governance guidelines applicable to the Company; and oversees the evaluation of the Board and management.

In recommending director nominees for the next annual meeting of shareholders, the Governance and Nominating Committee ensures the Company complies with its contractual obligations, if any, governing the nomination of directors. It considers and recruits candidates to fill positions on the Board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the Board or otherwise. The Committee conducts, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the Board and such candidate’s compliance with the independence and other qualification requirements established by the Committee. The Committee also recommends candidates to fill positions on committees of the Board.

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In selecting and recommending candidates for election to the Board or appointment to any committee of the Board, the Committee does not believe that it is appropriate to select nominees through mechanical application of specified criteria. Rather, the Committee shall consider such factors at it deems appropriate, including, without limitation, the following: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; experience in the Company’s industry; experience as a board member of another publicly-held company; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other directors of the Company; practical and mature business judgment; and composition of the Board (including its size and structure).

The Committee develops and recommends to the Board a policy regarding the consideration of director candidates recommended by the Company’s stockholders and procedures for submission by stockholders of director nominee recommendations.

In appropriate circumstances, the Committee, in its discretion, will consider and may recommend the removal of a director, in accordance with the applicable provisions of the Company’s certificate of incorporation and bylaws. If the Company is subject to a binding obligation that requires director removal structure inconsistent with the foregoing, then the removal of a director shall be governed by such instrument.

The Committee oversees the evaluation of the Board and management. It also develops and recommends to the Board a set of corporate governance guidelines applicable to the Company, which the Committee shall periodically review and revise as appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention.

Finance and Uplisting Committee

The Finance and Uplisting Committee, which consists of Marshall Geller (Chair), Howard Goldberg and Arthur Laffer, is required to review the business of the Company and make recommendations to the Board concerning the Company’s prospects regarding uplisting to a national securities exchange.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix.  The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders.  Although there are many other factors, the Board seeks individuals with experience on operating and growing businesses.

Board Leadership Structure

Norman Gardner serves as the Chairman of the Board and actively interfaces with management, the Board and counsel regularly. We believe that this Board leadership structure is the most appropriate for the Company and its stockholders at this time because it allows the Chief Executive Officer to focus on generating sales, overseeing sales and marketing, and managing the Company while leveraging the experience and perspectives of the Chairman, who is our founder, and offers an additional channel of communication for other directors, investors and employees.

The Board has also created the position of Lead Director to facilitate the communications between management and the Board and to promote effective governance standards. The Board elects a Lead Director from our independent directors. Howard Goldberg currently serves as our Lead Director.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Norman Gardner works closely together with the other members of the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risk affecting us is the Company’s ability to generate revenue.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations and the prompt reporting of illegal or unethical behavior. The code of business conduct and ethics is available on the Company’s website at https://www.verifyme.com/code-of-conduct and the Company will provide a copy, without charge, to anyone that requests one in writing to VerifyMe, Inc., 75 S. Clinton Ave., Suite 510 Rochester, NY 14604 Attention: Corporate Secretary.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for the years ended December 31, 2018 and 2017 to our Named Executive Officers.

Summary Compensation Table

Name and						Option	All Other	Total
Principal		Salary		Stock		Awards	Compensation	Compensation
Position	Year	($)		Awards ($)		($)(1)	($)(2)	($)

Patrick White (3)	2018	200,000	(4)	16,240	(5)	48,466	14,400	279,106
CEO	2017	75,291	(4)	--		240,631	25,000	340,922

Keith Goldstein (6)	2018	145,000		--		271,745	14,400	431,145
COO	2017	41,000		--		318,818	1,000	359,818

(1) Represents the grant date fair value of the option award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation – Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 1 of the Financial Statements to our Form 10-K for the year ended December 31, 2018.

(2)	The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer for medical insurance reimbursement. For 2017, the amounts for Mr. White also included his consulting fees.

(3) Mr. White served as a consultant to us during 2017 and was appointed our Chief Executive Officer on
August 15, 2017.

(4) Pursuant to Mr. White’s employment agreement, $50,000 of his annual salary was deferred for each year of the two-year term beginning August 15, 2017, for a total deferred salary of $100,000. This amount was subsequently deferred for another year. See “Named Executive Officer Employment and Compensation Agreements” below.

(5)	Represents the aggregate grant date fair value of the restricted stock awards granted to Mr. White for his service as a director, calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the restricted stock awards are set forth in Note 1 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(6) Mr. Goldstein was appointed Chief Operating Officer on September 1, 2017. The sum of salary represents consulting fees paid to POC Advisory Group, LLC, of which Mr. Goldstein is the managing member.

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Named Executive Officer Employment and Compensation Agreements

We have employment agreements with each of our executive officers.

In August 2019, the Company entered into an amendment to the employment agreement, dated August 15, 2017, with Patrick White, the Chief Executive Officer of the Company, which employment agreement automatically renewed on July 16, 2019, effective on August 15, 2019. Pursuant to the amendment, the term was set at one year and Mr. White agreed to defer receipt of sums due him to improve the Company’s liquidity. Mr. White was due to receive $100,000 on August 15, 2019 representing deferred salary (the “Deferral Amount”) that he had previously agreed to defer over the two years of the initial term of his employment agreement. Pursuant to the amendment, Mr. White agreed to extend receipt of the Deferral Amount until August 15, 2020. In addition, he agreed to continue deferring 25% of his base salary (set at $200,000 per year) over the one-year term until August 15, 2020. In connection with entering into the amendment, the Company granted Mr. White immediately vesting incentive stock options under the Company’s 2017 Equity Incentive Plan for 500,000 shares of common stock that expire five-years from the date of grant with an exercise price of $0.14 per share.

On August 1, 2017, Mr. White received a grant of a five year option to purchase 5,000,000 shares of our common stock at an exercise price of $0.07 per share of which 3,000,000 vested upon execution of our standard Stock Option Agreement and the remaining 2,000,000 vest annually, in equal increments over a two year period. On April 17, 2018, Mr. White received an additional grant of a five year option to purchase 2,000,000 shares of our common stock at an exercise price of $0.07 per share. Both the August 2017 and April 2018 option grants were issued pursuant to Section 4(a)(2) of the Act and are therefore “restricted securities” as such term is used in Rule 144 of the Act. In the event of termination of Mr. White’s employment agreement without cause, Mr. White is entitled to receive any unpaid salary and expenses, a payment equal to 12 months of his salary at the rate in effect on the date of such termination, and a continuation of benefits for a period of six-months. Additionally, in the event of termination, all options granted to Mr. White shall immediately vest and he shall be entitled to exercise those options for a period of one-year from the date of termination. In the event Mr. White is terminated or his title as chief executive officer changes within 12 months following a change in control, Mr. White will be entitled to receive any unpaid salary and expenses, a payment equal to 18 months of his salary at the rate in effect on the date of such termination, and a continuation of benefits for a period of 18 months.

On September 1, 2017, the Company entered into a six-month Consulting Agreement with Keith Goldstein pursuant to which Mr. Goldstein served as our Chief Operating Officer and received a monthly fee of $10,000 per month plus 4% of any sales made by Mr. Goldstein on behalf of the Company. Mr. Goldstein was granted options to purchase 2,000,000 shares of our common stock with an exercise price of $0.04 per share and a five-year term that vested in equal monthly increments over the initial six-month term.

On March 1, 2018, the Company amended the Consulting Agreement with an entity controlled by Mr. Goldstein, our Chief Operating Officer, for a one-year term which expired on February 28, 2019, under which Mr. Goldstein received a monthly fee of $12,500 per month. The amendment provided Mr. Goldstein with additional options to purchase 1,000,000 shares of our common stock with an exercise price of $0.2102 per share that have a five-year term. Options with respect to 500,000 shares vested upon execution of the amendment and options with respect to the remaining 500,000 shares vested on February 28, 2019. The amendment also terminated Mr. Goldstein’s right to the 4% sales commission. In February 2019, the Company agreed to renew Mr. Goldstein’s agreement on a month-to-month basis on the terms of the amendment, pending Board approval of a new agreement. On April 9, 2019, we entered into a Second Amendment to Consulting Agreement. The key provisions of the second amendment to the Consulting Agreement include the following:

•	Mr. Goldstein receives a monthly consulting fee of $14,500 for services provided;

•	Mr. Goldstein received a grant of stock options under the 2017 Equity Incentive Plan to purchase 1,000,000 shares of our common stock with an exercise price of $0.195 per share. The options vest annually in equal increments over a two-year period with the first vesting date being March 1, 2020, subject to Mr. Goldstein performing services for the Company as of each applicable vesting date and executing the Company’s standard Stock Option Agreement. Any unvested options will vest immediately upon a change of control;
•	the second amendment is for a two-year term beginning March 1, 2019 and expiring on March 1, 2021.

The Consulting Agreement, as amended, may be terminated at any time by the Company for cause. If terminated without cause, Mr. Goldstein is entitled to any unpaid fees and any unpaid and accrued expenses. The Consulting Agreement, as amended, contains non-compete provisions prohibiting Mr. Goldstein from competing with us during the term of the Consulting Agreement and for one year after termination.

Other Consulting Agreement

On June 29, 2017, the Company entered into a Consulting Agreement with Norman Gardner. Under the terms of the Consulting Agreement, Norman Gardner will receive a monthly consulting fee of $12,500 over a three-year term beginning June 30, 2017. The Consulting Agreement provides that the Company will reimburse Mr. Gardner for up to $1,000 a month for health insurance and other medical expenses and will provide Mr. Gardner with a grant of 10,000,000 stock options exercisable at $0.07 per share which are fully vested and exercisable over a five-year term. In the event of termination without cause, Mr. Gardner is entitled to receive any unpaid salary and expenses, a payment equal to 12 months of his consulting fee, and a continuation of benefits for a period of six-months. The Consulting Agreement further provides for 12 months of severance and health insurance reimbursement if it is terminated without cause and 18 months of severance and health insurance reimbursement upon a change of control if Mr. Gardner terminates the Agreement within one year of the change of control.

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Outstanding equity awards at fiscal year-end

The following table sets forth the outstanding equity awards for our Named Executive Officers as of December 31, 2018.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)		Market Value of Shares of Restricted Stock That Have Not Vested ($)
Patrick White	6,000,000		1,000,000	(1)	0.07	8/15/2022	75,000	(2)	16,500	(3)

Keith Goldstein	2,000,000	(4)	–		0.04	09/01/2022	–		–
	500,000		500,000	(5)	0.21	03/01/2023	–		–

(1) Vested on August 9, 2019.

(2) Vested every three months over a one year period that commenced on June 27, 2018.

(3) Based on $0.22 per share, the closing price of the Company’s common stock as of December 28, 2018.

(4) These options are held by POC Advisory Group LLC, of which Mr. Goldstein is the managing member.

(5) Vested on February 28, 2019.

Director Compensation for the Fiscal Year ended 2018

Our directors are eligible to receive options, restricted stock and other equity linked grants under our equity incentive plans. Board compensation is determined on an annual basis.

The following table sets forth information about the compensation earned by or paid to our directors during our fiscal year ended December 31, 2018. Please refer to the “Summary Compensation Table” above for compensation earned by Mr. White as a member of the Board of Directors.

	Stock	All Other	Total
	Awards(1)	Compensation	Compensation
Name	($)	($)	($)
Norman Gardner	16,240	162,000 (2)	178,240
Carl Berg (3)	81,318	-	81,318
Laurence Blickman (3)	31,585	30,000 (4)	61,585
Harvey Eisen (3)	108,236	-	108,236
Marshall Geller	28,337	-	28,337
Howard Goldberg	36,457	-	36,457
Lawrence G. Schafran (3)	6,143	-	6,143

(1) Represents grants of restricted common stock in June 2018, vesting quarterly over a one-year period, subject to continued service as a director and the portion vesting in 2018 for restricted common stock granted in August 2017. The following table presents the number of shares of restricted common stock outstanding and the aggregate number of outstanding options for each of our directors as of December 31, 2018.

Name	Shares of Restricted Common Stock	Stock Options
Carl Berg	495,000	--
Laurence Blickman	535,000	--
Harvey Eisen	510,000	--
Norman Gardner	150,000	4,500,000
Marshall Geller	505,000	--
Howard Goldberg	580,000	--

(2) Mr. Gardner receives a monthly consulting fee of $12,500 and is reimbursed up to $1,000 a month for health insurance and other medical expenses. Please see “Other Consulting Agreement” above.

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(3) Former director.

(4) On April 25, 2018, the Company approved the payment of $30,000 to Mr. Blickman for the services he rendered in connection with the negotiating and resolving the transactions pertaining to the settlement agreement with shareholders.

 Equity compensation plan information

During 2013, the Board adopted, and our shareholders approved, a new comprehensive incentive compensation plan (the “2013 Plan”) which served as the successor incentive compensation plan to a 2003 Stock Option Plan covering (i) 20,000,000 new shares of our common stock, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2003 Plan as of the date of the 2013 Annual Meeting, plus (iii) the number of shares of our common stock remaining available for issuance under the 2003 Plan. Outstanding options for 7,990,000 shares of common stock have been issued under the 2013 Plan and the 2013 Plan will no longer be used for future grants.

On November 14, 2017, the Board adopted and in 2018 our shareholders ratified the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) which provides for the issuance of awards covering 13,000,000 shares of common stock under the Plan. Awards granted under the Plan may be Incentive Stock Option, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units which are awarded to employees, consultants, officers and directors of the Company. As of September 30, 2019, there were 9,900,000 shares available for grant under the 2017 Plan.

Equity compensation plan information as of December 31, 2018

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	9,590,000	$0.20	18,062,500

Equity compensation plans not- approved by security holders	9,023,529	$0.07	--

Total	18,613,529	$0.14	18,062,500

(1) Includes awards pursuant to the 2013 Plan and the 2017 Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In addition to Employment and Consulting Agreements disclosed elsewhere, we engaged in a number of transactions with our executive officers and directors.

 In January 2018, we issued 1,749,683 shares and 1,749,683 warrants to purchase common stock at an exercise price of $0.15 per share to entities controlled by Paul Klapper, a former member of our Board, relating to a note payable conversion that took place in June 2017 prior to the time he became a director.

On February 19, 2018, we authorized a warrant reduction program (the “Program”) permitting warrant holders of our outstanding $0.15 warrants to exercise their warrants for $0.10 (the “Reduced Price”) under the terms of the Program. We received total gross proceeds of approximately $2,079,345 from the exercise of warrants under the Program at the Reduced Price. Included in the above amounts are gross proceeds of $1,205,458 from then directors including $572,000 from Carl Berg, $110,000 from Marshall Geller, $71,500 from Harvey Eisen, and $451,958 from Laurence Blickman.

On March 31, 2018, we entered into the Settlement Agreement with Paul Klapper, who was at the time a member of our Board, and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, we (i) paid a total of $500,000 (the “Settlement Amount”) to a fund controlled by Paul Klapper and an additional party and (ii) issued a total of 1,000,000 shares of our common stock to  the fund and the third party (the “Settlement Shares”). The Settlement Agreement provides for the cancellation of certain revenue sharing agreements, as of March 31, 2018, between us and Mr. Klapper (or an affiliate) and the third party, and terminates our obligation to issue Mr. Klapper or affiliates warrants to purchase 3,700,000 shares of our common stock at an exercise price of $0.40 per share.  As a condition of entering into the Settlement Agreement, we accelerated the vesting of 150,000 shares of restricted common stock held by Mr. Klapper which were part of a 300,000 share grant on August 2017. Mr. Klapper joined the Board on July 14, 2017 and resigned as of March 31, 2018.

On July 31, 2018, our former director, Laurence Blickman, exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

In 2017, we authorized a private placement with a maximum offering amount of $2,100,000 allowing investors to purchase units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. In January 2018, we approved an increase in the offering. The following directors or former directors of ours purchased the following securities in connection with the offering:

•	Carl Berg - $400,000 for 5,720,000 shares and 5,720,000 warrants;

•	Laurence Blickman $291,777 for 4,172,411 shares and 4,172,411 warrants;

•	Harvey Eisen - $50,000 for 715,000 shares and 715,000 warrants;

•	Marshall Geller - $250,000 for 3,575,000 shares and 3,575,000 warrants;

•	Howard Goldberg - $115,000 for 1,644,500 shares and 1,644,500 warrants;

•	Larry Schafran - $115,000 for 1,644,500 shares and 1,644,500 warrants (including shares issued to a member of Schafran’s household);

•	Paul Klapper - $26,000 for 371,800 shares and 371,800 warrants.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock and Series B Convertible Preferred Stock beneficially owned as of December 2, 2019, by (i) those persons known by us to be owners of more than 5% of its common stock, (ii) each director, (iii) our named executive officers (as disclosed in the Summary Compensation Table), and (iv) our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: VerifyMe, Inc., 75 South Clinton Avenue, Suite 510, Rochester, New York 14604.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock(1)		Percent of Common Stock Beneficially Owned (1)	Amount of Beneficial Ownership of Series B Convertible Preferred Stock		Percent of Series B Convertible Preferred Stock
Named Executive Officers:
Patrick White (2)	7,650,000		6.43%
Keith Goldstein (3)	3,000,000		2.62%

Directors:
Norman Gardner (4)	8,964,469		7.70%
Chris Gardner	240,000		*
Marshall Geller (5)	7,895,000		6.93%
Howard Goldberg (6)	4,306,755		3.81%
Scott Greenberg	240,000		*
Arthur Laffer	656,050		*
All current directors and executive officers as a group (9 persons)	33,052,274	(7)	25.21%

5% Shareholders:
Carl Berg (8)	11,837,000		10.62%
Laurence Blickman (9)	8,394,367		7.53%
Estate of Claudio Ballard (10)	--	(10)	--	0.85	(10)	100%

* indicates less than 1%

(1)

Based on 111,488,499 shares of common stock issued and outstanding as of December 2, 2019 adjusted for stock options vested or vesting within 60 days and conversion of outstanding warrants into shares of common stock. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days. As for the 5% shareholders, we are relying upon reports filed by each 5% shareholder with the SEC.

(2)	Includes 7,000,000 and 500,000 shares of common stock underlying stock options exercisable at $0.07 per share and $0.14 per share, respectively.

(3)	Includes 2,000,000 shares of common stock underlying stock options exercisable at $0.04 per share and 1,000,000 shares of common stock underlying stock options exercisable at $0.2102 per share held by POC Advisory Group LLC. Mr. Goldstein is the managing member and primary owner of POC Advisory Group LLC.

(4)	Includes 165,000 shares of common stock underlying stock options exercisable at $0.11 per share, 250,000 shares of common stock underlying stock options exercisable at $0.25 per share, and 4,500,000 shares of common stock underlying stock options exercisable at $0.07 per share. Does not include Mr. Gardner’s minority ownership of an entity that holds 44,820 of our common stock.

(5)	Includes 4,975,000 shares of common stock held by the Marshall & Patricia Geller Living Trust (the “Geller Trust”) which are beneficially owned by Mr. Geller, and 2,475,000 shares of common stock underlying warrants exercisable at $0.15 per share held by the Geller Trust.

(6)	Includes 1,644,500 shares of common stock underlying warrants exercisable at $0.15 held by Mr. Goldberg. Mr. Goldberg’s shares are held directly in a pledged account with Merrill Lynch, but as of September 30, 2019, no debt is outstanding in this account.

(7)	Includes options to purchase an aggregate of 100,000 shares of common stock for an executive officer who is not a named executive officer.
(8)	Consists of 397,500 shares of common stock held directly by Mr. Berg and 11,440,000 shares of common stock held by Berg & Berg Enterprises, LLC (“BB”), which are beneficially owned by Mr. Berg, the managing member and primary owner of BB. The address for Mr. Berg and BB is 10050 Bandley Dr., Cupertino, CA 95014.

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(9)	Includes (i) 2,417,341 shares owned by Laurence J. Blickman 1991 Trust, of which Mr. Blickman is the trustee, (ii) 778,557 shares owned by Laurence J. Blickman SEP IRA, and (iii) 5,198,469 shares owned by Laurence J. Blickman Profit Sharing Plan. The address for Mr. Blickman is 233 Alameda de las Pulgas, Atherton, CA 94027.

(10)	Includes 250,000 shares of common stock underlying stock options exercisable at $0.25 per shares and 75,000 shares of common stock underlying stock options exercisable at $0.11 per share. Also includes 7,222,222 shares of common stock issuable upon the conversion of the 0.85 share of Series B Convertible Preferred Stock held by Mr. Ballard’s estate. The address for Mr. Ballard’s estate is 265 S. Federal Highway, Suite 354, Deerfield Beach, FL 33441-4151.

(11)	Mr. Ballard’s estate holds 0.85 share of Series B Convertible Preferred Stock that is convertible into 7,222,222 shares of our common stock. The Series B Convertible Preferred Stock is subject to a 4.99% beneficial ownership limitation. The address for Mr. Ballard’s estate is c/o Shepard Lane, Esq., 2 Park Avenue, 21st Floor, New York, NY 10016. See “Description of Capital Stock — Preferred Stock — Series B Convertible Preferred Stock.”

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our amended and restated articles of incorporation and amended and restated by-laws.  For more detailed information, please refer to our amended and restated articles of incorporation and amended and restated by-laws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.  The descriptions of our common stock and preferred stock reflect changes to our capital structure that will occur upon the closing of this offering.

Our authorized capital stock consists of 675,000,000 shares of common stock, $0.001 par value per share, and 75,000,000 shares of preferred stock, $0.001 par value per share. As of December 2, 2019, there are 111,488,499 shares of common stock outstanding, and 0.85 shares of Series B Convertible Preferred Stock outstanding, convertible into 7,222,222 shares of common stock.  Assuming the conversion of all of our preferred stock, as of December 2, 2019, we would have had outstanding, an aggregate of 118,710,721 shares of common stock, consisting of (i) 111,488,499 shares of common stock outstanding on such date and (ii) 7,222,222 shares of common stock into which all of our preferred stock outstanding as of such date would have been converted, which were held of record by one shareholder. In addition, as of December 2, 2019, there were outstanding options to purchase 20,113,529 shares of common stock, outstanding warrants to purchase 21,962,608 shares of common stock, and two Debentures outstanding convertible into 4,000,000 shares assuming a $0.15 per share conversion price.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights.  Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.  All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable.  The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.  In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our preferred stock includes our Series B Convertible Preferred Stock.  Our board of directors has the authority, without further shareholder authorization, to issue from time to time shares of preferred stock in one or more series and to fix the terms, limitations, relative rights and preferences and variations of each series.  Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Series B Convertible Preferred Stock. Holders of our Series B Convertible Preferred Stock are entitled to participate pro rata with holders of common stock with respect to dividends and other distributions, including the distribution of assets upon liquidation.  Each share of Series B Convertible Preferred Stock is convertible at any time into 8,496,732 shares of common stock; provided, that holders of Series B Convertible Preferred Stock are prohibited from converting Series B Convertible Preferred Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of common stock then issued and outstanding.  Holders of our Series B Convertible Preferred Stock are not entitled to vote, except (i) as otherwise required by law and (ii) that each issued and outstanding share of Series B Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each such share of Series B Convertible Preferred Stock is convertible in connection with (A) certain fundamental transactions or (B) the issuance by the Company, directly or indirectly, in one or more related transactions or series of related transactions, of shares of common stock, options or convertible securities if, in the aggregate, the number of such shares of common stock together with the number of shares of common stock issuable upon the conversion or exercise, as applicable, of such options and convertible securities is more than 20% of the number of shares of common stock issued and outstanding prior to any such issuance.

Warrants

The Company has warrants outstanding to purchase an aggregate of 21,962,608 shares of common stock.  The exercise prices range from $0.15 to $12.75 per share and expire beginning June 2022 through February 2023.

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Debentures

On September 19, 2019, $600,000 of principal amount of Debentures are outstanding. These Debentures will mature on September 18, 2020, and may be redeemed by us prior to the maturity date as described below. All unpaid principal due and payable on the maturity date will be paid in the form of common stock. Any principal or interest that is due under each of the Debentures, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full. The Debentures are senior secured obligations of ours secured pursuant to the terms of the Security Agreements by all of the assets of us and our subsidiaries.

Each Purchaser is entitled, at any time, to convert all or any portion of the outstanding principal amount of its Debenture(s) plus any accrued interest into restricted shares of common stock. If we consummate a public offering within 180 calendar days of the Effective Date, then the conversion price will be the lesser of (a) $0.15 or (b) 70% multiplied of the price per share of the common stock we issue in the public offering (the “QPI Discounted Price”), subject to further adjustment as provided in the Debenture as well as subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events. Further, if we consummate a public offering of common stock which results in us receiving gross proceeds of at least $5 million within 180 calendar days of the Effective Date then we are obligated to repay the outstanding amounts owed under the Debentures, to the extent they are not converted and including the applicable redemption premium then in effect, within three days of consummation of such an offering.

If any portion of the Debentures are outstanding on the 181st calendar day after the Effective Date, then the conversion price shall equal the lesser of (a) $0.15, (b) the QPI Discounted Price, or (c) 70% of the lowest volume-weighted average price (as reported by Bloomberg LP) of the common stock on any trading day during the 20 trading days immediately preceding the date of conversion of the Debenture (provided, further, that if either we are not DWAC operational at the time of conversion, the common stock is traded on the OTC Pink at the time of conversion, or the Conversion Price is less than $0.01 per share, then 70% will automatically adjust to 60%).

The Debentures are subject to a “conversion blocker” such that the each of the Purchasers cannot convert the Debentures to the extent that the conversion would result in the Purchaser and its affiliates holding more than 4.99% of the outstanding common stock (which the Purchaser can increase to 9.99% upon at least 61 days prior written notice to us).

So long as no event of default has occurred and is continuing under the Debentures, we may at our option call for redemption all or part of the Debentures prior to the maturity date, upon not more than two calendar days written notice, for an amount equal to: (i) if the redemption date is 90 calendar days or less from the date of issuance of the Debentures, 110% of the sum of the principal amount; (ii) if the redemption date is greater than or equal to 91 calendar days from the date of issuance of the Debentures and less than or equal to 150 calendar days from the date of issuance of the Debentures, 120% of the sum of the principal amount; (iii) if the redemption date is greater than or equal to 151 calendar days from the date of issuance of the Debentures and less than or equal to 180 calendar days from the date of issuance of the Debentures, 125% of the sum of the principal amount; and (iv) if either (1) the Debentures are in default but the holder consents to the redemption notwithstanding such default or (2) the redemption date is greater than or equal to 181 calendar days from the date of issuance of the Debentures, 130% of the sum of the principal amount.

The Debentures include an adjustment provision that, subject to certain exceptions, reduces, at the Purchaser’s option, the conversion price if we issue common stock or common stock equivalents (including in variable rate transactions) at a price lower than the then-current conversion price of the Debentures. Any reverse stock split of our outstanding shares will also result in an adjustment of the conversion price of the Debentures.

Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws

Provisions of our amended and restated articles of incorporation, as amended, and our amended and restated by-laws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Board of Directors; Removal of Directors for Cause.  Our amended and restated by-laws provide for the election of directors to one-year terms at each annual meeting of the shareholders.  All directors elected to our board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal.  The board of directors is authorized to create new directorships, subject to the amended and restated articles of incorporation, and to fill such positions so created by a majority vote of the directors.  Members of the board of directors may only be removed by the affirmative vote of the holders of not less than two-thirds of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors.

Advance Notice Provisions for Shareholder Proposals and Shareholder Nominations of Directors.  Our amended and restated by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, written notice of the nomination must be received by us not earlier than 120 days and not later than 90 days prior to the anniversary date of the immediately preceding annual meeting.  Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated by-laws.  If it is determined that business was not properly brought before a meeting in accordance with our by-law provisions, such business will not be conducted at the meeting.

Special Meetings of Shareholders.  Special meetings of the shareholders may be called only by our chairman of the board of directors pursuant to the requirements of our amended and restated by-laws.

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Blank-Check Preferred Stock.  Our board of directors will be authorized to issue, without shareholder approval, preferred stock, the rights of which will be determined at the discretion of the board of directors and that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that our board of directors does not approve.

Series A Convertible Preferred Stock

Pursuant to our amended and restated articles of incorporation, we are authorized to issue 37,564,767 shares of Series A Convertible Preferred Stock. As of December 5, 2019, we have no shares of Series A Convertible Preferred Stock outstanding.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc.

Reverse Stock Split

On November 19, 2019, our stockholders approved a reverse stock split within the range of 1-for-25 to 1-for-120 of our issued and outstanding shares of common stock and authorized the Board, in its discretion, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our articles of incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 675,000,000 shares. All option, share and per share information in this prospectus does not give effect to the reverse stock split.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering our Units, with each Unit consisting of one share of our common stock and a warrant to purchase one share of our common stock. Our Units will not be certificated and the shares of our common stock and the warrants part of such Units are immediately separable and will be issued separately in this Offering. We are also registering the shares of common stock issuable upon exercise of the warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriters. You should review the underwriting agreement and the form of warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The following brief summary of the material terms and provisions of the warrants is subject to, and qualified in its entirety by, the form of warrant.

Units

We are offering units in this offering at an assumed initial offering price of $        per unit. Each unit consists of one share of our common stock and a warrant to purchase one share of our common stock at an exercise price equal to $     , which is     % of the public offering price of the units. Our Units will not be certificated and the shares of our common stock and the warrants part of such Units are immediately separable and will be issued separately in this offering.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

Warrants to Be Issued in the Offering

Overview

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

The warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $ per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five (5) years after the closing of this offering. As described below, we have applied to list the warrants on the Nasdaq Capital Market under the symbol “VRMEW.”

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at prices below its exercise price.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the warrants, the holders of the warrants shall have the right to exercise the warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $         per share (based on an assumed public offering price of $         per unit) or         % of public offering price of the common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

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Fractional Shares. No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

 Exchange Listing. We have applied to list our warrants on the Nasdaq Capital Market under the symbol “VRMEW”. No assurance can be given that our listing application will be approved.

Warrant Agent; Global Certificate. The warrants will be issued in registered form under a warrant agent agreement between the Warrant Agent and us. The warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The warrants and the warrant agent agreement are governed by New York law.

Representative’s Warrants

The registration statement of which this prospectus is a part also registers for sale the Representative’s Warrants, as a portion of the underwriting compensation payable to the Representative in connection with this offering. The Representative’s Warrants will be exercisable for a four and one-half year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $     (     % of the public offering price of the Units). Please see “Underwriting — Representative’s Warrants” for a description of the warrants we have agreed to issue to the Representative in this offering, subject to the completion of the offering. We expect to enter into a warrant agreement in respect of the Representative’s Warrants prior to the closing of this offering.

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UNDERWRITING

Maxim Group LLC is acting as the representative of the underwriters of the offering (the “Representative”). We have entered into an underwriting agreement dated         , 2019 with the Representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below and each underwriter named below has severally and not jointly agreed to purchase from us, at the public offering price per Unit less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Underwriter	Number of Units
Maxim Group LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase all of the Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the Units being offered to the public, other than those covered by the over-allotment option described below, if any of these Units are purchased.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the Representative an option, exercisable not later than 45 days after the date of this prospectus, to purchase from us up to an (i) additional       shares of common stock at a price of $ per share and/or (ii) additional        warrants to purchase        shares of common stock at a price of $0.01 per warrant (15% of the shares of common stock and warrants included in the Units sold in this offering), in each case, less the underwriting discounts and commissions set forth on the cover of this prospectus in any combination thereof to cover over-allotments, if any. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock and/or warrants as the number of Units to be purchased by it in the above table bears to the total number of Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock and/or warrants to the underwriters to the extent the option is exercised. If any additional shares of common stock and/or warrants are purchased, the underwriters will offer the additional shares of common stock and/or warrants on the same terms as those on which the other Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $        and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $       .

Discounts and Commissions; Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Unit	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$	$	$
Underwriting discount (8%)	$	$	$
Proceeds, before expenses, to us	$	$	$
Non-accountable expense allowance (1%)(1)	$	$	$

(1)	The non-accountable expense allowance will not payable with respect to any exercise of the over-allotment option by the Representative.

The underwriters propose to offer the Units offered by us to the public at the public offering price per Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units to other securities dealers at such price less a concession of $ per Unit. After the initial offering, the public offering price and concession to dealers may be changed.

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We have paid an expense deposit of $25,000 to the Representative, which will be applied against the accountable expenses that will be paid by us to the Representative in connection with this offering. The $25,000 expense deposit will be returned to us to the extent not actually incurred. The underwriting agreement also provides that in the event the offering is terminated, the $25,000 expense deposit paid to the Representative will be returned to us to the extent that offering expenses are not actually incurred by the Representative in accordance with FINRA Rule 5110(f)(2)(C).

In addition to the 1.0% non-accountable expense allowance, we have also agreed to reimburse the Representative for reasonable out-of-pocket expenses not to exceed $100,000 in the aggregate. We estimate that total expenses payable by us in connection with this offering, other than the underwriting discount and non-accountable expense allowance referred to above, will be approximately $       .

Discretionary Accounts

The underwriters do not intend to confirm sales of the Units offered hereby to any accounts over which they have discretionary authority.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Lock-Up Agreements

We and our officers and directors and the holders of 3% or more of the outstanding shares of our common stock (other than Carl Berg and Laurence Blickman) as of the effective date of the Registration Statement, have agreed, subject to limited exceptions, for a period of 180 days after the closing of this offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the Representative. We and the Representative may, in our sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Pricing of this Offering

Prior to this offering, there has not been an active market for our common stock and there has been no public market for our warrants. The public offering price for our Units will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the public offering price of our Units will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock and warrants will develop and continue after this offering.

Bridge Financing

The Representative served as placement agent for the Bridge Financing and received a cash fee of 8% of the gross proceeds received at each closing and is entitled to receive warrants for 5% of the total number of securities issued in connection with the Bridge Financing. These warrants will be exercisable at a price per share equal to 110% of the price of the securities paid by the Purchasers and will expire in five years.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of         shares of common stock (6% of the Units sold in this offering, excluding the over-allotment, if any). The warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period shall not extend further than three years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(i). The warrants are exercisable at a per share price equal to $ per share, or 110% of the public offering price per Unit in the offering (based on the public offering price of $ per Unit). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Representative (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the warrants provide for registration rights upon request, in certain cases. The sole demand registration right provided will not be greater than five years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(iv). The piggyback registration rights provided will not be greater than seven years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(f)(2)(G)(v). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

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Right of First Refusal

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, until twelve months from the closing date of this offering, the Representative shall have a right of first refusal to act as lead investment banker, lead book-runner and/or lead placement agent, at its sole discretion, for each and every of our future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during such twelve month period for us, or any of our successors or subsidiaries, on terms customary to the Representative. The Representative in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Trading; NASDAQ Capital Market Listing

Our common stock is presently quoted on the OTCQB market under the symbol “VRME.” We intend to apply to have our common stock and the warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “VRME” and “VRMEW”, respectively. No assurance can be given that our listing application will be approved by the Nasdaq Capital Market.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum.
●	Over-allotment involves sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.
●	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. A naked short position occurs if the underwriters sell more securities than could be covered by the over-allotment option. This position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in this offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our shares of common stock and warrants may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock and warrants. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other websites maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

66

Other

From time to time, the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this offering and other than as described below, the underwriters have not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

On September 19, 2019, we received gross proceeds of $600,000 and net proceeds of $540,000 from the Bridge Financing. The Representative acted as the placement agent in connection with the Bridge Financing and received a cash fee of 8% of the gross proceeds received at each closing and is entitled to receive warrants for 5% of the total number of securities issued in connection with the Bridge Financing, if converted, or upon redemption (if not converted). These warrants will be exercisable at a price per share equal to 110% of the price of the common stock issued upon conversion of the Debentures, if converted, paid by the Purchasers in the Bridge Financing and will expire in five years.

Notice to Prospective Investors in Canada

This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases securities will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

67

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for us by Harter Secrest & Emery LLP, Rochester, New York. Gracin & Marlow, LLP is acting as counsel for the underwriters in this offering.

EXPERTS

Our financial statements as of December 31, 2018 and December 31, 2017 have been included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 75 S. Clinton Ave., Suite 510, Rochester, New York 14604 or contacting us at (585) 736-9400.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www.verifyme.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

68

INDEX TO FINANCIAL STATEMENTS

VERIFYME, INC.

Financial Statements
for the Three and Nine Months Ended September 30, 2019 and 2018 (unaudited)

Financial Statements

For the Fiscal Years Ended December 31, 2018 and 2017

F-1

VerifyMe, Inc.

Balance Sheets

	As of
	September 30, 2019	December 31, 2018
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$671,011	$1,673,201
Accounts Receivable	51,415	30,373
Deposits on Equipment	163,090	-
Prepaid expenses and other current assets	29,981	25,781
Inventory	37,962	41,982
TOTAL CURRENT ASSETS	953,459	1,771,337
INTANGIBLE ASSETS
Patents and Trademarks, net of accumulated amortization of
$275,591 and $258,294 as of September 30, 2019 and December 31, 2018	228,705	209,049
Capitalized Software Costs	141,656	70,231

TOTAL ASSETS	$1,323,820	$2,050,617

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Convertible Debt, net of unamortized debt discount	$228,478	$-
Derivative Liability	207,534	-
Accounts payable and other accrued expenses	354,766	411,211
Accrued Payroll	106,438	69,041
TOTAL CURRENT LIABILITIES	897,216	480,252

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of September 30, 2019 and
304,778 shares issued and outstanding as of December 31, 2018	-	305

Series B Convertible Preferred Stock, $.001 par value; 85 shares
authorized; 0.85 shares issued and outstanding as of September 30, 2019 and	-	-
December 31, 2018

Common stock of $.001 par value; 675,000,000 authorized; 111,252,373 and 102,553,706 issued, 110,901,833 and 102,203,166 shares outstanding as of September 30, 2019 and December 31, 2018	110,902	102,203

Additional paid in capital	61,578,151	60,844,796

Treasury stock as cost (350,540 shares at September 30, 2019 and December 31, 2018)	(113,389)	(113,389)

Accumulated deficit	(61,149,060)	(59,263,550)

STOCKHOLDERS' EQUITY	426,604	1,570,365

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,323,820	$2,050,617

The accompanying notes are an integral part of these unaudited financial statements.

F-2

VerifyMe, Inc.

Statements of Operations

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

NET REVENUE
Sales	$56,225	$28,273	$143,158	$35,072

COST OF SALES	8,471	12,281	30,323	14,281

GROSS PROFIT	47,754	15,992	112,835	20,791

OPERATING EXPENSES
General and administrative (a)	350,851	357,665	1,001,728	1,378,999
Legal and accounting	41,977	64,897	172,676	362,371
Payroll expenses (a)	167,807	77,664	374,382	269,518
Research and development	804	73,843	7,055	102,272
Sales and marketing (a)	148,416	9,150	400,717	17,217
Total Operating Expenses	709,855	583,219	1,956,558	2,130,377
		-
LOSS BEFORE OTHER INCOME (EXPENSE)	(662,101)	(567,227)	(1,843,723)	(2,109,586)

OTHER (EXPENSE) INCOME
Interest income (expenses), net (a)	(8,338)	1,084	(5,678)	1,367
Change in fair value of embedded derivative	(36,109)	-	(36,109)	-
Gain on derecognition of note payable and accrued interest		86,667	-	86,667
Settlement agreement with shareholders	-	-	-	(779,000)
Gain on accounts payable forgiveness	-	-	-	402,248
	(44,447)	87,751	(41,787)	(288,718)
		-
NET LOSS	$(706,548)	$(479,476)	$(1,885,510)	$(2,398,304)

LOSS PER SHARE
BASIC	$(0.01)	$(0.00)	$(0.02)	$(0.03)
DILUTED	$(0.01)	$(0.00)	$(0.02)	$(0.03)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	98,137,735	101,186,416	98,209,139	91,453,702
DILUTED	98,137,735	101,186,416	98,209,139	91,453,702

(a)	Includes share-based compensation of $322,641 and $671,649 for the three and nine months ended September 30, 2019 and $204,227 and $709,940 for the three and nine months ended September 30, 2018.

The accompanying notes are an integral part of these unaudited financial statements.

F-3

VerifyMe, Inc.

Statements of Cash Flows

(Unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,885,510)	$(2,398,304)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	103,167	44,120
Fair value of options and warrants issued in exchange for services	399,828	270,339
Fair value of restricted stock and restricted stock units issued in exchange for services	168,654	395,481
Gain on accounts payable forgiveness	-	(402,248)
Share-based payment for settlement agreement with shareholders	-	279,000
Gain on derecognition of note payable and accrued interest	-	(86,667)
Amortization of debt discount	8,696	-
Change in Fair Value of Embedded Derivative	36,109	-
Amortization and depreciation	17,297	15,928
Changes in operating assets and liabilities:
Accounts Receivable	(21,042)	(28,462)
Deposit on Equipment	(163,090)	-
Inventory	4,020	(35,102)
Prepaid expenses and other current assets	(4,200)	-
Accounts payable and accrued expenses	(19,048)	(41,550)
Net cash used in operating activities	(1,355,119)	(1,987,465)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Patents	(36,953)	(16,690)
Capitalized Software Costs	(71,425)	(30,223)
Net cash used in investing activities	(108,378)	(46,913)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible debt, net of costs	461,307	-
Proceeds from exercise of warrants	-	2,311,438
Proceeds from sale of common stock	-	1,154,211

Net cash provided by financing activities	461,307	3,465,649

NET (DECREASE) INCREASE IN CASH AND
CASH EQUIVALENTS	(1,002,190)	1,431,271
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	1,673,201	693,001

CASH AND CASH EQUIVALENTS - END OF PERIOD	$671,011	$2,124,272

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Series A Convertible Preferred Stock converted to common stock	$6,096	$400
Series B Convertible Preferred Stock converted to common stock	$-	$599
Common Stock issued in relation to convertible debt	$70,100	$-
Recognition of embedded derivative liability	$171,425	$-
Cashless Exercise of Stock Options	$-	$4,028
Cashless Exercise of Warrants	$72	$176
Common Stock and Warrants Issued for Common Stock Payable	$-	$122,478

The accompanying notes are an integral part of these unaudited financial statements.

F-4

VerifyMe, Inc.

Statement of Stockholders' Equity (Deficit)

(Unaudited)

	Series A		Series B
	Convertible		Convertible
	Preferred		Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
Balance at July 1, 2018	304,778	305	0.85	-	101,165,202	101,165	60,305,122	(113,389)	(58,249,916)	2,043,287
Cancellation of common stock	-	-	-	-	(607,143)	(607)	607	-	-	-
Exercise of Warrants	-	-	-	-	1,638,109	1,638	216,583	-	-	218,221
Fair value of stock option	-	-	-	-	-	-	44,151	-	-	44,151
Restricted Stock awards and Restricted Stock Units	-	-	-	-	-	-	160,076	-	-	160,076
Net loss	-	-	-	-	-	-	-	-	(479,476)	(479,476)
Balance at September 30, 2018	304,778	305	0.85	-	102,196,168	102,196	60,726,539	(113,389)	(58,729,392)	1,986,259

	Series A		Series B
	Convertible		Convertible
	Preferred		Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
Balance at July 1, 2019	-	-	0.85	-	109,321,833	109,322	61,186,990	(113,389)	(60,442,512)	740,411
Fair value of stock option	-	-	-	-	-	-	150,040	-	-	150,040
Restricted Stock awards and Restricted Stock Units	-	-	-	-	(120,000)	(120)	84,554	-	-	84,434
Common stock issued for services	-	-	-	-	700,000	700	87,467	-	-	88,167
Common stock issued in relation to Bridge Financing	-	-	-	-	1,000,000	1,000	69,100	-	-	70,100
Net loss	-	-	-	-	-	-	-	-	(706,548)	(706,548)
Balance at September 30, 2019	-	-	0.85	-	110,901,833	110,902	61,578,151	(113,389)	(61,149,060)	426,604

The accompanying notes are an integral part of these unaudited financial statements.

F-5

VerifyMe, Inc.

Statement of Stockholders' Equity (Deficit)

(Unaudited)

	Series A		Series B
	Convertible		Convertible
	Preferred		Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total
Balance at January 1, 2018	324,778	325	0.92	-	53,523,332	53,522	56,198,126	(113,389)	(56,331,088)	(192,504)
Conversion of Series A Convertible Preferred Stock	(20,000)	(20)	-	-	400,000	400	(380)	-	-	-
Conversion of Series B Convertible Preferred Stock	-	-	(0.07)	-	599,362	599	(599)	-	-	-
Sale of common stock	-	-	-	-	15,906,168	15,906	1,138,305	-	-	1,154,211
Settlement Agreement	-	-	-	-	1,000,000	1,000	278,000	-	-	279,000
Conversion of notes payable	-	-	-	-	1,749,683	1,750	120,728	-	-	122,478
Exercise of Warrants	-	-	-	-	22,607,845	22,608	2,288,830	-	-	2,311,438
Cashless Exercise of Stock Options		-	-	-	4,027,778	4,028	(4,028)	-	-	-
Fair value of stock option	-	-	-	-	-	-	270,339	-	-	270,339
Restricted Stock awards and Restricted Stock Units	-	-	-	-	2,212,500	2,213	393,268	-	-	395,481
Common stock and warrants issued for services	-	-	-	-	169,500	170	43,950			44,120
Net loss	-	-	-	-	-	-	-	-	(2,398,304)	(2,398,304)
Balance at September 30, 2018	304,778	305	0.85	-	102,196,168	102,196	60,726,539	(113,389)	(58,729,392)	1,986,259

	Series A		Series B
	Convertible		Convertible
	Preferred		Preferred		Common
	Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total

Balance at January 1, 2019	304,778	305	0.85	-	102,203,166	102,203	60,844,796	(113,389)	(59,263,550)	1,570,365
Conversion of Series A Convertible Preferred Stock	(304,778)	(305)	-	-	6,095,569	6,096	(5,791)	-	-	-
Cashless Exercise of Warrants					71,774	72	(72)	-	-	-
Fair value of stock option	-	-	-	-	-	-	399,828	-	-	399,828
Restricted Stock awards and Restricted Stock Units	-	-	-	-	760,000	760	167,894	-	-	168,654
Common stock issued for services	-	-	-	-	771,324	771	102,396	-	-	103,167
Common stock issued in relation to Bridge Financing	-	-	-	-	1,000,000	1,000	69,100	-	-	70,100
Net loss	-	-	-	-	-	-	-	-	(1,885,510)	(1,885,510)
Balance at September 30, 2019	-	-	0.85	-	110,901,833	110,902	61,578,151	(113,389)	(61,149,060)	426,604

The accompanying notes are an integral part of these unaudited financial statements.

F-6

VerifyMe, Inc.

Notes to Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

The Company was incorporated in the State of Nevada on November 10, 1999. The Company is based in Rochester, New York and its common stock, par value $0.001 per share, is traded on the over-the-counter market and quoted on the OTCQB.

The Company is a developmental stage technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, track and trace features for labels, packaging and products. Leveraging our covert luminescent pigment, RainbowSecure®, which we began commercializing in 2018, we also developed the patent pending VeriPAS™ software system in 2018, which covertly and overtly serializes products to track a product’s “life cycle” for brand owners. VeriPAS™ is capable of fluorescing, decoding, and verifying invisible RainbowSecure® codes in the field – designed to allow investigators to quickly and efficiently authenticate product throughout the distribution chain, including warehouses, ports of entry, retail locations, and product purchased over the internet for inspection and investigative actions. This technology is coupled with a secure cloud based track and trace software engine which allows brands and investigators to see where products originate and where they are deployed with geo location mapping and intelligent programable alerts. Brand owners access the VeriPAS™ software over the internet. Brand owners can then set rules of engagement, establish marketing programs for customer engagement and control, and monitor and protect their products “life cycle.” We have not yet derived any revenue from our VeriPAS™ software system and have derived minimal revenue from the sale of our RainbowSecure® technology.

The accompanying unaudited interim financial statements (the “Interim Statements”) have been prepared pursuant to the rules and regulations for reporting on Form 10-Q. Accordingly, certain information and disclosures required by U. S. generally accepted accounting principles (“GAAP”) for complete financial statements are not included herein. The Interim Statements should be read in conjunction with the financial statements and notes thereto included in the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2019.  The accompanying Interim Statements are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The interim results for the three and nine months ended September 30, 2019 are not necessarily indicative of the results to be expected for the year ending December 31, 2019 or for any future interim periods.

The Company’s activities are subject to significant risks and uncertainties, including the need to secure additional funding for working capital and to further develop the Company’s intellectual property.

Basis of Presentation

The accompanying financial statements are presented in accordance with GAAP.

Revenue Recognition

The Company accounts for revenues according to Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers” which establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligations are satisfied.

During the three and nine months ended September 30, 2019, the Company’s revenues consisted of revenue primarily generated from customer’s printing labels utilizing the Company’s technology.

F-7

VerifyMe, Inc.

Notes to Financial Statements

Equity-linked Financial Instruments

Certain of the Company’s debt instruments include embedded derivatives that require bifurcation from the host contract under the provisions of ASC 815, Derivatives and Hedging. Under this guidance, the Company recognizes the embedded derivatives at fair value and records a gain or loss resulting from the change in fair values at the end of each reporting period. In connection with issuance of the Debentures, described in Note 4 – Convertible Debt, after March 17, 2020, the Company could become contingently obligated to issue shares potentially in excess of its authorized share limit. Consequently, the ability to settle these obligations with shares would be unavailable causing these and other share-settled obligations to potentially be settled in cash. The Company applies a sequencing policy regarding share settlement wherein equity-linked financial instruments with the earliest issuance date would be settled first. Thus, all equity-linked financial instruments, which are convertible or exercisable into common stock, issued concurrent or subsequent to the Debentures are classified as derivative liabilities, with the exception of instruments related to employee share-based compensation.

Sequencing

As of September 19, 2019, the Company adopted a sequencing policy whereby all equity-linked instruments issued prior to the closing of the $600,000 secured Convertible Debentures on September 19, 2019 may be classified as equity and all future equity-linked instruments may be classified as a derivative liability with the exception of instruments related to share-based compensation issued to employees or directors.

Basic and Diluted Net Income per Share of Common Stock

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting earnings per share resulting in the presentation of basic and diluted earnings per share.  Because the Company reported a net loss for each of the periods presented, common stock equivalents, including preferred stock, stock options and warrants were anti-dilutive; therefore, the amounts reported for basic and diluted loss per share were the same.

For each of the three and nine months ended September 30, 2019 and 2018, there were shares potentially issuable, that could dilute basic earnings per share in the future that were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive to the Company’s losses during the years presented. For each of the three and nine months ended September 30, 2019, there were approximately 56,699,000 anti-dilutive shares consisting of 20,114,000 shares issuable upon exercise of options, 21,963,000 shares issuable upon exercise of warrants, 7,222,000 shares issuable upon conversion of preferred stock and 4,000,000 shares issuable upon conversion of convertible debentures. For the three and nine months ended September 30, 2018, there were approximately 41,237,000 anti-dilutive shares consisting of 18,014,000 shares issuable upon exercise of options, 9,909,000 shares issuable upon exercise of warrants and 13,314,000 shares issuable upon conversion of preferred stock.

Going Concern

The Company has suffered recurring losses from operations and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and raising additional capital through incurrence of debt and the sale of our common stock and other equity securities. On September 19, 2019, the Company received net proceeds of $461,307 from the Bridge Financing, described below in Note 4 – Convertible Debt. The Company’s business plans are dependent on the ability to raise capital through private placements of our common stock and/or preferred stock, through the possible exercise of outstanding options and warrants, through debt financing and/or through the future public offerings of our securities. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. As a result of the Bridge Financing, the Company’s existing cash resources are sufficient to sustain our operations through December 2019. The Company needs to raise additional funds in the future in order to remain operational past that date.

Recently Adopted Accounting Pronouncements

Effective January 1, 2019, the Company adopted ASU No. 2018-07, Compensation – Stock Based Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”), which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for equity-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The adoption of ASU 2018-07 did not have a material impact on the Company’s financial statements.

Effective January 1, 2019, the Company adopted ASU No. 2016-02 – “Lease (Topic 842)” and the series of related Accounting Standards Updates that followed (collectively referred to as “Topic 842”) using the modified retrospective approach. The adoption of Topic 842 did not have a material impact on the Company’s financial statements.

F-8

VerifyMe, Inc.

Notes to Financial Statements

NOTE 2 – INTANGIBLE ASSETS

Patents and Trademarks

The current patent and trademark portfolios consist of 10 granted U.S. patents and 1 granted European patent validated in 4 countries, 4 pending U.S. and foreign patent applications, 4 registered U.S. trademarks, 1 registered EU foreign registration, and 8 pending U.S. and foreign trademark applications. Costs associated with the registration and legal defense of the patents have been capitalized and are amortized on a straight-line basis over the estimated lives of the patents which were determined to be 17 to 19 years. During the nine months ended September 30, 2019 and 2018, the Company capitalized $36,953 and $16,690, respectively, of patent and trademarks costs. Amortization expense for patents and trademarks was $5,662 and $5,034 for the three months ended September 30, 2019 and 2018, respectively, and $17,297 and $15,928 for the nine months ended September 30, 2019 and 2018, respectively.

Capitalized Software

Costs incurred in connection with the development of software related to our proprietary digital products are accounted for in accordance with the Financial Accounting Standards Board ASC 985 “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market. Amortization of capitalized software costs begins once the product is available to the market. Capitalized software costs are amortized over the estimated life of the related product, generally three years, using the straight-line method. The Company will evaluate its software assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company had capitalized software costs of $141,656 and $70,231 as of September 30, 2019 and December 31, 2018, respectively. The Company has not incurred a depreciation charge because the software was not available for use as of September 30, 2019.

NOTE 3 – CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue Series A Convertible Preferred Stock, par value of $0.001 per share (the “Series A”) and Series B Convertible Preferred Stock, par value of $0.001 per share (the “Series B”). As of September 30, 2019, there were no shares of Series A outstanding and 0.85 of a share of Series B outstanding. Each share of Series A and Series B has limited voting rights, is entitled to participate with the common stock on liquidation and holders of Series A and Series B are subject to beneficial ownership limitations.

Series A Convertible Preferred Stock

During the nine months ended September 30, 2019, 304,778 shares of Series A were converted into 6,095,569 shares of the Company’s common stock.

During the nine months ended September 30, 2018, 20,000 shares of Series A were converted into 400,000 shares of the Company’s common stock.

Series B Convertible Preferred Stock

During the nine months ended September 30, 2018, 0.07 of a share of Series B was converted into 599,362 shares of the Company’s common stock.

NOTE 4 – CONVERTIBLE DEBT

September 30, 2019
Convertible Debentures, due September 18, 2020:
Principal value	$600,000
Debt discount	(371,522)
Carrying value of convertible notes	228,478
Total short-term carrying value of Convertible Debentures	$228,478

Embedded Derivative Liability:
Fair value of derivative liability, December 31, 2018	$-
Fair value of derivative liability at issuance recorded as debt Discount	171,425
Change in fair value of derivative liability	36,109
Fair value of derivative liability, September 30, 2019	$207,534

F-9

VerifyMe, Inc.

Notes to Financial Statements

On September 19, 2019, we completed the closing of $600,000 of secured Convertible Debentures (the “Debentures”) for gross proceeds of $540,000 after original issue discounts. As of September 18, 2019 (the “Effective Date”), we entered into two substantially identical securities purchase agreements (the “Securities Purchase Agreements”) with two purchasers (the “Purchasers”), which provided for the issuance of up to an aggregate of $1.2 million in principal amount of Debentures (the “Bridge Financing”) of which the first tranche of $600,000 has been issued. The Securities Purchase Agreements provided for the issuance of the Debentures due one year from the dates of issuance in two $600,000 tranches: the first tranche as described above, and the second tranche, at the discretion of the Purchasers and us, to occur any time after November 17, 2019. If, at any time after November 17, 2019, the Purchasers elect not to consummate the closing of the second tranche, then we may raise up to $600,000 from additional investors (including our affiliates) who will have a security interest on a pari passu basis with the Purchasers in the first tranche, so long as such investors agree not to convert the securities received until the Purchasers in the first tranche have completely converted the Debentures or been fully repaid.

In connection with the Bridge Financing, each of the Purchasers received commitment fees of $5,000 and 500,000 restricted shares (the “Commitment Shares”) of our common stock. The placement agent for the Debentures received a cash fee of 8% of the gross proceeds received at each closing and is entitled to receive warrants for 5% of the total number of securities received by the holders upon the conversion of the Debentures, or upon the conversion value of the Debentures if the Debentures are cash settled. These warrants will be exercisable at a price per share equal to 110% of the price of the securities paid by the Purchasers and will expire in five years.

The first tranche of the Debentures will mature on September 18, 2020, and may be redeemed by us prior to the maturity date as described below. All unpaid principal due and payable on the maturity date will be paid in the form of common stock. Any principal or interest that is due under each of the Debentures, which is not paid by the respective maturity date, will bear interest at the rate of 18% per annum until it is satisfied in full.

The Debentures are senior secured obligations secured pursuant to the terms of security agreements dated as of September 18, 2019 (the “Security Agreements”) by all of the Company’s assets.

Each Purchaser is entitled, at any time, to convert all or any portion of the outstanding principal amount of its Debenture(s) plus any accrued interest into restricted shares of common stock. If we consummate a public offering within 180 calendar days of the Effective Date, then the conversion price will be the lesser of (a) $0.15 or (b) 70% multiplied of the price per share of the common stock we issue in the public offering (the “QPI Discounted Price”), subject to further adjustment as provided in the Debenture as well as subject in each case to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations or similar events. Further, if we consummate a public offering of common stock which results in us receiving gross proceeds of at least $5 million within 180 calendar days of the Effective Date then we are obligated to repay the outstanding amounts owed under the Debentures, to the extent they are not converted and including the applicable redemption premium then in effect, within three days of consummation of such an offering.

If any portion of the Debentures are outstanding on the 181st calendar day after the Effective Date, then the conversion price shall equal the lesser of (a) $0.15, (b) the QPI Discounted Price, or (c) 70% of the lowest volume-weighted average price (as reported by Bloomberg LP) of the common stock on any trading day during the 20 trading days immediately preceding the date of conversion of the Debenture (provided, further, that if either we are not DWAC operational at the time of conversion, the common stock is traded on the OTC Pink at the time of conversion, or the conversion price is less than $0.01 per share, then 70% will automatically adjust to 60%).

The Debentures are subject to a “conversion blocker” such that the each of the Purchasers cannot convert the Debentures to the extent that the conversion would result in the Purchaser and its affiliates holding more than 4.99% of the outstanding common stock (which the Purchaser can increase to 9.99% upon at least 61 days prior written notice to us).

So long as no event of default has occurred and is continuing under the Debentures, we may at our option call for redemption all or part of the Debentures prior to the maturity date, upon not more than two calendar days written notice, for an amount equal to: (i) if the redemption date is 90 calendar days or less from the date of issuance of the Debentures, 110% of the sum of the principal amount; (ii) if the redemption date is greater than or equal to 91 calendar days from the date of issuance of the Debentures and less than or equal to 150 calendar days from the date of issuance of the Debentures, 120% of the sum of the principal amount; (iii) if the redemption date is greater than or equal to 151 calendar days from the date of issuance of the Debentures and less than or equal to 180 calendar days from the date of issuance of the Debentures, 125% of the sum of the principal amount; and (iv) if either (1) the Debentures are in default but the holder consents to the redemption notwithstanding such default or (2) the redemption date is greater than or equal to 181 calendar days from the date of issuance of the Debentures, 130% of the sum of the principal amount.

The Debentures include an adjustment provision that, subject to certain exceptions, reduces, at the Purchaser’s option, the conversion price if we issue common stock or common stock equivalents (including in variable rate transactions) at a price lower than the then-current conversion price of the Debentures. Any reverse stock split of our outstanding shares will also result in an adjustment of the conversion price of the Debentures.

F-10

VerifyMe, Inc.

Notes to Financial Statements

The Securities Purchase Agreements contain customary representations, warranties and covenants. In addition, pursuant to the Securities Purchase Agreements, the Purchasers were granted piggy-back registration rights such that, from September 18, 2019 until the earlier of March 18, 2021 or the date the Debentures have been converted and/or repaid in the entirety, if we contemplate making an offering of our common stock or securities convertible into our common stock registered for sale under the Securities Act of 1933, as amended, or propose to file a registration statement covering any of our securities (other than a registration statement filed by us within 45 days of the signing closing date with the placement agent in the Bridge Financing acting as the underwriter), then each of the Purchasers will have the right to include all or a pro rata share of its Commitment Shares, the common stock issuable upon conversion of the Debentures (the “Conversion Shares”), and, to the extent applicable, any other shares of capital stock or other securities of ours that are issued upon exchange of Conversion Shares and/or restricted stock held by the Purchaser (collectively, the “Purchaser’s Securities”).

The conversion option, the QPI put and the put exercisable upon certain financing events are embedded derivatives that are collectively bifurcated at fair value, with subsequent changes in fair value recognized in the Statement of Operations. The fair value estimate is a Level 3 measurement as defined by ASC Topic 820, Fair Value Measurements and Disclosures, as it is based on significant inputs not observable in the market. The Company estimated the fair value of the monthly payment provision using a Monte Carlo Simulation, with 10,000 trials, with the following key inputs:

September 30, 2019
Stock price	$0.08-$0.10
Terms (years)	0.97-1.00
Volatility	153.9%-158.2%
Risk-free rate	1.75%-1.87%
Probability of QPI	50%

The Company recorded a total of $380,218 debt discount upon the closing of Convertible Debt, including the $171,425 fair value of the embedded derivative liability, $70,100 fair value of the common stock issued, $78,693 of direct transaction costs incurred, and $60,000 original issue discount. The Debt discount is amortized to interest expense over the term of the loan. Amortization of the debt discount associated with the Debentures was $8,696 for the three-month and nine-month periods ended September 30, 2019 and was included in interest expense in the accompanying Statements of Operations.

NOTE 5 – STOCKHOLDERS’ EQUITY

For each of the three and nine months ended September 30, 2019, the Company expensed $0 relative to restricted stock units. For the three and nine months ended September 30, 2018 the Company expensed $0 and $8,625, respectively, relative to restricted stock units.

During the nine months ended September 30, 2019, the Company granted a total of 1,200,000 restricted stock awards to five directors of the Company for their services. The restricted stock awards vest in equal quarterly installments over a one-year period. On February 27, 2019, three directors resigned from the Company’s Board of Directors, effective March 1, 2019. This resulted in a cancellation of 320,000 shares related to the portion of the unvested restricted stock awards these directors had received. On September 18, 2019 a director resigned from the Company’s Board of Directors, effective immediately, resulting in a cancellation of 120,000 related to the portion of unvested restricted stock awards this director had received.

On March 15, 2019, we engaged an advisor to provide consulting services under an Investor Relations and Advisory Agreement (the "Agreement"). Pursuant to the Agreement, we agreed to pay in advance of services a monthly fee of $5,000 in shares of restricted common stock to the consulting firm for consulting services. The number of shares to be issued will be calculated based on the closing price of our common shares on the 1st or preceding day of each month, if the 1st were to fall on a weekend or holiday. However, if the stock were to trade below $0.15, the calculation would be based on $0.15. The shares shall not have registration rights, and the shares may be sold subject to Rule 144. During the nine months ended September 30, 2019, the Company issued 171,324 shares of restricted common stock for a total expense of $26,167 related to these services.

The Company expensed $84,434 and $168,654 in costs related to restricted stock awards for the three and nine months ended September 30, 2019, respectively. For the three and nine months ended September 30, 2018, the Company expensed $160,077 and $386,856, respectively, relative to restricted common stock.

On May 29, 2019, a former director completed a cashless exercise of 200,000 warrants and was issued 71,774 shares of the Company’s common stock. See Note 6 – Stock Options, Restricted Stock and Warrants.

During the nine months ended September 30, 2019, the Company issued 600,000 shares of restricted common stock for a total expense of $77,000 related to consulting services. During the nine months ended September 30, 2018, the Company issued 169,500 shares of restricted common stock for a total expense of $44,120 related to consulting services.

F-11

VerifyMe, Inc.

Notes to Financial Statements

On September 19, 2019, in connection with the Bridge Financing, the Company issued a total of 1,000,000 restricted shares of common stock with a fair value of $70,100. See Note 4 – Convertible Debt.

During the nine months ended September 30, 2018, 37,500 restricted stock units vested in relation to a consulting services agreement and a total of $8,625 was expensed.

During the nine months ended September 30, 2018, the Company granted a total of 600,000 shares of restricted common stock awards to two directors of the Company, each receiving 300,000 shares of restricted common stock upon joining the Board of Directors. On April 25, 2018, the Company approved the immediate vesting of all of the Company’s outstanding restricted common stock issued in 2017 and 2018 to non-employee directors of the Company.

During the three months ended September 30, 2018, the Company granted a total of 1,425,000 shares of restricted common stock to the directors and the Chief Executive Officer of the Company for their services and 150,000 shares to one attorney, that vested quarterly over a one-year period.

In 2017, the Company authorized a private placement with a maximum offering amount of $2,100,000 allowing investors to purchase units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. In January 2018 the Company’s Board of Directors increased the size of the private placement. During the nine months ended September 30, 2018, the Company raised gross proceeds of $1,154,211 for the purchase of 16,513,311 shares of common stock and 16,513,311 warrants. Of these amounts, gross proceeds of $530,777 for the purchase of 7,590,111 shares of common stock and 7,590,111 warrants related to purchases by directors and relatives of the directors of the Company.

In January 2018, the Chairman of the Board of Directors, made a cashless exercise of 5,000,000 options related to services rendered in 2017, resulting in the issuance of 4,027,778 shares of common stock. See Note 6 – Stock Options, Restricted Stock and Warrants.  On January 30, 2018, the Company authorized a 30-day offer, beginning on February 20, 2018, to the holders of the Company’s outstanding warrants exercisable at $0.15 to exercise their warrants at $0.10 per share.  This authorization was extended until the latter of 30 days after the receipt of all Investment Letters, as defined below, in connection with the Settlement Shares, as defined below, or September 30, 2018.  For the nine months ended September 30, 2018, 20,764,860 shares of warrants were exercised and a total of 20,764,860 shares of common stock were issued for gross proceeds of $2,076,486. Included in the above amounts are gross proceeds of $1,205,458 from directors which resulted in 12,054,576 warrants converted into the issuance of 12,054,576 common stock. The offer to exercise $0.15 warrants at $0.10 per share expired on September 30, 2018 and the Company did not extend the offer.

In January 2018, a member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731.

On March 31, 2018, the Company entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with Paul Klapper, a member of the Company’s Board at that time, and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the Company (i) paid a total of $500,000 (the “Settlement Amount”) to a fund controlled by Paul Klapper and an additional party, and (ii) issued a total of 1,000,000 shares of the Company’s common stock to the fund and the third party (the “Settlement Shares”). The shares were valued at $279,000 whereby $139,500 related to common stock issued to a related party and $139,500 related to common stock issued to a third party. The Settlement Agreement provides for cancellation as of March 31, 2018 of certain revenue sharing agreements between the Company and each of Mr. Klapper (or an affiliate) and the third party, and terminates the Company’s obligation to issue warrants to purchase 3.7 million shares of the Company’s common stock at an exercise price of $0.40 per share. Mr. Klapper joined the Board of Directors on July 14, 2017 and resigned as of March 31, 2018.

In January 2018, the Company issued 1,749,683 shares of common stock and 1,749,683 warrants with an exercise price of $0.15 to Mr. Klapper relating to the Note payable conversion that took place in June 2017.

 On March 28, 2018, the Company accelerated the vesting of 150,000 shares of restricted common stock owned by Mr.  Klapper.

In April 2018, the former Chief Executive Officer of the Company exercised his warrants at an exercise price of $0.01 for gross proceeds of $1,000 resulting in an issuance of 100,000 shares.

On July 27, 2018 the Company cancelled 607,143 shares as a result of an over-issuance of shares to an investor in connection with the Company’s 2017 exchange.

On July 31, 2018, a member of the Board exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

F-12

VerifyMe, Inc.

Notes to Financial Statements

In August 2018, a warrant holder, made a cashless exercise of 366,047 warrants, whereby the warrant holder disposed of 190,386 shares to the Company as part of this exercise, amounting to an issuance of 175,661 shares. See Note 6 - Stock Options, Restricted Stock and Warrants.

NOTE 6 – STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

During 2013, the Company adopted, and the shareholders approved, an incentive compensation plan (the “2013 Plan”) which served as the successor incentive compensation plan to a 2003 Stock Option Plan covering (i) 20,000,000 new shares of our common stock, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2003 Plan as of the date of the 2013 Annual Meeting, plus (iii) the number of shares of our common stock remaining available for issuance under the 2003 Plan. Outstanding options for 7,990,000 shares of common stock have been issued under the 2013 Plan and the 2013 Plan will no longer be used for future grants.

On November 14, 2017, the Company’s Board of Directors adopted and in 2018 our shareholders ratified the 2017 Equity Incentive Plan (the “2017 Plan”) which provides for the issuance of awards covering 13,000,000 shares of common stock under the 2017 Plan. The 2017 Plan provides that directors, officers, employees, and consultants of the Company will be eligible to receive equity incentives under the 2017 Plan at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee may adopt rules and regulations to carry out the terms of the 2017 Plan. The Plan terminates on November 14, 2027 unless sooner terminated.

The 2017 Plan is administered by the Compensation Committee which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the 2017 Plan.

In connection with incentive stock options issuable under the 2017 Plan, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of the grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company).

Incentive stock options under all plans of the Company shall not exceed $1,000,000 per calendar year. If any employee shall have the right to first exercise any options in excess of $100,000 during any calendar year, the options in excess of $100,000 shall be deemed to be non-statutory stock options, including prices, duration, transferability and limitations on exercise.

The Company issued non-statutory stock options pursuant to contractual agreements with non-employees. Options granted under the agreements are expensed when the related service or product is provided.

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value represent management’s best estimates and involve inherent uncertainties and judgments.

During the nine months ended September 30, 2019 and 2018, the Company expensed $399,828 and $270,339, respectively, with respect to options.

The following table presents the weighted-average assumptions used to estimate the fair value of the stock options granted during the nine months ended September 30, 2019:

Risk Free Interest Rate	2.03%
Expected Volatility	433.91%
Expected Life (in years)	5.0
Dividend Yield	0%
Weighted average estimated fair value of
options during the period	$0.25

F-13

VerifyMe, Inc.

Notes to Financial Statements

	Options Outstanding
			Weighted -
			Average	Aggregate
			Remaining	Intrinsic
		Weighted-	Contractual	Value
	Number of	Average	Term	(in 000’s)
	Shares	Exercise Price	(in years)	(1)
Balance as of December 31, 2018	18,613,529	$0.14

Granted	1,500,000	0.18

Balance September 30, 2019	20,113,529	$0.14

Exercisable at September 30, 2019	19,005,197	$0.14	3.2	$488

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock for options that were in-the-money at each respective period.

The following table summarizes the activities for the Company’s unvested stock options for the nine months ended September 30, 2019:

	Unvested Options

		Weighted - Average
	Number of Unvested	Grant Date
	Options	Exercise Price
Balance December 31, 2018	2,016,666	$0.18

Granted	1,500,000	0.18

Vested	(2,408,334)	0.16

Balance September 30, 2019	1,108,332	$0.21

During the nine months ended September 30, 2019, the Company amended the Consulting Agreement it has with its Chief Operating Officer and granted him options to purchase 1,000,000 shares of common stock with an exercise price of $0.195 that vest annually in equal increments over a two-year period. Additionally, during the nine months ended September 30, 2019, the Company amended the Chief Operating Officer’s consulting agreement to provide, among other things, for a monthly consulting fee of $14,500 for services provided and to extend the term of the consulting agreement to March 1, 2021.

In August 2019, the Company entered into an amendment (the “Amendment”) to the Employment Agreement, dated August 15, 2017, with Patrick White, the Chief Executive Officer of the Company (the “Employment Agreement”), which Employment Agreement automatically renewed on July 16, 2019, effective on August 15, 2019. Pursuant to the Amendment, the term was reduced to one year and Mr. White agreed to defer receipt of sums due him to improve the Company’s liquidity. Mr. White was due to receive $100,000 on August 15, 2019 representing deferred salary (the “Deferral Amount”) that he had previously agreed to defer over the two years of the initial term of his Employment Agreement. In the Amendment, Mr. White agreed to extend receipt of the Deferral Amount until August 15, 2020. In addition, he agreed to continue deferring 25% of his base salary over the one-year term until August 15, 2020. In connection with entering into the Amendment, the Company granted Mr. White 500,000 five-year fully vested incentive stock options under the Company’s 2017 Equity Incentive Plan exercisable at $0.14 per share.

F-14

VerifyMe, Inc.

Notes to Financial Statements

The following table summarizes the activities for the Company’s warrants for the nine months ended September 30, 2019:

	Warrants Outstanding
	Number of Shares	Weighted- Average Exercise Price	Weighted - Average Remaining Contractual Term in years)	Aggregate Intrinsic Value (in 000's) (1)

Balance, December 31, 2018	22,240,833	$0.31

Exercised	(200,000)	0.15

Expired	(78,225)	0.26

Balance, September 30, 2019	21,962,608	$0.32

Exercisable at September 30, 2019	21,962,608	$0.32	3.0	$--

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying warrants and the closing stock price of $0.10 for our common stock on September 30, 2019.

In May 2019, a former director made a cashless exercise of 200,000 warrants, whereby the warrant holder disposed of 128,226 shares of common stock to the Company as part of this exercise, amounting to an issuance of 71,774 shares of common stock.

NOTE 7 – CONCENTRATIONS

Revenue

For the three and nine months ended September 30, 2019, one customer represented 90% and 93% of revenues, respectively.

Accounts Receivable

As of September 30, 2019, one customer represented 20% of accounts receivable and one customer represented 76% of accounts receivable.

NOTE 8 – SUBSEQUENT EVENTS

In October 2019, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In November 2019, the Company issued 280,000 shares of restricted common stock in relation to consulting services.

In November 2019, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In December 2019, the Company issued 240,000 shares of restricted common stock to a director.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

VerifyMe, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of VerifyMe, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has negative cash flows from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2018.

Houston, Texas

April 1, 2019

F-16

VerifyMe, Inc.

Balance Sheets

	As of
	December 31, 2018	December 31, 2017
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,673,201	$693,001
Accounts Receivable	30,373	-
Prepaid expenses and other current assets	25,781	18,668
Inventory	41,982	-
TOTAL CURRENT ASSETS	1,771,337	711,669

OTHER ASSETS
Patents and Trademarks, net of accumulated amortization of
$258,294 and $237,331 as of December 31, 2018 and December 31, 2017	209,049	191,507
Capitalized Software Costs	70,231	-

TOTAL ASSETS	$2,050,617	$903,176

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and other accrued expenses	$411,211	$923,202
Accrued Payroll	$69,041	$-
Notes payable	-	50,000
Common Stock payable	-	122,478
TOTAL CURRENT LIABILITIES	480,252	1,095,680

STOCKHOLDERS' EQUITY (DEFICIT)
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 304,778 shares issued and outstanding as of December 31, 2018 and
324,778 shares issued and outstanding as of December 31, 2017	305	325

Series B Convertible Preferred Stock, $.001 par value; 85 shares authorized; 0.85 shares issued and outstanding as of December 31, 2018 and
0.92 shares issued and outstanding as of December 31, 2017	-	-

Common stock of $.001 par value; 675,000,000 authorized; 102,553,706 and 53,873,872 issued, 102,203,166 and 53,523,332 shares outstanding as of December 31, 2018 and December 31, 2017	102,203	53,522

Additional paid in capital	60,844,796	56,198,126

Treasury stock as cost (350,540 shares at December 31, 2018 and December 31, 2017)	(113,389)	(113,389)

Accumulated deficit	(59,263,550)	(56,331,088)

STOCKHOLDERS' EQUITY (DEFICIT)	1,570,365	(192,504)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,050,617	$903,176

The accompanying notes are an integral part of these financial statements.

F-17

VerifyMe, Inc.

Statements of Operations

	Year Ended
	December 31, 2018	December 31, 2017
NET REVENUE
Sales	$74,884	$-

COST OF SALES	28,802	-

GROSS PROFIT	46,082	-

OPERATING EXPENSES
General and administrative (a)	1,585,329	1,689,883
Legal and accounting	416,772	246,520
Payroll expenses (a)	316,837	767,257
Research and development	187,655	128,044
Sales and marketing	135,290	3,800
Total Operating expenses	2,641,883	2,835,504

LOSS BEFORE OTHER INCOME (EXPENSE)	(2,595,801)	(2,835,504)

OTHER (EXPENSE) INCOME
Interest income (expenses), net	6,664	(218,316)
Gain on derecognition of note payable and accrued interest	83,667	-
Settlement agreement with shareholders	(779,000)	-
Gain on accounts payable forgiveness	352,008	-
Loss on settlement of related party notes payable	-	(331,912)
Other income	-	392
	(336,661)	(549,836)
NET LOSS	$(2,932,462)	$(3,385,340)

Less: Deemed dividend on convertible preferred shares	-	(596,878)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,932,462)	$(3,982,218)

LOSS PER SHARE
BASIC	$(0.03)	$(0.14)
DILUTED	$(0.03)	$(0.14)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	93,851,170	28,244,361
DILUTED	93,851,170	28,244,361

(a)  Includes share-based compensation of $828,203 and $1,800,181 for the years ended December 31, 2018 and 2017, respectively.

The accompanying notes are an integral part of these financial statements.

F-18

VerifyMe, Inc.

Statements of Cash Flows

	Year Ended
	December 31, 2018	December 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,932,462)	$(3,385,340)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	44,120	139,808
Fair value of options and warrants issued in exchange for services	329,193	1,295,741
Fair value of restricted stock and restricted stock units issued in exchange for services	454,890	66,825
Common stock and warrants issued for services	-	297,807
Gain on accounts payable forgiveness	(352,008)	-
Share-based payment for settlement agreement with shareholders	279,000	-
Gain on derecognition of note payable and accrued interest	(83,667)	-
Amortization of debt discount	-	174,517
Interest rolled into principal	-	30,000
Loss on conversion of related party notes payable and accrued interest	-	331,912
Amortization and depreciation	20,963	43,095
Changes in operating assets and liabilities:
Accounts Receivable	(30,373)	-
Inventory	(41,982)	17,093
Prepaid expenses and other current assets	(7,113)	(9,243)
Accounts payable and accrued expenses	(57,275)	61,867
Net cash used in operating activities	(2,376,714)	(935,918)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Patents	(38,505)	(2,650)
Capitalized Software Costs	(70,231)	-
Net cash used in investing activities	(108,736)	(2,650)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants	2,312,005	-
Proceeds from issuance of related party notes payable	-	281,000
Proceeds from sale of common stock	1,153,645	1,327,925
Net cash provided by financing activities	3,465,650	1,608,925

NET INCREASE IN CASH AND
CASH EQUIVALENTS	980,200	670,357
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	693,001	22,644

CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,673,201	$693,001

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Cumulative effect of adoption of ASU 2017-11	$-	$623,462
Series A Convertible Preferred Stock converted to common stock	$400	$1,460
Series B Convertible Preferred Stock converted to common stock	$599	$-

F-19

Series C Convertible Preferred Stock converted to common stock	$-	$4,768
Series D Convertible Preferred Stock converted to common stock	$-	$496
Cashless Exercise of Stock Options	$4,028	$-
Cashless Exercise of Warrants	$183	$-
Common Stock and Warrants Issued for Common Stock Payable	$122,478	$-
Deemed divided distribution on issuance of common stock for conversion of Series C and Series D	$-	$596,878
Warrants issued as discount to notes payable	$-	$113,586
Conversion Preferred C - warrants into common stock	$-	$6,175
Conversion Preferred D - warrants into common stock	$-	$1,986
Conversion of related party notes payable and accrued interest into common stock	$-	$273,623
Common stock payable for conversion of related party notes payable and accrued interest	$-	$122,478
Sale of common stock - past issuances	$-	$503

The accompanying notes are an integral part of these financial statements.

F-20

VerifyMe, Inc.

Statement of Stockholders' Equity (Deficit)

	Series A		Series B		Series C		Series D
	Convertible		Convertible		Convertible		Convertible
	Preferred		Preferred		Preferred		Preferred		Common
	Stock		Stock		Stock		Stock		Stock		Additional
	Number of		Number of		Number of		Number of		Number of		Paid-In	Treasury	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Total

Balance at December 31, 2016	397,778	398	0.92		1,912,500	1,913	166,750	167	8,330,696	8,331	40,469,272	(113,389)	(41,644,545)	(1,277,853)
Cumulative adjustment related to change in accounting principle (Note 1, Change in Accounting Principle)	-	-	-	-	-	-	-	-	-	-	11,924,665		(11,301,203)	623,462
Adjusted balance at January 1, 2017	397,778	398	0.92	-	1,912,500	1,913	166,750	167	8,330,696	8,331	52,393,937	(113,389)	(52,945,748)	(654,391)
Conversion of Series A Convertible Preferred Stock	(73,000)	(73)	-	-	-	-	-	-	1,460,000	1,460	(1,387)	-	-	-
Conversion of Series C Convertible Preferred Stock	-	-		-	(1,912,500)	(1,913)	-	-	4,767,858	4,768	(2,855)	-	-	-
Conversion Preferred C - Warrants	-	-	-	-	-	-	-	-	6,175,000	6,175	(6,175)			-
Conversion of Series D Convertible Preferred Stock	-	-	-	-	-	-	(166,750)	(167)	496,429	496	(329)	-	-	-
Conversion Preferred D - Warrants	-	-	-	-	-	-	-	-	1,985,716	1,986	(1,986)			-
Sale of common stock	-	-	-	-	-	-	-	-	19,451,575	19,452	1,340,798	-	-	1,360,250
Sale of common stock - Past issuances	-	-	-	-	-	-	-	-	503,432	503	(503)			-
Stock Based Compensation	-	-	-	-	-	-	-	-	2,050,372	2,050	137,758			139,808
Stock issuance costs	-	-	-	-	-	-	-	-		-	(32,325)	-	-	(32,325)
Conversion of related party notes payable and accrued interest into common stock	-	-	-	-	-	-	-	-	4,402,079	4,402	601,133	-	-	605,535
Discount on warrants issued in conjunction with related party notes payable	-	-	-	-	-	-	-	-	-	-	113,586	-	-	113,586
Fair value of stock option	-	-	-	-	-	-	-	-	-	-	1,295,741	-	-	1,295,741
Restricted Stock awards	-	-	-	-	-	-	-	-	2,175,000	2,175	64,650	-	-	66,825
Deemed dividend distribution on issuance of common stock for conversion of Series C and Series D	-	-	-	-	-	-	-	-	-	-	(596,878)			(596,878)
Accretion of deemed dividend distribution on issuance of common stock for conversion of Series C and Series D	-	-	-	-	-	-	-	-	-	-	596,878			596,878
Common stock and warrants issued for services	-	-	-	-	-	-	-	-	1,725,175	1,724	296,083			297,807
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(3,385,340)	(3,385,340)
Balance at December 31, 2017	324,778	325	0.92	-	-	-	-	-	53,523,332	53,522	56,198,126	(113,389)	(56,331,088)	(192,504)
Conversion of Series A Convertible Preferred Stock	(20,000)	(20)	-	-	-	-	-	-	400,000	400	(380)	-	-	-
Conversion of Series B Convertible Preferred Stock	-	-	(0.07)	-	-	-	-	-	599,362	599	(599)	-	-	-
Sale of common stock	-	-	-	-	-	-	-	-	15,906,168	15,906	1,137,739	-	-	1,153,645
Settlement Agreement	-	-	-	-	-	-	-	-	1,000,000	1,000	278,000	-	-	279,000
Conversion of notes payable	-	-	-	-	-	-	-	-	1,749,683	1,750	120,728	-	-	122,478
Cash Exercise of Warrants	-	-	-	-	-	-	-	-	22,432,184	22,432	2,289,573	-	-	2,312,005
Cashless Exercise of Warrants	-	-	-	-	-	-	-	-	182,659	183	(183)	-	-	-
Cashless Exercise of Stock Options	-	-	-	-	-	-	-	-	4,027,778	4,028	(4,028)	-	-	-
Fair value of stock option	-	-	-	-	-	-	-	-	-	-	329,193	-	-	329,193
Restricted Stock awards and Restricted Stock Units	-	-	-	-	-	-	-	-	2,212,500	2,213	452,677	-	-	454,890
Common stock issued for services	-	-	-	-	-	-	-	-	169,500	170	43,950			44,120
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	(2,932,462)	(2,932,462)
Balance at December 31, 2018	304,778	305	0.85	-	-	-	-	-	102,203,166	102,203	60,844,796	(113,389)	(59,263,550)	1,570,365

The accompanying notes are an integral part of these financial statements.

F-21

VerifyMe, Inc.

Notes to Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company was incorporated in the State of Nevada on November 10, 1999. The Company is based in Rochester, New York and its common stock, par value $0.001 per share, is traded on the over-the-counter market and quoted on the OTCQB.

The Company is a technology pioneer in the anti-counterfeiting industry. This broad market encompasses counterfeiting of physical and material goods and products, as well as counterfeiting of identity in digital transactions. The Company is able to deliver security solutions for identification and authentication of people, products and packaging in a variety of applications in the security field for physical transactions and owns digital patents which are in the same field. The products can be used to manage and issue secure credentials, including national IDs, passports, driver licenses and access control credentials, as well as comprehensive authentication security software to secure physical and logical access to facilities, computer networks, internet sites and mobile applications.

The Company’s activities are subject to significant risks and uncertainties, including the need to secure additional funding to further develop the Company’s patents.

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

In July 2017, the FASB issued ASU 2017-11. Part I relates to the accounting for certain financial instruments with down round features in Subtopic 815-40, which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced based on the pricing of future equity offerings. An entity still is required to determine whether instruments would be classified in equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities. In the case where the exception from derivative accounting does not apply, warrants must be accounted for as a liability and recorded at fair value at the date of grant and re-valued at the end of each reporting period.

The Company’s warrants and embedded conversion feature on its preferred stock (see Notes 6 and 7) include anti-dilution provisions characterized as down round features and have previously been accounted for as liabilities, with the fair value of the liabilities remeasured at each reporting date and the change in liabilities recorded as other non-operating income or loss. The Company had recorded a “Warrant liability” and “Embedded derivative liability” of $623,462, in the aggregate, and gain on the change in fair value of warrants and embedded derivative liability of $11,301,203, in the aggregate, in its “Accumulated deficit” as reported in its Balance Sheets for the year ended December 31, 2016 relating to the warrant liability and embedded derivative liability.

F-22

VerifyMe, Inc.

Notes to Financial Statements

The following table details the approximate fair value measurements within the fair value hierarchy of the Company’s derivative liabilities using Level 3 inputs:

Total
Balance, January 1, 2016	$1,802,375
Series C embedded derivative fair value, February 2016	1,235,000
Effect of conversion of Series C Preferred Stock on embedded derivative liability	(350,500)
Series C warrant liability fair value, February 2016	1,767,576
Series D embedded derivative fair value, October 2016	42,521
Series D warrant liability fair value, October 2016	181,942
Change in fair value of derivative liabilities	(4,055,452)
Balance, December 31, 2016	623,462
Cumulative adjustments related to change in accounting principle, January 1, 2017	(623,462)
Balance, December 31, 2017	$—

Except for the down round features in the warrants and embedded conversion feature, the warrants and embedded conversion feature would have been classified in equity under the guidance in Subtopic 815-40 and therefore qualify for the scope exception in ASU 2017-11. As permitted, the Company elected to adopt the accounting principles prescribed by ASU 2017-11 for the year ending December 31, 2017 and has recorded a cumulative-effect adjustment stemming from a change in accounting principle in its financial statements for the year ended December 31, 2017 measured retrospectively to the beginning of 2017. The cumulative effect adjustment appears at the beginning of 2017 in the Company’s Statement of Changes in Stockholders Deficit. The results of operations for the Company for year ended December 31, 2017 reflects application of the change in accounting principle from the beginning of 2017.

The following table details the impact stemming from the cumulative effect of the change in accounting principle on the Company’s Balance Sheets as of the beginning of 2017.

Balance Sheet Accounts Impacted by Warrants and Embedded Derivative Liability	As Previously Reported December 31, 2016	Cumulative Effect Adjustment at the Beginning of 2017	Reported after the Effect of a Change in Accounting Principle at the Beginning of 2017
Embedded derivative liability	$228,718	$(228,718)	$-
Warrant liability	394,744	(394,744)	-
Additional paid in capital	40,469,272	11,924,665	52,393,937
Accumulated deficit	(41,644,545)	(11,301,203)	(52,945,748)

Because the Company has retroactively applied the change in accounting principle discussed above to the beginning of 2017, the Company is no longer reporting warrant derivative gains or losses for the warrants and embedded conversion feature beginning in 2017.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts receivable, accounts payable and accrued expenses, notes payable, embedded derivative liability and warrant liability. The carrying value of accounts receivable, accounts payable and accrued expenses approximate their fair value because of their short maturities.  The Company believes the carrying amount of its notes payable approximate fair value based on rates and other terms currently available to the Company for similar debt instruments.

F-23

VerifyMe, Inc.

Notes to Financial Statements

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures,” and applies it to all assets and liabilities that are being measured and reported on a fair value basis. The statement requires that assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

The level in the fair value within which a fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and commercial paper with original maturities of 90 days or less to be cash or cash equivalents.

Concentration of Credit Risk Involving Cash and Cash Equivalents

The Company’s cash and cash equivalents are held at one financial institution. At times, the Company’s deposits may exceed Federal Deposit Insurance Corporation (FDIC) coverage limits. The Company has not experienced any losses from maintaining cash accounts in excess of federally insured limits.

Allowance for Doubtful Accounts

The Company considers allowances for doubtful accounts for estimated losses that may result from the inability of the Company’s customers to make required payments. If the financial condition of the Company’s customers were to deteriorate, resulting in an impairment of their ability to make payments, such allowances may be required.

Inventory

Inventory principally consists of canisters and pigments and is stated at the lower of cost (determined by the first-in, first-out method) or market.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, principally five to seven years. Maintenance and repairs of property are charged to operations, and major improvements are capitalized. Upon retirement, sale, or other disposition of property and equipment, the costs and accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in operations.

Patents and Trademarks

The current patent and trademark portfolios consist of 10 granted US patents and 1 granted European patent validated in 4 countries, 3 pending US and foreign patent applications, 1 registered US trademark, and 13 pending US and foreign trademark applications. Costs associated with the registration and legal defense of the patents have been capitalized and are amortized on a straight-line basis over the estimated lives of the patents which were determined to be 17 to 19 years.

F-24

VerifyMe, Inc.

Notes to Financial Statements

Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets in accordance with ASC 360 “Property, Plant, and Equipment.” The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets are measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset, undiscounted and without interest or independent appraisals. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the assets.

Related Parties

Related parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence. During the year ended December 31, 2018, the Company incurred $30,000 related to consulting services performed by a Director of the Board included in General and administrative on the Statement of Operations.

Capitalized Software

Costs incurred in connection with the development of software related to our proprietary digital products are accounted for in accordance with the Financial Accounting Standards Board Accounting Standards Codification ("ASC") 985 “Costs of Software to Be Sold, Leased or Marketed.” Costs incurred prior to the establishment of technological feasibility are charged to research and development expense. Software development costs are capitalized after a product is determined to be technologically feasible and is in the process of being developed for market. Amortization of capitalized software development costs begins once the product is available to the market. Capitalized software development costs are amortized over the estimated life of the related product, generally three years, using the straight-line method. The Company will evaluate its software assets for impairment whenever events or change in circumstances indicate that the carrying amount of such assets may not be recoverable. As of December 31, 2018, the Company capitalized $70,231. As of December 31, 2017, the Company had not capitalized any software development costs. The Company has not incurred a depreciation charge as the software was not available for use as of December 31, 2018.

Notes Payable with detachable warrants

In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options,” the proceeds of notes payable with detachable stock purchase warrants have been allocated between the two based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance.  The portion allocated to the warrants has been accounted for as a discount to the notes payable, and amortized over the term of the notes.

Revenue Recognition

The Company accounts for revenues according to ASC Topic 606, “Revenue from Contracts with Customers” which establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

F-25

VerifyMe, Inc.

Notes to Financial Statements

During the year ended December 31, 2018, the Company’s revenues were primarily made up of revenue generated from printing labels with the Company’s technology.

Income Taxes

The Company follows FASB ASC 740, “Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Tax years from 2014 through 2017 remain subject to examination by major tax jurisdictions.

Stock-based Payments

The Company accounts for stock-based compensation under the provisions of FASB ASC 718, “Compensation—Stock Compensation”, which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. The Company estimates the fair value of stock-based awards on the date of grant using the Black-Scholes model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC 505-50, “Equity-Based Payments to Non-Employees” (“FASB ASC 505-50”). Under FASB ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received, or the fair value of the equity instruments issued, whichever is more reliably measurable.

All issuances of stock options or other equity instruments to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Non-employee equity-based payments are recorded as an expense over the service period, as if the Company had paid cash for the services. At the end of each financial reporting period, prior to vesting or prior to the completion of the services, the fair value of the equity-based payments will be re-measured and the non-cash expense recognized during the period will be adjusted accordingly. Since the fair value of equity-based payments granted to non-employees is subject to change in the future, the amount of the future expense will include fair value re-measurements until the equity-based payments are fully vested or the service completed.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were approximately $3,987 and $550 for the years ended December 31, 2018 and 2017 and are included in Sales and Marketing on the Statement of Operations.

Research and Development Costs

In accordance with FASB ASC 730, research and development costs are expensed when incurred. Research and development costs for the years ended December 31, 2018 and 2017 were $187,655 and $128,044.

Basic and Diluted Net Income per Share of Common Stock

The Company follows FASB ASC 260, “Earnings Per Share,” when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share.  Because the Company reported a net loss for each of the years presented, common stock equivalents, including preferred stock, stock options and warrants were anti-dilutive; therefore, the amounts reported for basic and diluted loss per share were the same.

F-26

VerifyMe, Inc.

Notes to Financial Statements

For the year ended December 31, 2018 and 2017, there were shares potentially issuable, that could dilute basic earnings per share in the future that were excluded from the calculation of diluted earnings per share because their inclusion would have been anti-dilutive to the Company’s losses during the years presented.

For the year ended December 31, 2018 there were approximately 54,173,000 anti-dilutive shares consisting of 22,241,000 relating to warrants, 18,614,000 relating to options and 13,318,000 relating to preferred share agreements.  For the year ended December 31, 2017 there were approximately 68,612,000 anti-dilutive shares consisting of 32,292,000 relating to warrants, 22,013,000 relating to options and 14,307,000 relating to preferred share agreements.

Segment Information

The Company is organized and operates as one operating segment wherein the Company’s patented technologies are utilized to address counterfeiting issues. In accordance with FASB ASC 280, “Segment Reporting” (“FASB ASC 280”), the chief operating decision-maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Since the Company operates in one segment and provides one group of similar products, all financial segment and product line information required by FASB ASC 280 can be found in the financial statements.

Recently Adopted Accounting Pronouncements

In July 2017, the Financial Accounting Standards Board (“FASB”) issued ASU 2017-11,“ Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part 1) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Non public Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception” (“ASU 2017-11”). Part I relates to the accounting or certain financial instruments with down round features in Subtopic 815-40, which is considered in determining whether an equity-linked financial instrument qualifies for a scope exception from derivative accounting. Down Round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced based on the pricing of future equity offerings. An entity still is required to determine whether instruments would be classified as equity under the guidance in Subtopic 815-40 in determining whether they qualify for that scope exception. If they do qualify, freestanding instruments with down round features are no longer classified as liabilities. ASU 2017-11 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted and may be applied on a retrospective basis, including in an interim period. The Company early adopted ASU 2017-11 during the interim period ended December 31, 2017 and retrospectively applied the adoption from January 1, 2017 (see Note 1, Change in Accounting Principle).

 In May 2017, the FASB issued ASU 2017-09, “Compensation-Stock Compensation” (Topic 718): Scope of Modification Accounting. The amendments provide guidance on determining which changes to the terms and conditions of share-based payment awards require an entity to apply modification accounting under Topic 718 Compensation-Stock Compensation. An entity should account for the effects of a modification unless all the following are met: 1. The fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification. 2. The vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified. 3. The classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The ASU is effective for all entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2017. The Company has adopted this guidance effective January 1, 2018, as required.

F-27

VerifyMe, Inc.

Notes to Financial Statements

Going Concern

The Company has suffered recurring losses from operations and negative cash flows from operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management's plans to continue as a going concern include raising additional capital through increased sales of product and by sale of common shares. The Company’s business plans are dependent on the ability to raise capital through private placements of our common stock and/or preferred stock, through the possible exercise of outstanding options and warrants, through debt financing and/or through future public offering of our securities. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The Company’s existing cash resources are sufficient to sustain the Company’s operations during the next six months, however the Company may need to raise additional funds in the future in order to expand our business or if sales do not meet our internal budget.

NOTE 2 – PROPERTY AND EQUIPMENT

Equipment consists of the following:

	Year ended December 31,
	2018	2017
Software, furniture and fixtures	$200,000	$200,000
Equipment	3,223	3,223
Total	203,223	203,223
Less: accumulated depreciation	(203,223)	(203,223)
Balance	$-	$-

Depreciation of property and equipment was $0 and $0 for the years ended December 31, 2018 and 2017.

NOTE 3 – PATENTS AND TRADEMARKS

During the years ended December 31, 2018 and 2017, the Company capitalized $38,505 and $2,650, respectively, for patent costs and trademarks. Amortization and impairment expense for patents and trademarks was $20,963 and $43,095 for the years ended December 31, 2018 and 2017.

NOTE 4 – INCOME TAXES

The reconciliation of income tax expense computed at the U.S. federal statutory rate to the income tax provision for the years ended December 31, 2018 and 2017 is as follows (in thousands):

	Year Ended December 31
US	2018	2017

Income before income taxes	$(2,932)	$(3,385)
Taxes under statutory US tax rates	(616)	(1,202)
Increase (decrease) in taxes resulting from:
Increase (decrease) in valuation allowance	(92)	1,346
Non-deductible changes in derivative liability and share based transactions	-	1
All other	857	-
State taxes	(149)	(145)
Income tax expense	$-	$-

The increase in the Company's net increase in the valuation allowance was caused by continued net operating losses from ongoing operations.

F-28

VerifyMe, Inc.

Notes to Financial Statements

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities consist of the following:

	December 31,
	2018	2017
US
Net operating loss	$8,316	$7,035
Share based compensation	447	1,800
Reserves and accruals	(21)	-
Gross deferred tax assets	8,742	8,835

Less valuation allowance	(8,742)	(8,835)
Total deferred tax assets	-	-

Deferred tax liabilities:
Total deferred tax liabilities	-	-
Net deferred tax assets / (liabilities)	$-	$-

As of December 31, 2018, the Company had federal and state net operating loss carry forwards of $36.9 million and $10.6 million, respectively that may be offset against future taxable income, subject to limitation under IRC Section 382, which begin to expire in 2019.  No tax benefit has been reported in the December 31, 2018 or 2017 financial statements due to the uncertainty surrounding the realizability of the benefit, based on a more likely than not criteria and in consideration of available positive and negative evidence.

Utilization of the net operating losses (NOL) carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code (IRC) of 1986, as amended (the Code), as well as similar state provisions. These ownership changes may limit the amount of NOL carryforwards that can be utilized annually to offset future taxable income. In general, an “ownership change” as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders. At the time of closing the books, the Company had not yet completed a study to determine the extent of the limitation.

The Company applied the "more-likely-than-not" recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of December 31, 2018 and December 31, 2017, respectively.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest and penalties on the balance sheets and has not recognized interest and/or penalties in the statements of operations and comprehensive loss for the years ended December 31, 2018 and 2017.

The Company is subject to taxation in the United States and various state jurisdictions. The Company’s tax years from inception are subject to examination by the United States and state taxing authorities due to the carryforward of unutilized NOLs.

On December 22, 2017, the United States enacted significant changes to the U.S. tax law following the passage and signing of H.R.1, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (the “Tax Act”) (previously known as “The Tax Cuts and Jobs Act”).  The Tax Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the corporate tax rate from 35% to 21%.  The Tax Act reduced the U.S. corporate income tax rate reduction to 21% becomes effective January 1, 2018. The Company re-measured its deferred tax assets and liabilities as of December 31, 2017, applying the reduced corporate income tax rate and recorded a provisional decrease to the deferred tax assets and liabilities of  $6.2 million, with a corresponding adjustment to the valuation allowance.

F-29

VerifyMe, Inc.

Notes to Financial Statements

There are no taxes payable as of December 31, 2018 or December 31, 2017.

NOTE 5– NOTES PAYABLE

Notes payable consists of the following as of December 31:

	Year ended December 31,
	2018	2017
Series A notes payable; interest at 8% per annum; principal and accrued interest due at maturity in October 2011 (past due)	$-	$50,000
Less: current portion	-	(50,000)
Balance	$-	$-

At December 31, 2018 and 2017 accrued interest on notes payable was $0 and $33,667.

On October 28, 2009 the Company issued an unsecured note payable for $50,000. The note and accrued interest at 8% per annum were due in full in October 2011.  The holder has never demanded payment. Since the note matured on September 30, 2011, the holder cannot commence an action to enforce payment of the note as the statute of limitations for the note expired on September 30, 2017. Applying guidance from ASC Topic 405-20, liabilities should be derecognized only when the obligor is legally released from the obligation, which occurred for the Company upon expiration of the statute of limitations. The carrying value of the note payable of $50,000 and accrued interest of $33,667 was derecognized in the year ended December 31, 2018 and recorded as Gain on derecognition of note payable and accrued interest included on the Statement of Operations.

On January 24, 2017 and January 31, 2017, the Company issued notes payable to a director of the board in the amount of $20,000, in addition to warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.40 per share and a term of five years. The notes bear interest at the rate of 10% per annum and are due on June 30, 2017. In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options,” the proceeds of notes payable with detachable stock purchase warrants have been allocated between the two based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance.  The warrants were valued at $15,896 fair value, using the Black-Scholes option pricing model to calculate the grant-date fair value of the warrants.  The warrant values were treated as a discount to the value of the note payable in accordance with FASB ASC 835-30-25, Recognition and were accreted over the term of the note payable for financial statement purposes.

On February 13, 2017, the Company issued a note payable to a director of the board in the amount of $100,000 in addition to a warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.40 per share and a term of five years. The notes bear no interest and are due on June 30, 2017. In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options,” the proceeds of notes payable with detachable stock purchase warrants have been allocated between the two based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance.  The warrants were valued at $76,390 fair value, using the Black-Scholes option pricing model to calculate the grant-date fair value of the warrants.  The warrant values were treated as a discount to the value of the note payable in accordance with FASB ASC 835-30-25, Recognition and were accreted over the term of the note payable for financial statement purposes.

 On March 28, 2017, the Company issued a note payable to a director of the board in the amount of $25,000 in addition to a warrant to purchase 1,250,000 shares of the Company’s common stock at an exercise price of $0.40 per share and a term of five years. The notes bear no interest and are due on June 30, 2017. In accordance with FASB ASC 470-20, “Debt with Conversion and Other Options,” the proceeds of notes payable with detachable stock purchase warrants have been allocated between the two based on the relative fair values of the debt instrument without the warrants and of the warrants themselves at the time of issuance.  The warrants were valued at $21,300 fair value, using the Black-Scholes option pricing model to calculate the grant-date fair value of the warrants.  The warrant values were treated as a discount to the value of the note payable in accordance with FASB ASC 835-30-25, Recognition and were accreted over the term of the note payable for financial statement purposes.

F-30

VerifyMe, Inc.

Notes to Financial Statements

On April 13, 2017, the Company issued notes payable to a director of the board in the principal amount of $10,000 in exchange for a loan bearing no interest maturing June 30, 2017.

On April 26, 2017, the Company issued a secured promissory note (the “Note”) to a relative of director of the board in the principal amount of $30,000 in exchange for a loan bearing 10% interest maturing October 31, 2017. The Note is secured by a first lien on all assets of the Company in accordance with a security agreement entered into in connection with the Note. In the event the Company completes a financing of at least $750,000 prior to maturity of the Note, the principal of the Note will automatically convert into a number of shares of common stock of the Company equivalent to an investment of $60,000 under the terms of such financing. In the event of such a conversion or a voluntary prepayment by the Company, the Company will also pay six months of interest payments on the $60,000 principal of the Note.

In May 2017, the Company issued notes payable to a director of the board in the principal amount of $60,000 in exchange for a loan bearing no interest maturing June 30, 2017.

In June 2017, the Company issued notes payable to a director of the board in the principal amount of $36,000 in exchange for a loan bearing no annual interest maturing June 30, 2017.

On June 30, 2017, all of these notes payable (including the Note) amounting to $360,000 and converting at $390,000 plus accrued interest of $6,101, except for the $50,000 note payable from 2009, were converted into 6,151,762 shares of the Company’s common stock and warrants to purchase 6,151,762 shares of the Company’s common stock at an exercise price of $0.15, with a term of five years.  As of December 31, 2017, from the 6,151,762 shares of common stock and 6,151,762 warrants to purchase shares of the Company, 4,402,079 shares of common stock and 4,402,079 shares of warrants had been issued to convert $270,000 principal (including the Note) and $3,623 accrued interest.

The fair value of the warrants issued in connection with the settlement of the notes payable were valued at $605,535 resulting in a Loss on settlement of related party notes payable of $331,912 included in the Statement of Operations.  An increase of $30,000 in the Note principal upon conversion was included in Interest expenses in the Statement of Operations.

As of December 31, 2017, 1,749,683 shares of common stock and 1,749,683 of warrants issuable upon conversion for $120,000 principal and $2,478 accrued interest had not yet been issued and as such the amount has been recorded as Common Stock payable included on the Balance Sheets. During the year ended December 31, 2018, those shares of common stock and warrants were issued and delivered.

Pursuant to ASC 470-50- 40 Modifications and Extinguishments, the Company assessed the nature of the transaction and based on its assessment concluded it is a capital transaction in essence, and as such accounted for it through Additional Paid-In Capital with no gain or loss recognized in the Income Statement during the period.

Interest expense including accretion of debt discount for the years ended December 31, 2018 and 2017 was $0 and $218,316.

NOTE 6 – CONVERTIBLE PREFERRED STOCK

The Company has outstanding Series A Preferred Stock (the “Series A”) and Series B Preferred Stock (the “Series B”). As of December 31, 2018, there were 37,564,767 authorized and 304,778 outstanding shares of Series A and 85 authorized and 0.85 outstanding shares of Series B. Each share of Series A and B has limited voting rights, is entitled to participate with the common stock on liquidation and holders of Series A and B have beneficial ownership limitations.

Series A Convertible Preferred Stock

During the year ended December 31, 2017, 73,000 shares of Series A Convertible Preferred Stock were converted into 1,460,000 shares of the Company’s Common Stock.

F-31

VerifyMe, Inc.

Notes to Financial Statements

During the year ended December 31, 2018, 20,000 shares of Series A Convertible Preferred Stock were converted into 400,000 shares of the Company’s Common Stock.

Series B Convertible Preferred Stock

During the year ended December 31, 2017, there were no conversions of Series B Convertible Preferred Stock into shares of the Company’s common stock.

During the year ended December 31, 2018 0.07 shares of Series B Convertible Preferred Stock were converted into 599,362 shares of the Company’s Common Stock.

Series C Convertible Preferred Stock

The Series C Convertible Preferred Stock (the “Series C”) described below converted on June 30, 2017 and a Certificate of Withdrawal for the Series C Certificate of Designation was subsequently filed.

On May 30, 2017, the Company entered into Securities Exchange Agreements (the “Agreements”) with the holders of approximately 87% of the outstanding shares of the Company’s 0% Series C and the holders of 100% of the outstanding shares of the Company’s 0% Series D Convertible Preferred Stock (the “Series D”) and certain warrants to purchase the Company’s common stock held by the Series C and Series D holders. The effectiveness of the Agreements was contingent upon the Company raising at least $500,000 in a debt or equity financing transaction which closed on June 30, 2017. Pursuant to the Agreements, the holders exchanged each share of Series C for 2.857 shares of common stock and each warrant for two shares of common stock. The Agreements also eliminate a covenant in the Securities Purchase Agreements with the Series C and Series D investors which adversely affects the Company’s ability to issue securities and incur debt.

On July 19, 2017, the Company authorized the withdrawal of the Certificates of Designation for Series C and Series D and on July 13, 2017, the Company ratified the authorization to issue shares of common stock to the holders of Series C and Series D.

On April 14, 2017, 375,000 shares of Series C were converted into 375,000 shares of the Company’s Common Stock.

On June 30, 2017, pursuant to the Agreement, 1,537,500 shares of Series C were converted into 4,392,858 shares of the Company’s Common Stock; 3,087,500 shares of warrants were converted into 6,175,000 shares of the Company’s Common Stock, out of which 230,000 shares was issued to a director of the Board. $473,604 deemed dividend to Series C holders and $473,604 accretion of deemed distribution to Series C holders was recorded in conjunction with the transaction.

Series D Convertible Preferred Stock

The Series D described below converted on June 30, 2017 and a Certificate of Withdrawal Series D Certificate of Designation was subsequently filed.

As noted, above, on May 30, 2017, the Company entered into Agreements with the holders of approximately 87% of the outstanding shares of the Company’s Series C and certain warrants to purchase the Company’s common stock held by the Series C holders. The Company had an oral agreement with the holder of the outstanding shares of the Company’s Series D to convert the Series D when the Series C converted. On July 13, 2017, the Company issued the Series D holder 2,482,145 shares of common stock upon conversion of the Series D and exchange of warrants issued with the Series D.

On June 30, 2017, 166,750 shares of Series D were converted into 496,429 shares of the Company’s Common Stock; 667,000 shares of warrants were converted into 1,985,716 shares of the Company’s Common Stock. $123,274 deemed dividend to Series D holders and $123,274 accretion of deemed distribution to Series D holders was recorded in conjunction with the transaction.

F-32

VerifyMe, Inc.

Notes to Financial Statements

NOTE 7 – STOCKHOLDERS’ EQUITY

For the years ended December 31, 2018 and 2017, the Company expensed $8,625 and $6,750 relative to Restricted Stock Units.

For the years ended December 31, 2018 and 2017, the Company expensed $446,265 and $60,075 relative to Restricted Stock awards.

On September 8, 2017, the Company entered into a consulting agreement stipulating partial payment in restricted common stock.  As of December 31, 2017, 120,000 shares have been issued.  These shares were valued at the closing price of the Company’s common stock as they became due for a total of $12,000 for the year ended December 31, 2017. During the year ended December 31, 2018, the Company issued 49,500 shares and incurred $44,120 related to this agreement.

During the year ended December 31, 2017, the Company also issued 1,605,175 shares of common stock and 1,605,175 shares of warrants to two directors of the Board for services already rendered under consulting agreements. The 1,605,175 shares of warrants have an exercise price of $0.15 per share and a term of five years. The common stock and warrants were valued and expensed for $285,807.

 On August 9, 2017, the Company granted 300,000 shares of restricted common stock to each of six non-employee directors and one attorney vesting quarterly over one year. The common stock was measured at fair value at the grant date and expensed based on the vesting schedule.  Common stock related to the Company’s attorney were revalued as of the year end.  During the year ended December 31, 2017, $60,075 compensation expense was recorded. During the year ended December 31, 2018, $111,105 compensation expense was recorded in relation to these awards. Of this amount $36,855 was related to the compensation of the six non-employee directors. As of December 31, 2018 and 2017, there is $0 and $84,105 unrecognized compensation cost related to these shares of restricted common stock.

 During 2017, 19,451,575 shares of common stock and 19,451,575 shares of warrants to purchase common stock were issued for gross proceeds of $1,360,250 from the sale of units with each unit consisting of 715,000 shares of common stock and 715,00 five-year warrants exercisable at $0.15 per share.  Legal costs related to this offering amounted to $32,325 and were recorded in Additional Paid In Capital.  Net proceeds related to the sale of common stock were $1,327,925 for the year ended December 31, 2017.

In connection with the sale of common stock noted above, 8,712,275 shares were issued and 8,712,275 warrants to purchase common stock were issued for gross proceeds of $609,250 to directors of the Board and relatives of the directors of the Board.

During 2017, 75,000 Restricted Stock Units were vested in relation to a consulting service agreement and a total of $6,750 was expensed.

During 2017, 2,050,372 shares were issued as stock-based compensation with a total non-cash expense of $139,808.  Of this amount 371,800 shares were issued to a director of the Board, for a total non-cash expense of $22,308.

During 2017, 503,432 shares were issued for sale of common stock in prior years.  Of this amount, 479,901 were related to two members of the Board.

During the year ended December 31, 2018, 37,500 restricted stock units were vested in relation to a consulting service agreement and a total of $8,625 was expensed.

During the year ended December 31, 2018, the Company granted a total of 600,000 restricted stock awards to two directors of the Company, each receiving 300,000 shares of restricted common stock, for joining the Board of Directors. On April 25, 2018 the Company approved the immediate vesting of all of the Company’s outstanding restricted common stock issued in 2017 and 2018 to non-employee directors of the Company. During the year ended December 31, 2018, $160,500 compensation expense was recorded in relation to this issuance. As of December 31, 2018, there is $0 unrecognized compensation cost related to these shares of restricted common stock.

F-33

VerifyMe, Inc.

Notes to Financial Statements

During the year ended December 31, 2018, the Company granted a total of 1,425,000 shares of restricted common stock to the directors and the Chief Executive Officer of the Company for their services and 150,000 shares to one attorney, vesting over a one-year period. During the year ended December 31, 2018, $174,660 compensation expense was recorded in relation to this issuance. As of December 31, 2018, there is $161,311 unrecognized compensation cost related to these shares of restricted common stock.

In January 2018, the Chairman of the Board of Directors, made a cashless exercise of 5,000,000 options related to services in 2017, whereby the Chairman disposed of 972,222 shares to the Company as part of his exercise, amounting to an issuance of 4,027,778 shares, see Note 8.

In relation to the 2017 private placement with a maximum offering amount of $2,100,000 allowing investors to purchase units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share, the Company’s Board of Directors increased the size of the private placement by an additional amount beyond the $2,100,000 limit. During the year ended December 31, 2018 the Company raised gross proceeds of $1,153,645 for the purchase of 16,513,311 shares of common stock and 16,513,311 warrants. Of these amounts, gross proceeds of $530,777 for the purchase of 7,590,111 shares of common stock and 7,590,111 warrants related to current and then directors and relatives of the directors of the Company.

On January 30, 2018, the Company authorized a 30-day offer, beginning on February 20, 2018, to the holders of the Company’s outstanding warrants exercisable at $0.15 to exercise their warrants at $0.10 per share.  This authorization was extended until June 30, 2018.  The Company authorized certain holders, who had sent in their exercise notices prior to June 30, 2018, to submit payment before July 27, 2018 and exercise their warrants at $0.10 per share. For the year ended December 31, 2018, 20,787,784 warrants were exercised and a total of 20,787,784 shares of common stock were issued for gross proceeds of $2,079,345. Included in the above amounts are gross proceeds of $1,205,458 from current and then directors in exchange for exercise of 12,054,576 warrants and issuance of 12,054,576 shares of common stock.

In January 2018, a member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731.

On March 31, 2018, the Company entered into a Confidential Settlement Agreement (the “Settlement Agreement”) with Paul Klapper, a member of the Company’s Board, Stephen Silver, PFK Development Group, Ltd. (“PFKD”) and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the Company (i) paid a total of $500,000 (the “Settlement Amount”) to PFKD and Mr. Silver and (ii) issued them each 500,000 shares of the Company’s common stock (the “Settlement Shares”). The shares were valued at $279,000 whereby $139,500 related to common stock issued to a related party and $139,500 related to common stock issued to a third party. The Settlement Agreement provides for cancellation as of March 31, 2018 of certain revenue sharing agreements between the Company and each of Mr. Klapper, Mr. Silver and PFKD, and terminates the Company’s obligation to issue warrants to purchase 3.7 million shares of the Company’s common stock at an exercise price of $0.40 per share. Mr. Klapper joined the Board of Directors on July 14, 2017 and resigned as of March 31, 2018.

In April 2018, the former Chief Executive Officer of the Company exercised his warrants at an exercise price of $0.01 for gross proceeds of $1,000 resulting in an issuance of 100,000 shares.

On July 27, 2018 the Company cancelled 607,143 shares as a result of an over-issuance of shares to an investor in connection with the Company’s 2017 exchange.

On July 31, 2018, a member of the Board exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

F-34

VerifyMe, Inc.

Notes to Financial Statements

NOTE 8 – STOCK OPTIONS, RESTRICTED STOCK AND WARRANTS

On December 17, 2003, the Company created the 2003 Stock Option Plan (the “2003 Plan”). Under the 2003 Plan, the Company is authorized to grant options to purchase up to 18,000,000 shares of common stock to the Company’s employees, officers, directors, consultants, and other agents and advisors.

During 2013, the Company adopted a new incentive compensation plan (the “2013 Plan”). Under the 2013 Plan, the Company is authorized to grant awards of stock options, restricted stock, restricted stock units and other stock-based awards of up to an aggregate of 20,000,000 shares of common stock.  The 2013 Plan is intended to permit stock options granted to employees under the 2013 Plan to qualify as Incentive Stock Options.  All options granted under the 2013 Plan, which are not intended to qualify as Incentive Stock Options are deemed to be Non-Statutory Stock Options.

On November 14, 2017, the Executive Committee of the Company’s Board of Directors adopted the 2017 Equity Incentive Plan (the “Plan”) which covers the potential issuance of 13 million shares of common stock. The Plan provides that directors, officers, employees, and consultants of the Company will be eligible to receive equity incentives under the Plan at the discretion of the Board or the Board’s Compensation Committee. The Board’s Compensation Committee may adopt rules and regulations to carry out the terms of the Plan. The Plan terminates on November 14, 2027 unless sooner terminated.

The 2017 Plan is administered by a committee of the Board (“Compensation Committee”) which determines the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

In connection with Incentive Stock Options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of the grant (or 110% of the fair market value in the case of a grantee holding more than 10% of the outstanding stock of the Company). The aggregate fair market value (determined at the time of the grant) of stock for which an employee may exercise Incentive Stock Options under all plans of the Company shall not exceed $1,000,000 per calendar year. If any employee shall have the right to exercise any options in excess of $100,000 during any calendar year, the options in excess of $100,000 shall be deemed to be Non-Statutory Stock Options, including prices, duration, transferability and limitations on exercise.

The Company issued Non-Statutory Stock Options pursuant to contractual agreements with non-employees. Options granted under the agreements are expensed when the related service or product is provided.

Determining the appropriate fair value of stock-based awards requires the input of subjective assumptions. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value represent management’s best estimates and involve inherent uncertainties and judgments.

The following table presents the weighted-average assumptions used to estimate the fair values of the stock options granted during the years ended December 31, 2018 and 2017:

	2018	2017

Risk Free Interest Rate	2.30%	1.90%
Expected Volatility	200.50%	199.20%
Expected Life (in years)	5.0	5.0
Dividend Yield	0%	0%
Weighted average estimated fair value of
options during the period	$0.17	$0.07

F-35

VerifyMe, Inc.

Notes to Financial Statements

The following table summarizes the activities for the Company’s stock options for the year ended December 31, 2018 and 2017:

	Options Outstanding
			Weighted -
			Average
			Remaining	Aggregate
		Weighted-	Contractual	Intrinsic
	Number of	Average	Term	Value (in 000’)
	Shares	Exercise Price	(in years)	(1)

Balance as of December 31, 2016	3,282,647	$0.52

Granted	19,950,000	0.07
Forfeited/cancelled	(1,219,117)	0.48

Balance December 31, 2017	22,013,529	$0.11

Granted	1,600,000	$0.27
Exercised	(5,000,000)	$0.07

Balance December 31, 2018	18,613,529	$0.14	3.9

Exercisable at December 31, 2018	16,596,863	$0.13	3.9	$2,113

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s common stock for options that were in-the-money at each respective period. During the years ended December 31, 2018 and 2017, the aggregate intrinsic value of options exercised under the Company’s stock option plans was $2,113,368 and $3,480,567, respectively.

The following table summarizes the activities for the Company’s unvested stock options for the year ended December 31, 2018 and 2017:

	Unvested Options
		Weighted -
		Average
		Grant
	Number of Unvested	Date Exercise Price
	Options
Balance December 31, 2016	-	$-

Granted	19,950,000	0.07

Vested	(16,833,333)	0.07

Cancelled/forfeited/expired	(450,000)	0.08

Balance December 31, 2017	2,666,667	$0.06

Granted	1,600,000	0.27

Vested	(2,250,001)	0.10

Balance December 31, 2018	2,016,666	$0.18

F-36

VerifyMe, Inc.

Notes to Financial Statements

During the year ended December 31, 2017, 19,950,000 options were granted a weighted average exercise price of $0.07 with a term of five years.  Of the 19,950,000 options, 450,000 options were issued to a director with a three-month vesting period, 10,000,000 to the Chairman of the Board vesting immediately, 7,000,000 were issued to the Chief Executive Officer of which 5,000,000 vested immediately and 2,000,000 vest over a period of two years and 2,000,000 were issued to a director vesting over a six month period. In February 2017, the Company also issued 500,000 options to purchase common stock to a consultant which vested immediately.

During the year ended December 31, 2017, 769,117 options were forfeited from employees no longer with the Company and 450,000 options were forfeited by a director of the Company.

During the year ended December 31, 2018, the Company amended the consulting agreement held with its Chief Operating Officer and granted him 1,000,000 stock options with an exercise price of $0.2102 with 500,000 stock options vesting immediately and the remaining 500,000 stock options vesting on February 28, 2019 subject to continuing to provide consulting services.

In January 2018, the Chairman of the Board made a cashless exercise of 5,000,000 options related to services in 2017, whereby the Chairman disposed of 972,222 shares to the Company as part of his exercise, amounting to an issuance of 4,027,778 shares, see Note 7.

In November 2018, 600,000 options were granted a weighted average exercise price of $0.37 with a term of five years.  Of the 600,000 options, 500,000 options were issued to an employee of the Company vesting monthly over a six-month period, 100,000 to the Chief Financial Officer vesting quarterly over a one-year period.

For the years ended December 31, 2018 and 2017, the Company expensed $329,193 and $1,295,741 with respect to the options.

As of December 31, 2018, there was $198,438 unrecognized compensation cost related to outstanding stock options expected to vest over the weighted average of 3.9 years.

The following table summarizes the activities for the Company’s warrants for the year ended December 31, 2018 and 2017:

	Warrants Outstanding
	Number of Shares	Weighted- Average Exercise Price	Weighted - Average Remaining Contractual Term in years)	Aggregate Intrinsic Value (in 000's) (1)
Balance, December 31, 2016	9,216,451	$1.82
Issued	33,080,629	0.20
Cancelled/Forfeited	(10,004,500)	0.40

Balance, December 31, 2017	32,292,580	$0.30
Issued	18,727,769	0.15
Exercised	(22,809,908)	0.11
Expired	(1,019,608)	0.07
Cancelled/Forfeited	(4,950,000)	0.40

Balance, December 31, 2018	22,240,833	$0.31	3.70

Exercisable at December 31, 2018	22,240,833	$0.31	3.70	$1,858

(1)	The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying warrants and the closing stock price of $0.22 for our common stock on December 31, 2018.

F-37

VerifyMe, Inc.

Notes to Financial Statements

All warrants were vested on the date of grant.

During the year ended December 31, 2017, holders of Series C Preferred Stock and 3,087,500 warrants exchanged these securities for 6,175,000 shares of common stock.  See Note 7.

During the year ended December 31, 2017, holders of Series D Preferred Stock and 667,000 warrants exchanged these securities for 1,985,716 shares of common stock.  See Note 7.

During the year ended December 31, 2017, the Company issued 19,451,575 warrants to purchase common stock with an exercise price of $0.15 in connection to the sale of units occurring during the year.  See Note 7.

During the year ended December 31, 2017, the Company issued 4,402,079 warrants to purchase common stock with an exercise price of $0.15 in connection with the settlement or related party note payables.  The fair value of the warrants accounted for in Additional Paid in Capital, for the year ended December 31, 2017, was $113,586. See Note 7.

 During the year ended December 31, 2017, a director was issued and then cancelled 6,250,000 warrants to purchase common stock in connection with the settlement of the related party note payable.

During the year ended December 31, 2017, a director was issued 1,000,000 warrants to purchase common stock at an exercise price of $0.40 in connection with the issuance of notes payable.

During the year ended December 31, 2017, the Company issued 1,976,975 warrants to directors of the Board to purchase common stock at an exercise price of $0.15 in connection with services provided. See Note 7.

For the year ended December 31, 2018, the Company has received gross proceeds of $1,153,645 for the purchase of 16,513,311 shares of common stock and 16,513,311 warrants in relation to the private placement.  See Note 7.

In January 2018, the Company issued 1,749,683 shares of common stock and 1,749,683 warrants with an exercise price of $0.15 to Mr. Klapper relating to the Note payable conversion that took place in June 2017.  Additionally, 3,700,000 warrants were forfeited. See Note 5.

During the year ended December 31, 2018, in relation to the Settlement Agreement, the Company issued 464,775 warrants at an exercise price of $0.15 which were paid for in 2014 but had not been previously issued. See Note 7.

For the year ended December 31, 2018, 20,787,784 shares of warrants were exercised and a total of 20,787,784 shares of common stock were issued for gross proceeds of $2,079,345. See Note 7.

In January 2018, a member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731, see Note 7.

In April 2018, the former Chief Executive Officer of the Company exercised 100,000 warrants at an exercise price of $0.01 for gross proceeds of $1,000 resulting in an issuance of 100,000 shares, see Note 7.

On July 31, 2018, a member of the Board exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929. See note 7.

In August 2018, a warrant holder, made a cashless exercise of 366,047 warrants, whereby the warrant holder disposed of 190,386 shares to the Company as part of this exercise, amounting to an issuance of 175,661 shares.

F-38

VerifyMe, Inc.

Notes to Financial Statements

In October 2018, a warrant holder, made a cashless exercise of 11,678 warrants, whereby the warrant holder disposed of 4,680 shares to the Company as part of this exercise, amounting to an issuance of 6,998 shares.

During the year ended December 31, 2018 an additional 1,250,000 warrants were forfeited in relation to a note payable conversion occurring in the prior year.

NOTE 9 – DEBT FORGIVENESS

During the year ended December 31, 2018 the Company negotiated with certain vendors regarding balances outstanding for prior year services resulting in a Gain on accounts payable forgiveness included in the Statement of Operations for $352,008.

NOTE 10 – OPERATING LEASES

For the year ended December 31, 2018 and 2017, total rent expense under leases amounted to $12,395 and $12,674. At December 31, 2018, the Company was not obligated under any non-cancelable operating leases.

NOTE 11 – MAJOR CUSTOMERS/VENDORS

During the year ended December 31, 2018, four customers accounted for 100.0% of total sales.  During the year ended December 31, 2017 there were no sales. Generally, a substantial percentage of the Company's sales has been made to a small number of customers and is typically on an open account basis.

During the years ended December 31, 2018 and 2017, the Company purchased 100.0% of pigment from one vendor. Additionally, during the years ended December 31, 2018 and 2017, the Company purchased 100.0% of canisters from one vendor.

As of December 31, 2018, two customers accounted for 100% of total accounts receivable.

NOTE 12 – SUBSEQUENT EVENTS

In January 2019, 20,000 shares of Series A Convertible Preferred Stock were converted into 400,000 shares of the Company’s Common Stock.

On February 27, 2019 three Board Members provided their resignations as members of the Company’s Board of Directors, effective March 1, 2019.

On March 5, 2019 the Company appointed Mr. Eugene Robin to the Company’s Board of Directors.

On March 20, 2019 the Company granted three directors the option of each receiving 240,000 shares of restricted stock or 240,000 restricted units, either of which shall vest over a one-year period in equal increments from March 15, 2019. Each of the directors elected to receive restricted stock awards.

In March 2019, the Company appointed Dr. Arthur Laffer to its Board of Directors and granted 240,000 shares of restricted which shall vest over a one-year period in equal quarterly increments from March 15, 2019.

In March 2019, 20,000 shares of Series A Convertible Preferred Stock were converted into 400,000 shares of the Company’s Common Stock.

F-39

$8,000,000 of Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

______________________

______________________

PROSPECTUS

Sole Book-Running Manager

Maxim Group LLC

______________________

______________________

, 2019

Through and including            , 2019 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee		$1,286

Nasdaq listing fees		*

FINRA filing fee		*

Fees of transfer agent and warrant agent		*

Accounting fees		*

Legal fees and expenses		*

Miscellaneous		*

Total	$	*

* To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Under our amended and restated articles of incorporation, the liability of our officers and directors will be eliminated or limited to the fullest extent permitted by Nevada law. If Nevada law is amended to further eliminate or limit, or authorize further corporate action to further eliminate or limit, the liability of officers and directors, the liability of officers and directors shall be eliminated or limited to the fullest extent permitted by Nevada law then in effect.

The Company has entered into indemnification agreements with its officers and directors pursuant to which the Company agrees to indemnify said officer or director, to the fullest extent permitted by Nevada law, against any and all losses resulting from any claims relating to the fact that he or she is or was a director, officer, employee, or agent of the Company. The indemnitee will be fully indemnified for any claims (i) to the extent that he or she was successful on the merits in defense of said claims in a court of law; or (ii) to the extent that he or she is serving as a witness and not as a party, in connection with said claim. If items (i) and (ii) do not apply, the Company will indemnify its directors and officers for any losses resulting from any claims, so long as they have complied with the applicable standard of conduct under Nevada law as determined by (i) a majority vote of disinterested directors; or (ii) the written opinion of independent counsel, as applicable. The indemnification agreement also provides the officer or director with the right to request that we advance their expenses prior to final disposition of the claim so long as they execute an undertaking to repay all advances in the event that a Nevada court ultimately determines that they were not entitled indemnification. The officer or director is required under the indemnification agreement to give us notice in writing of a claim as soon as practicable and we are not responsible to provide indemnification if we were not given a reasonable and timely opportunity to participate in the defense of the claim at our own expense.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriters are obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act.

(a) Exchanges Exempt Under Section 3(a)(9) of the Securities Act

On May 29, 2019, the Company issued 4,895,569 shares of common stock upon conversion of 244,778 shares of Series A Convertible Preferred Stock.

On May 29, 2019, a former director completed a cashless exercise of 200,000 warrants and was issued 71,774 shares of the Company’s common stock.

On April 16, 2019, the Company issued 400,000 shares of common stock upon conversion of 20,000 shares of Series A Convertible Preferred Stock.

On March 22, 2019, the Company issued 400,000 shares of common stock upon conversion of 20,000 shares of Series A Convertible Preferred Stock.

On January 19, 2019, the Company issued 400,000 shares of common stock upon conversion of 20,000 shares of Series A Convertible Preferred Stock.

On October 12, 2018, an investor completed the cashless exercise of 11,678 warrants and was issued 6,998 shares of the Company’s common stock.

II-2

On August 22, 2018, a warrant holder made a cashless exercise of 366,047 warrants, and was issued 175,662 shares of the Company’s common stock.

On June 11, 2018, the Company issued 37,500 shares of common stock in relation to 37,500 restricted stock units that were vested in relation to a consulting service.

In February 2018, 20,000 shares of Series A Convertible Preferred Stock were converted into 400,000 of the Company’s common stock.

In January 2018, the Company issued 1,749,683 shares of common stock and 1,749,683 warrants to purchase common stock at an exercise price of $0.15 per share to entities controlled by a former member of the Board, relating to a note payable conversion.

On January 26, 2018, 0.0706 shares of Series B Convertible Preferred Stock were converted into 599,362 shares of common stock and transferred to a then director and to a shareholder of the Company.

In January 2018, a member of the Board made a cashless exercise of 5,000,000 options related to services rendered in 2017, resulting in the issuance of 4,027,778 shares of common stock.

On June 30, 2017, 166,750 shares of Series D Convertible Preferred Stock were converted into 496,429 shares of the Company’s common stock and 667,000 warrants were converted into 1,985,716 shares of the Company’s common stock.

On June 30, 2017, notes payable in the principal amount of $240,000 were converted into 4,402,079 shares of common stock and five-year warrants to purchase 4,402,079 shares of common stock at an exercise price of $0.15 per share.

In 2017, the Company issued 75,000 shares of common stock to a consultant upon delivery of shares underlying a restricted stock unit agreement dated June 11, 2015.

On June 30, 2017, 1,537,500 shares of Series C Convertible Preferred Stock were converted into 4,392,858 shares of the Company’s common stock and 3,087,500 warrants were converted into 6,175,000 shares of the Company’s common stock, of which 230,000 shares were issued to a then director.

On June 30, 2017, the Company converted $43,750 of fees payable into 625,625 shares of common stock.

On June 30, 2017, the Company converted $68,500 of accounts payable into 979,550 shares of common stock and five-year warrants to purchase 979,550 shares of common stock at an exercise price of $0.15. In connection with this transaction, the consultant forfeited 450,000 options to purchase shares of common stock and also converted $31,500 of consulting fees into 450,450 shares of common stock and warrants to purchase 450,450 shares of common stock in equal increments through December 31, 2017.

On June 30, 2017, the Company issued 464,775 shares of common stock and 464,775 warrants to an investor, in connection with a $25,000 loan made to the Company on October 9, 2014, by an entity he controls.

On April 14, 2017, 375,000 shares of Series C Convertible Preferred Stock were converted into 375,000 shares of the Company’s common stock.

In 2017, 73,000 shares of Series A Convertible Preferred Stock were converted into 1,460,000 shares of the Company’s common stock.

On October 14, 2016, 125,000 shares of Series C Convertible Preferred Stock were converted into 125,000 shares of common stock.

On October 5, 2016, 0.0451 shares of Series B Convertible Preferred Stock were converted into 383,203 shares of common stock.

The issuance of shares of common stock upon the exercise of warrants or the conversion of notes or preferred stock as set forth above, was made without registration, in reliance on the exemptions provided by Section 3(a)(9) of the Securities Act, and in reliance on similar exemptions under applicable state laws, for exchanges of securities with existing security holders.

(b) Sales Exempt Under Section 4(a)(2) of the Securities Act

In December 2019, the Company issued 240,000 shares of restricted common stock to a director.

In November 2019, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

In November 2019, the Company issued 280,000 shares of restricted common stock in relation to consulting services.

II-3

In October 2019, the Company issued 33,333 shares of restricted common stock in relation to investor relation services.

On September 19, 2019, in connection with the Bridge Financing, the Company issued two Debentures for aggregate gross proceeds of $540,000. The Debentures mature on September 18, 2020. In addition, the Company issued 1,000,000 restricted shares of common stock in connection with the Bridge Financing.

In September 2019, the Company granted 33,333 shares of restricted common stock in relation to investor relation services

In August 2019, the Company granted 400,000 shares of restricted common stock in relation to consulting services.

In August 2019, the Company granted 33,333 shares of restricted common stock in relation to investor relation services.

In August 2019, the Company granted 200,000 shares of restricted common stock in relation to consulting services.

On July 15, 2019, the Company granted 33,333 shares of restricted common stock in relation to investor relations services.

On June 14, 2019, the Company issued 28,753 shares of common stock and on May 15, 2019, the Company issued 20,833 shares of common stock to an entity in relation to investor relations services.

On May 10, 2019, the Company issued 240,000 shares of restricted common stock to a director which vest over a one-year period in equal quarterly increments from May 8, 2019, subject to continued service as a director at each applicable vesting date.

On April 15, 2019, the Company issued 21,739 shares of common stock to an entity in relation to investor relations services.

On March 23, 2019, the Company issued 240,000 shares of restricted common stock to a director. The shares vest quarterly over a one-year period in equal increments from March 15, 2019, subject to continued service as a director on each applicable vesting date.

On March 21, 2019, the Company issued 240,000 shares of restricted common stock to each of three directors of the Company. The shares vest quarterly over a one-year period in equal increments from March 15, 2019, subject to continued service as a director on each applicable vesting date.

In 2018, the Company received total gross proceeds of approximately $2,079,345 from the exercise of warrants under the Warrant Reduction Program and issued a total of 20,787,784 shares of common stock upon such exercises.

On July 31, 2018, one of our then directors exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

On June 27, 2018, the Company authorized a grant of 1,425,000 shares of restricted common stock, vesting quarterly over a one-year period, to the Company’s current and then directors.

On June 27, 2018, the Company granted 150,000 shares of common stock to an entity for services rendered, vesting immediately.

In April 2018, the former Chief Executive Officer of the Company exercised warrants at an exercise price of $0.01 per share, resulting in the issuance of 100,000 shares of the Company’s common stock.

On April 25, 2018, the Company granted 300,000 shares of restricted common stock to a then director in connection with his service as a member of the Board. On the same date, the Company approved a grant of 150,000 shares of vested restricted common stock to the estate of a former director of the Company. The 150,000 previously unvested shares of restricted common stock granted to said director were forfeited upon his death.

On March 31, 2018, the Company entered into a Confidential Settlement Agreement with a then member of the Board, and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, the Company (i) paid a total of $500,000 to a fund controlled by the former director and an additional party and (ii) issued a total of 1,000,000 shares of the Company’s common stock to the fund and the third party.

On March 13, 2018, the Company granted a then director 300,000 shares of restricted common stock vesting quarterly over one year subject to continued service as of each applicable vesting date.

In 2018, the Company issued shares of restricted common stock in connection with a consulting services agreement for services performed in January through June 2018 as follows: 40,000 shares on each of January 11, 2018, February 11, 2018 and March 11, 2018; 13,500 shares on each of April 11, 2018, May 11, 2018 and June 11, 2018; and 9,000 shares on June 30, 2018.

II-4

In January 2018, a then member of the Board exercised 104,876 warrants with an exercise price of $0.15 and a total of 104,876 shares of common stock were issued for gross proceeds of $15,731.

In 2017, the Company issued shares of restricted common stock in connection with a consulting services agreement for services performed in October through December 2017 as follows: 40,000 shares on each of October 11, 2017, November 11, 2017 and December 11, 2017.

On August 31, 2017, the Company granted each director (except its chairman and CEO), 300,000 shares of restricted common stock, or a total of 2,100,000 shares, vesting quarterly over a one-year period subject to continued service as of each applicable vesting date.

In 2017, the Company conducted a private placement offering with a maximum offering amount of $2,100,000 comprised of units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. In January 2018, the Company raised gross proceeds of $1,153,645 for the purchase of 16,513,311 shares of common stock and 16,513,311 warrants. Prior to December 2017, the Company raised gross proceeds of $1,360,250 for the purchase of 19,451,575 shares of common stock and 19,451,575 warrants.

On July 19, 2017, the Company issued 371,800 shares of common stock and 371,800 warrants to purchase common stock at an exercise price of $0.15 per share to a former director.

In June 2017, the Company issued notes payable in the aggregate principal amount of $36,000 in exchange for a loan bearing 10% annual interest maturing June 30, 2017.

In May 2017, the Company issued notes payable in the aggregate principal amount of $60,000 in exchange for a loan bearing 10% annual interest maturing June 30, 2017.

On April 26, 2017, the Company issued a secured promissory note in the principal amount of $30,000 in exchange for a loan bearing 10% annual interest maturing October 31, 2017.

On April 13, 2017, the Company issued notes payable in the principal amount of $10,000 in exchange for a loan bearing 10% annual interest maturing June 30, 2017.

On March 28, 2017, the Company issued a note payable in the amount of $25,000 and five-year warrants to purchase 1,250,000 shares of common stock at $0.40 per share.

On February 13, 2017, the Company issued a note payable to a director in the amount of $100,000 and a five-year warrant to purchase 5,000,000 shares of the Company’s common stock at an exercise price of $0.40 per share.

On January 24, 2017 and January 31, 2017, the Company issued notes payable to a then director in the aggregate amount of $20,000, and five-year warrants to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $0.40 per share.

In 2017, 1,678,572 shares of common stock were issued as stock-based compensation.

In 2017, 38,657 shares of common stock were issued in relation to sales of common stock in prior years.

On October 24, 2016, the Company issued 166,750 shares of 0% Series D Convertible Preferred Stock at a purchase price of $0.40 per share with gross proceeds to the Company of $66,700. In connection with the sale of the Series D Convertible Preferred Stock, the Company issued to the purchasers warrants to purchase in the aggregate 667,000 shares of common stock at an exercise price of $0.40 per share.

The securities described above were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of the securities in the transactions described above acquired the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Appropriate legends were affixed to the instruments representing such securities issued in such transactions.

II-5

Item 16. Exhibits and Financial Statement Schedules

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1

Amended and Restated Articles of Incorporation of the Company, as amended (incorporated herein by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015).

3.2

Second Amended Certificate of Designation for Series A Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 18, 2015).

3.3	Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference from Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on June 18, 2015).
3.4

Certificate of Withdrawal of Certificate of Designation for Series C and Series D Convertible Preferred Stock (incorporated herein by reference from Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018).

3.5	Amended and Restated Bylaws of the Company (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 15, 2017).
4.1	Form of Warrant for the Purchase of Common Stock (incorporated herein by reference from Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017).
4.2**	Form of Warrant.
4.3**	Form of Warrant Agreement.
4.4**	Form of Representative’s Warrant.
5.1**	Opinion of Harter Secrest & Emery LLP, counsel to the Registrant, with respect to the legality of securities being registered.
10.1#

Form of Employment Agreement for Patrick White dated August 9, 2017 (incorporated herein by reference from Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017).

10.2#

Amendment to Employment Agreement for Patrick White dated August 13, 2019 (incorporated herein by reference from Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019).

10.3#

Employment Agreement for Margaret Gezerlis dated November 15, 2018 (incorporated herein by reference from Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019).

10.4#

Form of Consulting Agreement with Norman Gardner, dated June 29, 2017 (incorporated herein by reference from Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017).

10.5#

Consulting Agreement dated September 1, 2017 and First Amendment to Consulting Agreement dated March 1, 2018 for Keith Goldstein (incorporated herein by reference from Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017).

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10.6#

Second Amendment to the Consulting Agreement dated April 9, 2019 for Keith Goldstein (incorporated herein by reference from Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019).

10.7#	2017 Equity Incentive Plan (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 20, 2017).
10.8#	Amendment to the 2017 Equity Incentive Plan (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 29, 2019).
10.9#	The LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan (incorporated herein by reference from the Company’s Definitive Proxy Statement filed on November 19, 2013).
10.10#

Option Agreement dated January 31, 2017 under the LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan (incorporated herein by reference from Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017).

10.11#

Option Agreement dated February 6, 2017 under the LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan (incorporated herein by reference from Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017).

10.12#

Option Agreement dated February 6, 2017 under the LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan (incorporated herein by reference from Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017).

10.13#

Non-Qualified Stock Option Agreement dated February 2018 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019).

10.14#

Non-Qualified Stock Option Agreement dated August 2017 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019).

10.15#

Incentive Stock Option Agreement dated August 14, 2019 between the Company and Patrick White (incorporated herein by reference from Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019).

10.16#

Incentive Stock Option Agreement dated March 11, 2019 between the Company and Margaret Gezerlis (incorporated herein by reference from Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019).

10.17#

Non-Qualified Stock Option Agreement dated January 22, 2018 between the Company and Norman Gardner (incorporated herein by reference from Exhibit 10.17 to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019).

10.18#	Form of Restricted Stock Agreement (incorporated herein by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018).
10.19	Form of Amended Securities Purchase Agreement (incorporated herein by reference from Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017).
10.20

Securities Purchase Agreement dated September 18, 2019 with Peak One Opportunity Fund, L.P. (incorporated herein by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 23, 2019).

10.21

Securities Purchase Agreement dated September 18, 2019 with TFK Investments, LLC (incorporated herein by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 23, 2019).

10.22	Debenture dated September 18, 2019 with Peak One Opportunity Fund, L.P. (incorporated herein by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 23, 2019).

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10.23	Debenture dated September 18, 2019 with TFK Investments, LLC (incorporated herein by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 23, 2019).
10.24

Security Agreement dated September 18, 2019 with Peak One Opportunity Fund, L.P. (incorporated herein by reference from Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 23, 2019).

10.25

Security Agreement dated as of September 18, 2019 with TFK Investments, LLC (incorporated herein by reference from Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 23, 2019).

23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm.
23.2**	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to the Company’s Registration Statement on Form S-1 (File No. 333-234155) filed on October 10, 2019).
24.2*	Power of Attorney (included on signature page of this registration statement).
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith.

** To be filed by amendment.

# Denotes management compensation plan or contract

Item 17. Undertakings

(a)

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Rochester, State of New York, on December 9, 2019.

VERIFYME, INC.

/s/ Patrick White
Patrick White
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick White	President, Chief Executive Officer and Director	December 9, 2019
Patrick White	(Principal Executive Officer)

/s/ Margaret Gezerlis	Chief Financial Officer	December 9, 2019
Margaret Gezerlis	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Chairman of the Board	December 9, 2019
Norman Gardner

/s/ *	Director	December 9, 2019
Chris Gardner

/s/ *	Director	December 9, 2019
Marshall Geller

/s/ *	Director	December 9, 2019
Howard Goldberg

/s/ *	Director	December 9, 2019
Arthur Laffer

*By:	/s/ Patrick White
Patrick White
Attorney-in-Fact

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Patrick White and Margaret Gezerlis, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, as amended has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Greenberg	Director	December 9, 2019
Scott Greenberg

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